UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CBRE Group, Inc.

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400 South Hope Street, 25th Floor

Los Angeles, California 90071

(213) 613-3333

March 30, 2016

Dear Fellow Stockholder:

On behalf of the Board of Directors and management of CBRE Group, Inc., I cordially invite you to attend our annual meeting of stockholders on Friday, May 13, 2016, at our offices located at 4350 La Jolla Village Drive, Suite 250, San Diego, California at 8:30 a.m. (Pacific Time). The notice of meeting and proxy statement that follow describe the business that we will consider at the meeting.

We hope that you will be able to attend the meeting. However, regardless of whether you are present in person, your vote is very important. We are pleased to again offer multiple options for voting your shares. You may vote by telephone, via the Internet, by mail or in person, as described beginning on page 1 of the proxy statement.

Thank you for your continued support of CBRE Group, Inc.

Sincerely yours,

Robert E. Sulentic

President and Chief Executive Officer

Notice of 2016 Annual Meeting of Stockholders

May 13, 2016

8:30 a.m. (Pacific Time)

CBRE, 4350 La Jolla Village Drive, Suite 250, San Diego, California

AGENDA:

1.	Elect our 10 Board-nominated directors named in the Proxy Statement;

2.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2016;

3.	Advisory resolution to approve named executive officer compensation for 2015;

4.	Approve an amendment to our certificate of incorporation to reduce (to 30%) the stock-ownership threshold required for our stockholders to request a special stockholder meeting;

5.	If properly presented, to consider a stockholder proposal regarding our stockholders’ ability to call special stockholder meetings; and

6.	Transact any other business properly introduced at the Annual Meeting.

Only stockholders of record as of March 14, 2016 will be entitled to attend and vote at the Annual Meeting and any adjournments or postponements thereof.

We hope that you can attend the Annual Meeting in person. Regardless of whether you will attend in person, please complete and return your proxy so that your shares can be voted at the Annual Meeting in accordance with your instructions. Any stockholder attending the Annual Meeting may vote in person even if that stockholder returned a proxy. You will need to bring a picture ID and proof of ownership of CBRE Group, Inc. stock as of the record date to enter the Annual Meeting.

We are pleased to furnish proxy materials to our stockholders on the Internet. We believe that this allows us to provide you with the information that you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

March 30, 2016

By Order of the Board of Directors

Laurence H. Midler

Executive Vice President, General Counsel and Secretary

This Proxy Statement and accompanying proxy card are first being made available on or about March 30, 2016.

We may refer to ourselves in this Proxy Statement as “CBRE,” the “Company,” “we,” “us” or “our” and we may refer to our Board of Directors as the “Board.” A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, including financial statements, is being sent simultaneously with this Proxy Statement to each stockholder who requested paper copies of these materials and will also be available at www.proxyvote.com.

Proxy Summary Information

To assist you in reviewing the proposals to be voted upon at our 2016 Annual Meeting, we have summarized important information contained in this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. This summary does not contain all of the information that you should consider, and you should carefully read the entire Proxy Statement and Annual Report on Form 10-K before voting.

Voting

Stockholders of record as of March 14, 2016 may cast their votes in any of the following ways:

Internet	Phone	Mail	In Person
Visit www.proxyvote.com. You will need the 16-digit number included in your proxy card, voter instruction form or notice.	Call 1-800-690-6903 or the number on your voter instruction form. You will need the 16-digit number included in your proxy card, voter instruction form or notice.	Send your completed and signed proxy card or voter instruction form to the address on your proxy card or voter instruction form.	If you plan to attend the meeting, you will need to bring a picture ID and proof of ownership of CBRE Group, Inc. stock as of the record date.

Voting Matters and Board Recommendation

Proposal	Board Vote Recommendation
Elect Directors (page 7)	✓ FOR each Director Nominee
Ratify Independent Registered Public Accounting Firm for 2016 (page 23)	✓ FOR
Advisory Resolution to Approve Named Executive Officer Compensation for 2015 (page 26)	✓ FOR
Approve an Amendment to our Certificate of Incorporation to Reduce (to 30%) the Stock-Ownership Threshold Required for our Stockholders to Request a Special Stockholder Meeting (page 59)	✓ FOR
If Properly Presented, to Consider a Stockholder Proposal Regarding Special Stockholder Meetings (page 62)	× AGAINST

Fiscal Year 2015 Business Highlights(1)

We are the world’s largest commercial real estate services and investment firm, based on 2015 global revenue of $10.9 billion, with leading full-service operations in major metropolitan areas throughout the world. We offer a full range of services to occupiers, owners, lenders and investors in office, retail, industrial, multi-family and other types of commercial real estate.

•	Our service offering is supported by more than 400 offices and 70,000 employees worldwide (excluding independent affiliates).
•	Our services include:

–	commercial real estate services operating under the “CBRE” brand name;

–	real estate investment management operating under the “CBRE Global Investors” brand name; and

–	development services operating under the “Trammell Crow Company” brand name.

(1)

For more complete information regarding our fiscal 2015 performance, please review our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. You can obtain a free copy of our Annual Report on Form 10-K at the SEC’s website (www.sec.gov) or by submitting a written request by (a) mail to CBRE Group, Inc., Attention: Investor Relations, 200 Park Avenue, New York, New York 10166, (b) telephone at (212) 984-6515 or (c) e-mail at investorrelations@cbre.com.

CBRE - 2016 Proxy Statement	1

PROXY SUMMARY INFORMATION

In fiscal year 2015, we delivered strong results:

•	Our revenue totaled $10.9 billion, up 20% from 2014.

•	Our adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) was $1.4 billion, up 21% from 2014.(2)

•	Our adjusted net income was $689.2 million, up 23% from 2014.(2)

•	Our adjusted earnings per share (“adjusted EPS”) was $2.05, up 22% from 2014.(2)

•

We completed the acquisition of Johnson Controls, Inc.’s Global Workplace Solutions business (our largest acquisition since 2006). This acquisition solidified our leadership position in the fast-growing occupier-outsourcing business.

•	We increased the stability of our revenue sources, which is a key strategic goal for us. Our contractual revenue (which includes revenues from our occupier-outsourcing, Asset
Services, Global Investment Management and Valuation business lines) increased substantially in 2015 versus 2014 as a result of (among other things) our Global Workplace Solutions acquisition.

•	We successfully recruited hundreds of new brokerage producers (net of departures).

•	We significantly strengthened our balance sheet, and had more than $3.0 billion in available liquidity at year-end 2015.

•	We generated revenue from a well-balanced, highly-diversified base of clients. In 2015, our client roster included over 90 of the Fortune 100 companies.

•

In early 2016, for the fourth consecutive year, we were named a Fortune Most Admired Company in the real estate sector. This recognition reflects the strength of our brand and the high value we place on our people.

The following charts highlight our growth in adjusted EBITDA, adjusted net income and adjusted EPS for 2015 relative to 2014:

(2)

These are non-GAAP financial measures. For supplemental financial data and a corresponding reconciliation of (a) net income computed in accordance with GAAP to adjusted EBITDA and (b) net income computed in accordance with GAAP to adjusted net income and to adjusted EPS, in each case for the fiscal years ended December 31, 2015 and 2014, see Annex A to this Proxy Statement. We also refer to “adjusted EBITDA,” “adjusted net income” and “adjusted EPS” from time to time in our public reporting as “EBITDA, as adjusted” (or as “normalized EBITDA”), “net income attributable to CBRE Group, Inc., as adjusted” and “diluted income per share attributable to CBRE Group, Inc. shareholders, as adjusted,” respectively.

As described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, our Board and management use non-GAAP financial measures to evaluate our performance and manage our operations. However, non-GAAP financial measures should be viewed in addition to, and not as an alternative for, financial results prepared in accordance with GAAP. The term “GAAP,” as used in this Proxy Statement, means generally accepted accounting principles in the United States.

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PROXY SUMMARY INFORMATION

Corporate Governance Highlights

Board Independence
Independent director nominees	9 out of 10
Independent Chair of the Board	Ray Wirta
Director Elections
Frequency of Board elections	Annual
Voting standard for uncontested elections	Majority Requirement
Director Term Limits	12 Years(3)
Limit on Number of Board-nominated Executive Officers	Maximum 1
Evaluating and Improving Board Performance
Board evaluations	Annual
Committee evaluations	Annual
Aligning Director and Executive Interests with Stockholder Interests
Director stock ownership requirements	Yes
Executive officer stock ownership requirements	Yes
Policy restricting trading, and prohibiting hedging and short-selling of, CBRE stock	Yes
Compensation clawback policy for executive officers	Yes

Summary of Board Nominees

The following table provides summary information about each of the director nominees who is being voted on by stockholders at the Annual Meeting.

Name	Age	Director Since	Principal Occupation	Committees	Other Public Company Boards
Brandon B. Boze*	35	2012	Partner of Value Act Capital	AC, CC	0
Curtis F. Feeny*	58	2006	Managing Director of Voyager Capital	AC, GC	0
Bradford M. Freeman*	74	2001	Partner of Freeman Spogli & Co. Incorporated	CC, GC	0
Christopher T. Jenny*	60	Jan. 2016	Senior Advisor to Parthenon-EY	GC	0
Gerardo I. Lopez*	56	2015	President and Chief Executive Officer of Extended Stay America, Inc.	GC	2
Frederic V. Malek*	79	2001	Chairman of Thayer Lodging Group	CC	1
Paula R. Reynolds*	59	Mar. 2016	President and Chief Executive Officer of PreferWest, LLC	N/A	3
Robert E. Sulentic	59	2012	President and Chief Executive Officer of CBRE	EC	1
Laura D. Tyson*	68	2010	Professor, Walter A. Haas School of Business, University of California, Berkeley	AC	3
Ray Wirta*	72	2001	Chief Executive Officer of The Koll Company	EC	0
*	Independent Director

Key:

AC	Audit and Finance Committee

CC	Compensation Committee

EC	Executive Committee

GC	Corporate Governance and Nominating Committee

(3)	This term-limit restriction does not apply for certain of our directors until December 17, 2020. See “Corporate Governance—Term Limits” on page 15.

CBRE - 2016 Proxy Statement	3

PROXY SUMMARY INFORMATION

Executive Compensation Highlights

Our Philosophy—We design our compensation programs to attract and retain accomplished and high-performing executives and to motivate those executives to consistently achieve short- and long-term goals that will create sustainable growth in shareholder value. To do this, we focus a significant percentage of our executive officers’ compensation on both annual and long-term incentive awards intended to reflect growth in our business and in our share price in the short and long term, with a relatively modest portion of compensation paid in fixed base salary.

In 2015, we continued to place a significant percentage of our named executive officers’ total target direct compensation “at risk,” with incentive programs tied to financial and strategic performance measures and our stock price performance. In 2015, our named executive officers (taken collectively) had on average approximately (1) 84% of their total target direct compensation paid as variable (as opposed to fixed) compensation, (2) 45% of their total target direct compensation tied to financial and strategic metrics (our annual cash bonus awards and Adjusted EPS Equity Awards) and (3) 59% of their total target compensation tied to our stock price performance (our Adjusted EPS Equity Awards and Time Vesting Equity Awards). This program design is intended to motivate our executive officers to achieve positive short- and long-term results for our stockholders.

The total target direct compensation mix for 2015 for (i) our Chief Executive Officer (CEO) and (ii) our CEO together with our other named executive officers is illustrated in the following charts:

Say on Pay—We received strong support for our executive compensation from our stockholders at our 2015 annual meeting of stockholders, at which over 96% of the votes cast on the “say-on-pay” proposal were in favor of the 2014 compensation that we paid to our named executive officers.

2015 Financial Performance—We achieved strong overall financial and operational performance in 2015. Historically, our Board has set aggressive targets to achieve strategic growth and increase shareholder value, and our 2015 operating plan assumed continued solid growth over 2014. In 2015, we outperformed our internal growth target on a global basis, for our Americas region and for our Global Workplace

Solutions line of business. As we describe in greater detail under the heading “Compensation Discussion and Analysis” beginning on page 27, the performance of our Americas region and Global Workplace Solutions line of business directly affected a portion of the compensation for two of our named executive officers—Calvin W. Frese, Jr. (our CEO—Americas) and William F. Concannon (our CEO—Global Workplace Solutions). Due to our solid overall financial and operational performance in 2015, and after giving effect to strong performance on their respective strategic measures, the total direct cash compensation earned in respect of 2015 was above the target amount established for our CEO and each of our other named executive officers.

4	CBRE - 2016 Proxy Statement

PROXY SUMMARY INFORMATION

2015 Compensation—Set forth below is the 2015 compensation for our named executive officers and the principal capacity in which they served as of December 31, 2015. See the footnotes accompanying the Summary Compensation Table on page 48 for more information.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Robert E. Sulentic President and Chief Executive Officer	2015	967,500	607,130	4,124,980	1,992,870	3,750	7,696,230
James R. Groch Chief Financial Officer and Global Director of Corporate Development	2015	752,500	500,000	2,999,930	1,550,000	3,750	5,806,180
Michael J. Lafitte Chief Operating Officer	2015	675,000	400,000	2,319,980	1,409,100	3,750	4,807,830
Calvin W. Frese, Jr. Chief Executive Officer—Americas	2015	660,000	400,000	2,249,948	1,282,800	3,750	4,596,498
William F. Concannon Chief Executive Officer—Global Workplace Solutions	2015	650,000	300,000	2,049,924	1,180,900	3,750	4,184,574
(1)

Unless otherwise stated, the 2015 value of the Adjusted EPS Equity Awards shown in this table and elsewhere in this Proxy Statement represents grant date fair value based on the target amount of restricted stock units granted thereunder. As noted under the heading “Compensation Discussion and Analysis—Components of Our Program—Elements of our compensation program” beginning on page 34, the Adjusted EPS Equity Award was granted as a target number of restricted stock units, subject to a maximum number of shares equal to 200% of the target amount.

Executive and Change in Control Severance Plan—In March 2015, we adopted a Change in Control and Severance Plan for Senior Management. For a more detailed description of this Plan, see “Executive Compensation—Summary of Plans, Programs and Agreements—Severance Plan; Treatment of Death, Disability and Retirement Under 2013, 2014 and 2015 Equity Award Agreements” on page 54.

CBRE - 2016 Proxy Statement	5

PROPOSAL 1 Elect Directors	7

CORPORATE GOVERNANCE	13

PROPOSAL 2 Ratify Independent Registered Public Accounting Firm for 2016	23

AUDIT AND OTHER FEES	24

PROPOSAL 3 Advisory Resolution to Approve Named Executive Officer Compensation for 2015	26

COMPENSATION DISCUSSION AND ANALYSIS	27

EXECUTIVE MANAGEMENT	46

EXECUTIVE COMPENSATION	48

PROPOSAL 4 Approve an Amendment to our Certificate of Incorporation to Reduce (to 30%) the Stock-Ownership Threshold Required for Stockholders to Request a Special Stockholder Meeting	59

PROPOSAL 5 Consider a Stockholder Proposal Regarding Stockholders’ Ability to Call Special Stockholder Meetings	62

STOCK OWNERSHIP	64

RELATED-PARTY TRANSACTIONS	67

GENERAL INFORMATION ABOUT THE ANNUAL MEETING	69

ANNEX A Reconciliation of Certain Non-GAAP Financial Measures	A-1

ANNEX B Amended and Restated Certificate of Incorporation (as Proposed to be Amended by Proposal 4)	B-1

ANNEX C Amended and Restated By-Laws (as Proposed to be Amended if Proposal 4 is approved)	C-1

6	CBRE - 2016 Proxy Statement

PROPOSAL 1  ELECT DIRECTORS

Our Board has nominated 10 directors for election at this Annual Meeting to hold office until the next annual meeting and the election of their successors. All of the nominees currently are directors and were selected to serve on our Board based on:

•	outstanding achievement in their professional careers;

•	broad experience;

•	personal and professional integrity;

•	their ability to make independent, analytical inquiries;

•	financial literacy;

•	mature judgment;
•	high-performance standards;

•	familiarity with our business and industry; and

•	an ability to work collegially.

We also believe that all of our director nominees have a reputation for honesty and adherence to high ethical standards. Each agreed to be named in this Proxy Statement and to serve if elected.

Director Nomination Criteria: Qualifications, Skills and Experience

Our Board seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of our Board’s deliberations and decisions. In nominating candidates, our Board considers a diversified membership in the broadest sense, including persons diverse in experience, gender and ethnicity. Our Board does not discriminate on the basis of race, color, national origin, gender, religion, disability or sexual preference. When evaluating candidates, our Board considers whether potential nominees possess integrity, accountability, informed judgment, financial literacy, mature confidence and high-performance standards.

The Corporate Governance and Nominating Committee of our Board of Directors, or the Governance Committee, is, among other things, responsible for identifying and evaluating potential candidates and recommending candidates to our Board for nomination, as well as performing assessments of the skills and experience needed to properly oversee our interests.

The Governance Committee regularly reviews the composition of our Board and whether the addition of directors with particular experience, skills or characteristics would make our Board more effective. When a need arises to fill a vacancy, or it is determined that a director possessing particular experiences, skills or characteristics would make our Board more effective, the Governance Committee conducts targeted efforts to identify and recruit individuals who have the identified qualifications. As a part of the search process, the Governance Committee may consult with other directors and members of our senior management and also may hire a search firm to assist in identifying and evaluating potential candidates.

The Governance Committee looks for its current and potential directors collectively to have a mix of skills, experience and qualifications, some of which are described above and below. The Governance Committee also considers whether a potential candidate would likely satisfy the independence requirements described below.

In 2015, the Board amended our by-laws to provide that the Board may not nominate (i) more than one member of the Company’s current management to serve on the Board at any one time or (ii) any non-management director for re-election to the Board if that director has completed 12 years of service as an independent member of the Board. Our Board believes that these amendments will contribute to Board stability, vitality and diversity and help ensure that our Board continuously benefits from a balanced mix of perspectives and experiences.

Directors’ Skills and Qualifications

Our Governance Committee has developed a range of criteria for considering Board candidates. In addition to the criteria listed above regarding our 2016 nominees, our Board is interested in adding candidates over time who are operating executives (particularly current chief executives of other large public companies) or who have a strong technology background and in both cases a passion for building a transformative business on a global basis. Other factors include having directors with international experience, including knowledge of emerging markets or management of

CBRE - 2016 Proxy Statement	7

PROPOSAL 1

business operations and resources that are dispersed across a global platform, as well as various and relevant career experiences and technical skills, and having a Board that is diverse as a whole. In addition, a majority of the Board must be independent as determined by the Board, consistent with its Corporate Governance Guidelines and New York Stock Exchange (“NYSE”) listing standards. Further, at least one member of our Board should have the qualifications and skills necessary to be considered an “Audit Committee Financial Expert” under Section 407 of the Sarbanes-Oxley Act, as defined by the rules of the Securities and Exchange Commission (“SEC”).

All potential candidates are interviewed by our CEO, our Board Chair, our Governance Committee Chair and, to the extent practicable, the other members of the Governance Committee, and may be interviewed by other directors and members of senior management as desired and as schedules permit. In addition, the General Counsel reviews a director questionnaire submitted by the candidate, and a background and reference check is conducted as appropriate. The Governance Committee then meets to consider and approve the final candidates, and either makes its recommendation to the Board to fill a vacancy and to add an additional Board member, or recommends a slate of candidates to the Board for nomination for election to the Board. The selection process for candidates is intended to be flexible, and the Governance Committee, in the exercise of its discretion, may deviate from the selection process when particular circumstances so warrant.

The Governance Committee will also consider candidates recommended to our Board by our stockholders. See “Corporate Governance—Stockholder-Recommended Director Candidates” on page 13 for more information. In addition, an affiliate of Blum Capital Partners is entitled at this time to nominate one director as set forth under “Related-Party Transactions—Related-Party and Other Transactions Involving Our Officers and Directors—Blum Capital” on page 67.

2016 Director Nominees

Brandon B. Boze

Age: 35

Director Since: December 2012

Board Committees:	Audit and Finance
Compensation

Mr. Boze is a Partner at ValueAct Capital, a privately-owned investment firm. Prior to joining ValueAct Capital in August 2005, Mr. Boze was an investment banker at Lehman Brothers, focused on power utilities and technology mergers and acquisitions.

Qualifications, Attributes, Skills and Experience:

Mr. Boze brings to our Board experience in finance, strategy and mergers and acquisitions as well as deep knowledge of our business as a Partner at a significant stockholder. He previously served on the board of directors of Valeant Pharmaceuticals International. Mr. Boze holds a B.E. from Vanderbilt University and is a CFA charterholder.

Curtis F. Feeny

Age: 58

Director Since: December 2006

Board Committees:	Audit and Finance (Chair)
Governance

Mr. Feeny has been a Managing Director of Voyager Capital, a venture capital firm, since January 2000. From 1992 through 1999, Mr. Feeny served as Executive Vice President of Stanford Management Co., which manages the Stanford University endowment.

Qualifications, Attributes, Skills and Experience:

Mr. Feeny brings broad knowledge of the commercial real estate industry and our business from his service as an employee and later director of Trammell Crow Company as well as from his many years of service as Chair of our Audit and Finance Committee. He also has broad experience counseling companies through growth and experience in corporate finance matters. He previously served on the board of directors of Trammell Crow Company, which we acquired in 2006. Mr. Feeny holds a B.S. from Texas A&M University and an M.B.A. from Harvard Business School.

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PROPOSAL 1

Bradford M. Freeman

Age: 74

Director Since: July 2001

Board Committees:	Compensation
Governance

Mr. Freeman is a founding partner of Freeman Spogli & Co. Incorporated, a private investment company founded in 1983.

Qualifications, Attributes, Skills and Experience:

Mr. Freeman brings experience in the capital markets and securities business to our Board, in addition to his operating experience from running a large investment management company engaged in mergers and acquisitions, and a broad knowledge of our business through his many years of experience on our Board. He previously served on the board of directors of Edison International. Mr. Freeman holds a B.A. from Stanford University and an M.B.A. from Harvard Business School.

Christopher T. Jenny

Age: 60

Director Since: January 2016

Board Committee:	Governance

Mr. Jenny has served as a Senior Advisor to Parthenon-EY since January 2016 and was a Senior Managing Director at Parthenon-EY from August 2014 through December 2015. He previously served as President and Senior Partner with The Parthenon Group LLC, a Boston-based private management consulting and management firm, from 1995 to 2014 prior to its merger with Ernst & Young in August 2014. Prior to joining The Parthenon Group LLC in 1995, Mr. Jenny was a Partner with Bain & Company, Inc., a global business strategy consulting firm.

Qualifications, Attributes, Skills and Experience:

Mr. Jenny brings to our Board more than twenty years of experience as a consultant in business strategy, and has worked on issues related to business-unit strategy, profit improvement and mergers and acquisitions. In addition, he has experience as a senior operating executive and has managed portfolio companies for two of the nation’s leading private-equity firms. He previously served on the board of directors of Mac-Gray Corporation. Mr. Jenny holds a B.A. from Dartmouth College and an M.B.A. from Harvard Business School.

Gerardo I. Lopez

Age: 56

Director Since: October 2015

Board Committee:	Governance

Mr. Lopez has served as the President and Chief Executive Officer of Extended Stay America, Inc. and its paired-share REIT, ESH Hospitality, Inc., since August 2015. Mr. Lopez previously served as President and Chief Executive Officer of AMC Entertainment Holdings, Inc. and its subsidiary, AMC Entertainment Inc., from March 2009 through August 2015. Prior to that, he was Executive Vice President of Starbucks Coffee Company and President of its Global Consumer Products, Seattle’s Best Coffee and Foodservice divisions from September 2004 to March 2009, and President of the Handleman Entertainment Resources division of Handleman Company from November 2001 to September 2004. Mr. Lopez has also held a variety of executive management positions with International Home Foods, Frito Lay, Pepsi-Cola and the Procter & Gamble Company.

Qualifications, Attributes, Skills and Experience:

Mr. Lopez brings to our Board his skills, knowledge and business leadership as a senior executive at hospitality, entertainment and consumer products companies. He has over 30 years of experience in marketing, sales and operations and management in public and private companies and has public-company experience across diverse consumer-focused industries. He is a member on the board of directors of Extended Stay America, Inc. and Brinker International, Inc., and previously served on the board of directors of AMC Entertainment Holdings, Inc., Digital Cinema Implementation Partners, National Cinemedia, LLC, Open Road Films, Safeco Insurance, TXU, Inc. and Recreational Equipment, Inc. Mr. Lopez holds a B.A. from George Washington University and an M.B.A. from Harvard Business School.

CBRE - 2016 Proxy Statement	9

PROPOSAL 1

Frederic V. Malek

Age: 79

Director Since: September 2001

Board Committee:	Compensation (Chair)

Mr. Malek serves as Chairman of Thayer Lodging Group, which he founded in 1991 and which is a sponsor of private hotel real estate investment trusts.

Qualifications, Attributes, Skills and Experience:

Mr. Malek has experience in real estate investments and a broad knowledge of our business from his many years of experience on our Board. He also brings to our Board operational experience as a former president of Marriott International, Inc., and is knowledgeable in corporate finance and experienced as an audit committee member. He is a member of the board of directors of Dupont Fabros Technology, Inc., and previously served on the boards of directors of Automatic Data Processing Corp., the Federal National Mortgage Association, Northwest Airlines Corporation and FPL Group, Inc. Mr. Malek holds a B.S. from the U.S. Military Academy at West Point and an M.B.A. from Harvard Business School.

Paula R. Reynolds

Age: 59

Director Since: March 2016

Board Committee:	None

Ms. Reynolds has been the Chief Executive Officer and President of PreferWest, LLC, a business advisory group, since September 2009. She was Vice Chairman and Chief Restructuring Officer of American International Group from October 2008 to September 2009, where she oversaw its divestiture of assets and served as chief liaison to the Federal Reserve Bank of New York. From 2006 to 2008, she served as President and Chief Executive Officer of Safeco Corporation, a casualty insurance company, until its acquisition by Liberty Mutual Group. Ms. Reynolds was Chairman of AGL Resources from 2002 to 2005 and its President and Chief Executive Officer from 2000 to 2005. She was President and Chief Operating Officer of Atlanta Gas Light Company, a wholly-owned subsidiary of AGL Resources, from 1998 to 2000.

Qualifications, Attributes, Skills and Experience:

Ms. Reynolds brings to our Board experience from serving as an executive officer and director of a number of global public companies and a long career in a variety of operational and corporate roles in the energy sector. Ms. Reynolds currently serves on the boards of directors of BP p.l.c., BAE Systems plc and TransCanada Corporation. She is also Chair of the Board of Trustees of the Fred Hutchinson Cancer Research Center. She previously served on the boards of directors of Anadarko Petroleum Corporation, Delta Air Lines, Inc., Safeco Corporation, Coca-Cola Enterprises, Inc. and Air Products and Chemicals Inc. She holds a B.A. from Wellesley College.

Robert E. Sulentic

Age: 59

Director Since: December 2012

Board Committee:	Executive

Mr. Sulentic has been our CEO since December 2012 and President since March 2010. He previously served as the President of our Development Services business from December 2006 to April 2011, as our Chief Financial Officer from March 2009 until March 2010 and as our Group President from July 2009 until March 2010. Mr. Sulentic was a member of our Board and Group President of Development Services, Asia Pacific and Europe, Middle East and Africa (EMEA) from December 2006 through March 2009. He was President and Chief Executive Officer of Trammell Crow Company from October 2000 through our acquisition of that company in December 2006, and prior to that served as its Executive Vice President and Chief Financial Officer from September 1998 to October 2000.

Qualifications, Attributes, Skills and Experience:

Mr. Sulentic brings to our Board a significant operating background in the commercial real estate industry through extensive experience, previously with the Trammell Crow Company before its acquisition by us, and later with the Company in his capacities as Group President of several service lines, as our Chief Financial Officer, as Company President and now as our CEO. He is a member of the board of directors of Staples, Inc., and previously served on the board of directors of Trammell Crow Company from December 1997 through December 2006, including as its Chairman from May 2002 through December 2006. Mr. Sulentic holds a B.A. from Iowa State University and an M.B.A. from Harvard Business School.

10	CBRE - 2016 Proxy Statement

PROPOSAL 1

Laura D. Tyson

Age: 68

Director Since: March 2010

Board Committee:	Audit and Finance

Dr. Tyson has been a Professor at the Haas School of Business, University of California, Berkeley since January 2007. She has also been the Director of the Institute for Business and Social Impact at the Haas School since July 2013. Dr. Tyson was previously Dean of the London Business School from January 2002 to December 2006 and Dean of the Haas School of Business from July 1998 to December 2001, and was Professor of Business Administration and Economics there from January 1997 to June 1998. She was a member of President Clinton’s cabinet from 1993 through 1996. During that time, she served as the Chair of the National Economic Council and as the National Economic Adviser to the President of the United States from February 1995 to December 1996, and she was the first woman to Chair the White House Council of Economic Advisers, in which capacity she served from January 1993 to February 1995.

Qualifications, Attributes, Skills and Experience:

Dr. Tyson brings experience from serving on the boards of directors of complex global organizations, and is a noted economist who brings experience in government and broad knowledge of macroeconomics and international economic issues to our Board. Dr. Tyson served as a member of President Obama’s Economic Recovery Advisory Board from 2009 through 2011 and as a member of President Obama’s Council on Jobs and Competitiveness from 2011 through 2012, and as a member of the U.S. State Department Foreign Affairs Policy Board from 2011 through 2013. She is a member on the boards of directors of AT&T Inc., Morgan Stanley and Silver Spring Networks, Inc. She also serves as Chair of the Board of Trustees of the Blum Center for Developing Economies at the University of California,

Berkeley and of the Bay Area Council Economic Institute and is a member of the board of directors of the non-profit Jacobs Foundation. She previously served on the board of directors of Eastman Kodak Company. Dr. Tyson holds a B.A. from Smith College and a Ph.D. in Economics from the Massachusetts Institute of Technology.

Ray Wirta

Age: 72

Director Since: September 2001

Independent Chair of our Board

Board Committee:	Executive (Chair)

Mr. Wirta has been the Independent Chair of our Board since May 2014 and was previously the Vice Chair of our Board from November 2013 to May 2014. He has served as the President of the Investment Properties Group at the Irvine Company since June 2010 and as Chief Executive Officer of The Koll Company since November 2009. Mr. Wirta served as our Chief Executive Officer from September 2001 to June 2005, and Chief Executive Officer of our predecessor company, CBRE Services, Inc., from May 1999 to September 2001. He also served as Chief Operating Officer of that predecessor company from May 1998 to May 1999. Mr. Wirta served as a director and Non-Executive Chairman of Realty Finance Corporation, where he was the Chairman from May 2005 through August 2009. He also served as Interim Chief Executive Officer and President of that company from April 2007 to September 2007.

Qualifications, Attributes, Skills and Experience:

Mr. Wirta brings to our Board many years of experience in the commercial real estate industry, including a depth of knowledge about real estate investment management and development and operational experience in our business operations as our former chief executive officer. Mr. Wirta holds a B.A. from California State University, Long Beach and an M.B.A. from Golden Gate University.

Messrs. Blum, Kantor and Wilson, who currently serve on our Board, have a combined 42 years of director service to us. They will not stand for re-election and will retire from our Board at the expiration of their current terms at the Annual Meeting. We are grateful for their many years of service to CBRE.

CBRE - 2016 Proxy Statement	11

PROPOSAL 1

The following summarizes the independence and tenure of our 2016 director nominees:

Required Vote

This is an uncontested Board election. As such, in order to be elected, each nominee must receive the affirmative vote of a majority of the votes cast on his or her election (i.e., votes cast “FOR” a nominee must exceed votes cast as “AGAINST”). Votes to “ABSTAIN” with respect to a nominee and broker non-votes are not considered votes cast, and so will not affect the outcome of the nominee’s election.

Recommendation

Our Board recommends that stockholders vote “FOR” all of the nominees.

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CORPORATE GOVERNANCE

We are governed by a Board and committees of the Board that meet several times throughout the year, and we are committed to maintaining the highest standards of business conduct and corporate governance. Governance is a continuous focus for us, starting with our Board and extending to management and our employees. Our Board has also established Corporate Governance Guidelines that provide a framework for the effective governance of the Company.

GOVERNANCE HIGHLIGHTS

Corporate Governance	Compensation	Stockholder Rights
• 10 director nominees, nine of whom are independent	• Pay-for-performance compensation program, which includes performance-based equity grants (our Adjusted EPS Equity Awards)	• Annual election of all directors
• Director Term Limits (12 years)[1]	• Annual “say on pay” votes, with most recent favorable “say on pay” vote of over 96%	• Majority voting requirement for directors in uncontested elections
• Independent Chair of the Board	• Stock ownership requirements for directors and executive officers	• Stockholder rights to call special meetings
• Regular executive sessions of independent directors	• Policy restricting trading, and prohibiting hedging and short-selling, of CBRE stock	• No poison pill takeover defense plans
• Risk oversight by the Board and its key committees	• Compensation clawback policy for executive officers	• Stockholders may act by written consent
• Maximum of one Board-nominated management director
• All directors attended at least 75% of Board and Board committee meetings
• Robust Standards of Business Conduct and governance policies
• No “over-boarding” by our directors on other public-company boards

Process for Selecting Director Candidates

The Governance Committee identifies and evaluates potential candidates and recommends candidates to our Board for nomination. For greater detail about the criteria for director candidates and the nomination process, see “Proposal 1—Elect Directors—Director Nomination Criteria: Qualifications, Skills and Experience” on page 7.

Stockholder-Recommended Director Candidates

If you are a stockholder who would like to recommend a candidate for our Governance Committee to consider for possible inclusion in our 2017 proxy statement, you must send notice to Laurence H. Midler, Secretary, CBRE Group, Inc., 400 South Hope Street, 25th Floor, Los Angeles, California 90071, by registered, certified or express mail, and provide him with a brief biographical sketch of the recommended candidate, a document indicating the recommended candidate’s willingness to serve if elected, and evidence of your stock ownership. The Governance Committee or its chair will then consider the recommended director candidate in accordance with the criteria for director selection described under “Director Nomination Criteria: Qualifications, Skills and Experience” on page 7. Stockholders who wish to nominate directors directly at an annual meeting should follow the instructions under “Submission of Stockholder Proposals and Board Nominees” on page 22.

[1]	This term-limit restriction does not apply for certain of our directors until December 17, 2020. See “Term Limits” on page 15.

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CORPORATE GOVERNANCE

Director Independence

Pursuant to our Board’s Corporate Governance Guidelines and the listing standards of the NYSE, our Board must consist of a majority of independent directors. In addition, all members of the Audit and Finance Committee, Compensation Committee and Governance Committee must be independent directors as defined by the Corporate Governance Guidelines and the NYSE listing standards. Members of the Compensation Committee must also meet applicable NYSE independence requirements for compensation committee members, and members of the Audit and Finance Committee must further satisfy a separate SEC independence requirement, which generally provides that they may not (1) accept directly or indirectly any consulting, advisory or other compensatory fee from us or any of our subsidiaries, other than their compensation as directors or members of the Audit and Finance Committee or any other committees of our Board, or (2) be an affiliated person of ours.

Our Board regularly conducts a review of possible conflicts of interest and related-party transactions through the use of questionnaires, director self-reporting and diligence conducted by management. This review includes consideration of any investments and agreements between directors and their related persons and the Company, including those described under “Related-Party Transactions” in this Proxy Statement. The Board has determined that 90% of our director nominees (all except for Mr. Sulentic) are independent in accordance with NYSE listing standards and our Board’s Categorical Independence Standards that it has adopted relating to our director independence. These Categorical Independence Standards are posted on the Corporate Governance section of the Investor Relations page on our website at www.cbre.com.

Independent Director Meetings

Our non-management directors meet in executive session without management present each time the full Board convenes for a regularly scheduled meeting. If our Board convenes for a special meeting, the non-management directors will meet in executive session if circumstances warrant. The Chair of our Board is a non-management director that presides over executive sessions of our Board.

Majority Voting to Elect Directors

In 2015, we amended our by-laws to implement a “majority vote” requirement in uncontested elections. Under this requirement, in order for a nominee to be elected in an uncontested election, the nominee must receive the affirmative vote of a majority of the votes cast on his or her election (i.e., votes cast “FOR” a nominee must exceed votes cast as “AGAINST”). Votes to “ABSTAIN” with respect to a nominee and broker non-votes are not considered votes cast, and so will not affect the outcome of the nominee’s election.

The Company maintains a plurality vote standard in contested director elections, where the number of nominees exceeds the number of directors to be elected.

Director Resignation Policy Upon Change of Employment

Our Board’s Corporate Governance Guidelines require that directors tender their resignation upon a change of their employment. The Governance Committee will then consider whether the change in employment has any bearing on the director’s ability to serve on our Board, our Board’s goals regarding Board composition or any other factors considered appropriate and relevant. Our Board will then determine whether to accept or reject the tendered resignation.

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CORPORATE GOVERNANCE

Term Limits

In 2015, we amended our by-laws to provide that the Board may not nominate any non-management director for re-election to the Board if that director has completed 12 years of service as an independent member of the Board. This restriction does not apply until December 17, 2020 for any of the Company’s directors who were serving on the Board at the time of the restriction’s adoption. The Board believes that this restriction will contribute to Board stability, vitality and diversity.

Board Structure and Leadership

Our Board currently consists of 13 directors, 10 of whom have been nominated for re-election. As previously noted, Messrs. Blum, Kantor and Wilson currently serve on our Board, but will not stand for re-election and will retire from our Board following the expiration of their current terms at the Annual Meeting.

All of our directors are elected at each annual meeting of stockholders and hold office until the next election. Our Board has authority under our by-laws to fill vacancies and to increase or, upon the occurrence of a vacancy, decrease its size between annual meetings of stockholders.

Since 2001, we have separated the roles of CEO and Chair of the Board in recognition of the differences between the two positions. Our CEO is responsible for setting the strategic direction and overseeing the day-to-day leadership and performance of the Company. The Chair of our Board, who is independent of management, provides oversight and guidance to our CEO. Although it has been our longstanding policy to have an independent Board Chair, we amended our by-laws in 2015 to require that the Board Chair be an independent director.

Board Risk Management

Oversight of Risk

•	The Board oversees risk management.

•	Board committees, which meet regularly and report back to the full Board, play significant roles in carrying out our Board’s risk oversight function.

•	Company management is charged with managing risk through rigorous internal processes and strong internal controls.

Our Board regularly reviews information regarding our credit, liquidity, operations and significant corporate and capital market transactions, as well as the risks associated with each. Our Board maintains direct oversight over our enterprise risk management process rather than delegating this function to a Board or management committee. We maintain an executive risk committee chaired by our Chief Risk Officer and consisting of several other key senior executives responsible for identifying, assessing and managing our most significant risks. This executive risk committee reports to the CEO, and a detailed presentation is given on identified significant risks in connection with an annual General Counsel Report to the Board. Certain risks that are determined to be best managed directly by the Board versus management or that are in areas specific to a particular Board committee expertise are monitored and overseen at the Board or committee level as appropriate.

•

The Compensation Committee is responsible for overseeing the management of risks relating to our compensation plans and arrangements. For additional information regarding the Compensation Committee’s assessment of our compensation-

related risk, please see “Compensation Discussion and Analysis—How We Make Compensation Decisions—Compensation Risk Assessment” on page 34.

•

The Audit and Finance Committee oversees management of risks related to our financial reports and record-keeping and potential conflicts of interest, as well as our risk assessment and risk management more generally, including major business, financial, legal and reputational risk exposures. In furtherance of this oversight responsibility, the Audit and Finance Committee typically receives a quarterly ethics and compliance report from our Chief Ethics and Compliance Officer as well as updates from our General Counsel on any developments affecting our overall risk profile.

•	The Governance Committee manages risks associated with the independence of the Board and the composition of our Board and its committees.

Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee chair reports about such risks. These reports are presented at every regularly scheduled Board meeting.

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CORPORATE GOVERNANCE

Succession Planning

Our Board periodically reviews management succession and development plans with the CEO. These plans include CEO succession in the event of an emergency or retirement, as well as the succession plans for the CEO’s direct reports and other employees critical to our continued operations and success.

Board Meetings and Committees

Our Board held five meetings during fiscal year 2015 to review significant developments, engage in strategic planning and act on matters requiring Board approval. In 2015, each incumbent director attended at least 75 percent of our Board meetings and meetings of committees on which he or she served (taken in the aggregate) during the period that he or she served thereon. Our Board also conducted several lengthy strategic planning sessions with our management during 2015.

Our Board currently has four standing committees that met or acted by written consent during fiscal 2015: the Audit and Finance Committee; the Compensation Committee; the Governance Committee; and the Executive Committee.

The following table describes the current members of each of the committees of our Board, and the number of meetings held during fiscal year 2015:

Director	Board	Audit and Finance	Compensation	Governance	Executive
Richard C. Blum	✓				✓
Brandon B. Boze	✓	✓	✓
Curtis F. Feeny	✓	CHAIR		✓
Bradford M. Freeman	✓		✓	✓
Christopher T. Jenny	✓			✓
Michael Kantor	✓			✓
Gerardo I. Lopez	✓			✓
Frederic V. Malek	✓		CHAIR
Paula R. Reynolds	✓
Robert E. Sulentic	✓				✓
Laura D. Tyson	✓	✓
Gary L. Wilson	✓	✓		CHAIR
Ray Wirta	CHAIR				CHAIR
Number of Meetings	5	8	2	4	1

Each committee (other than the Executive Committee) is composed entirely of directors whom our Board has determined to be independent under current NYSE standards. Each committee operates under a charter approved by our Board that sets out the purposes and responsibilities of the committee and that are published in the Corporate Governance section of the Investor Relations page on our website at www.cbre.com. In accordance with our Board’s Corporate Governance Guidelines, our Board and each of the Audit and Finance Committee, Compensation Committee and Governance Committee conducts an annual performance self-assessment with the purpose of increasing the effectiveness of our Board and its committees. The responsibilities of all of our Board committees are described below.

Audit and Finance Committee—The Audit and Finance Committee provides oversight of our accounting and financial reporting and disclosure processes; the adequacy of the systems of disclosure and internal control established by management; our compliance with legal and regulatory requirements; risk oversight and management generally; the audit of our financial statements; and the periodic review of our balance sheet management, borrowing and capital markets activities. Among other things, the Audit and Finance Committee: (1) retains, compensates, oversees and terminates the independent auditor and evaluates its independence and performance; (2) approves all audit and any non-audit services performed by the independent auditor; (3) reviews the results of the independent audit and internal audits as well as reports from our Chief Ethics and Compliance Officer; (4) reviews the independent auditor’s report describing our internal quality-control procedures and any material issues raised by the most recent internal quality-control review or

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CORPORATE GOVERNANCE

any inquiry by governmental authorities; (5) reviews financial statements and releases and guidance provided to analysts and rating agencies; and (6) establishes procedures to handle complaints regarding accounting, internal controls or auditing matters.

All of the members of the Audit and Finance Committee are independent within the meaning of SEC regulations, the listing standards of the NYSE and our Board’s Corporate Governance Guidelines. Our Board has determined that each of Messrs. Boze, Feeny and Wilson and Dr. Tyson meets the qualifications of an “audit committee financial expert” in accordance with SEC rules and that they have the requisite accounting, related financial management and/or other relevant expertise, as described under “2016 Director Nominees” beginning on page 8.

Compensation Committee—The Compensation Committee oversees the development and administration of our executive compensation policies, plans and programs, including reviewing and approving compensation of our executive officers and any compensation contracts or arrangements with our executive officers. In addition, the Compensation Committee reviews the performance of our executive officers, including our CEO. Each of the members of the Compensation Committee qualifies as a “non-employee director” within the meaning of Section 16 of the Securities Exchange Act of 1934 and as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, and each of them is also independent within the meaning of the listing standards and rules of the NYSE applicable to members of compensation committees. For additional information on the responsibilities and activities of the Compensation Committee, including the Committee’s processes for determining executive compensation, see the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 27.

Governance Committee—The Governance Committee oversees our Board’s corporate governance procedures and practices, including the recommendations of individuals for service on our Board and recommendations to our Board regarding corporate governance matters and practices, including as to director compensation and directors’ and officers’ liability insurance. In addition, the Governance Committee consults with our CEO regarding management succession planning. All of the members of the Governance Committee are independent within the meaning of the listing standards and rules of the NYSE.

Executive Committee—The Executive Committee implements policy decisions of our Board and is authorized to act on our Board’s behalf between meetings of our Board, including by approving certain transactions within dollar thresholds established by our Board.

Board Attendance at Annual Meeting of Stockholders

Although the Board understands that there may be situations that prevent a director from attending an annual meeting of stockholders, it is the Board’s policy that all directors should attend these meetings. Eight of 10 of our then-serving directors attended our 2015 annual meeting of stockholders on May 15, 2015.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are set forth in the table on page 16. None of Messrs. Boze, Freeman or Malek has ever been an officer or employee of the Company or any of its subsidiaries. In addition, during 2015, none of our directors was employed as an executive officer of another entity where any of our executive officers served on that entity’s board of directors or compensation committee (or its equivalent).

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CORPORATE GOVERNANCE

Director Compensation

Our director compensation policy provides for the following annual compensation for each of our non-employee directors:

•	a $75,000 annual cash retainer;

•

a restricted stock unit grant for a number of shares equal to $150,000 divided by the fair market value of our common stock on the date of grant, which shares vest in full on the earlier of the one-year anniversary of grant or the next annual meeting of stockholders;

•	the Chair of the Audit and Finance Committee receives an additional annual cash retainer of $15,000;

•	the Chair of the Governance Committee and the Chair of the Compensation Committee each receives an additional annual cash retainer of $10,000; and

•	each non-employee director who serves on any of our Board committees receives an additional cash payment of $1,000 per committee meeting attended.

In all cases, our non-employee directors may elect to receive shares of our common stock in lieu of cash payments (in like amounts). Non-employee directors who are appointed or elected off-cycle (i.e., outside an Annual Meeting) receive a pro rata portion of their cash retainer and restricted stock unit grant based on the length of their service until the next annual meeting.

Our non-employee directors are eligible to defer their compensation through our Deferred Compensation Plan, as described under “Executive Compensation—Summary of Plans, Programs and Agreements—Deferred Compensation Plan” on page 53. We also reimburse our non-employee directors for all reasonable out-of-pocket expenses incurred in the performance of their duties as directors. Employee directors do not receive any fees for attendance at meetings or for their service on our Board.

Our Board also has adopted stock ownership requirements that are applicable to non-employee directors. A description of these stock ownership requirements can be found under “Stock Ownership Requirements” on page 20.

The following table provides information regarding compensation earned during the fiscal year ended December 31, 2015 by each non-employee director for his or her Board and committee service. Robert E. Sulentic, who is our President and CEO, is not compensated for his role as a director. Compensation information for Mr. Sulentic is described under “Compensation Discussion and Analysis” beginning on page 27 and under “Executive Compensation” beginning on page 48. For stock awards in the table below, the dollar amounts indicated reflect the aggregate grant date fair value for awards granted during the fiscal year ended December 31, 2015.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Total ($)
Richard C. Blum	76,000	149,999	—	225,999
Brandon B. Boze	85,000	149,999	—	234,999
Curtis F. Feeny	102,000	149,999	—	251,999
Bradford M. Freeman(4)	80,000	149,999	2,342	232,341
Christopher T. Jenny(5)	—	—	—	—
Michael Kantor(4)	79,000	149,999	188	229,187
Gerardo I. Lopez(6)	42,803	83,598	—	126,401
Frederic V. Malek(4)	87,000	149,999	1,687	238,686
Paula R. Reynolds(5)	—	—	—	—
Laura D. Tyson	81,000	149,999	—	230,999
Gary L. Wilson(4)	97,000	149,999	933	247,932
Ray Wirta	76,000	149,999	—	225,999
(1)

Includes fees associated with the annual Board service retainer, attendance at committee meetings and chairing a Board committee. Our non-employee directors may elect to receive shares of our common stock in lieu of cash payments (in like amounts). We reflect these “stock in lieu of cash” payments under the column titled “Fees Earned or Paid in Cash,” and not under the “Stock Awards” column.

(2)

This represents the grant date fair value under Financial Accounting Standards Board, Accounting Standards Codification (“ASC”), Topic 718, Stock Compensation, of all restricted stock units granted to the directors during 2015. See also Note 2 “Significant Accounting Policies” and Note 12 “Employee Benefit Plans” to our consolidated financial statements as reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for a discussion of the valuation of our stock awards.

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CORPORATE GOVERNANCE

(3)

Each of Dr. Tyson and Messrs. Blum, Boze, Feeny, Freeman, Kantor, Malek, Wilson and Wirta was awarded 3,889 restricted stock units pursuant to our director compensation policy, valued at the fair market value of our common stock of $38.57 per share on the award date of May 15, 2015.

(4)

Pursuant to our Deferred Compensation Plan, our non-employee directors are eligible to defer their director fees as described under “Summary of Plans, Programs and Agreements—Deferred Compensation Plan” on page 53.

•

Mr. Freeman deferred a total of $80,000 of his 2015 cash compensation. During 2015, Mr. Freeman’s total deferred account balance (which included amounts deferred during 2015 as well as amounts deferred from prior years) accrued interest at an annualized rate of 3.88% for the period from January 1, 2015 through March 31, 2015, 3.57% for the period from April 1, 2015 through June 30, 2015, 3.90% for the period from July 1, 2015 through September 30, 2015 and 4.09% for the period from October 1, 2015 through December 31, 2015. Mr. Freeman’s total accrued interest for 2015 was $11,886.

•

Mr. Kantor deferred a total of $79,000 of his 2015 cash compensation. During 2015, Mr. Kantor’s total deferred account balance accrued interest at an annualized rate of 3.90% for the period from July 1, 2015 through September 30, 2015 and 4.09% for the period from October 1, 2015 through December 31, 2015. Mr. Kantor’s total accrued interest for 2015 was $890.

•

Mr. Malek deferred a total of $87,000 of his 2015 cash compensation. During 2015, Mr. Malek’s total deferred account balance (which included amounts deferred during 2015 as well as amounts deferred from prior years) accrued interest at an annualized rate of 3.88% from January 1, 2015 through March 31, 2015, 3.57% for the period from April 1, 2015 through June 30, 2015, 3.90% for the period from July 1, 2015 through September 30, 2015 and 4.09% for the period from October 1, 2015 through December 31, 2015. Mr. Malek’s total accrued interest for 2015 was $8,531.

•

Mr. Wilson deferred a total of $97,000 of his 2015 cash compensation. During 2015, Mr. Wilson’s total deferred account balance (which included amounts deferred during 2015 as well as amounts deferred from prior years) accrued interest at an annualized rate of 3.88% from January 1, 2015 through March 31, 2015, 3.57% for the period from April 1, 2015 through June 30, 2015, 3.90% for the period from July 1, 2015 through September 30, 2015 and 4.09% for the period from October 1, 2015 through December 31, 2015. Mr. Wilson’s total accrued interest for 2015 was $4,680.

In accordance with SEC rules regarding above-market interest on non-qualified deferred compensation, accrued interest for 2015 of $2,342, $188, $1,687 and $933 for Messrs. Freeman, Kantor, Malek and Wilson, respectively, is considered to be compensation and is shown in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column based on a comparison to 120% of the long-term quarterly applicable federal rate for the months when the interest rate was set.

(5)

Mr. Jenny and Ms. Reynolds became non-employee directors on January 12, 2016 and March 10, 2016, respectively. Accordingly, neither Mr. Jenny nor Ms. Reynolds received any director compensation for 2015.

(6)

Mr. Lopez was appointed to our Board on October 23, 2015 and as such received pro-rated director compensation for 2015. The pro-rated portion of his equity grant under our director compensation policy was 2,394 restricted stock units, valued at the fair market value of our common stock of $34.92 per share on the award date of October 23, 2015.

The table below shows the aggregate number of stock awards (i.e., restricted stock units) and option awards outstanding for each non-employee director as of December 31, 2015:

Name	Aggregate Number of Stock Awards Outstanding	Aggregate Number of Shares Underlying Options Outstanding
Richard C. Blum	3,889	10,980
Brandon B. Boze	3,889	—
Curtis F. Feeny	3,889	10,980
Bradford M. Freeman	3,889	10,980
Christopher T. Jenny(1)	—	—
Michael Kantor	3,889	10,980
Gerardo I. Lopez	2,394	—
Frederic V. Malek	3,889	10,980
Paula R. Reynolds(1)	—	—
Laura D. Tyson	3,889	5,852
Gary L. Wilson	3,889	10,980
Ray Wirta	3,889	10,980
(1)

Mr. Jenny and Ms. Reynolds became non-employee directors on January 12, 2016 and March 10, 2016, respectively. Accordingly, neither Mr. Jenny nor Ms. Reynolds received any director compensation for 2015.

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CORPORATE GOVERNANCE

Corporate Governance Guidelines and Code of Ethics

Our Board has adopted Standards of Business Conduct applicable to our directors, officers and employees as well as a Code of Ethics for Senior Financial Officers applicable to our CEO, Chief Financial Officer and Chief Accounting Officer. In addition, our Board has adopted Corporate Governance Guidelines, which set forth a framework within which our Board, assisted by its committees, directs our affairs.

Other key governance policies include:

•

Policy Regarding Transactions with Interested Parties and Corporate Opportunities. Our Board has adopted a related-party transactions and corporate opportunities policy that directs our Audit and Finance Committee to review and approve, among other things, potential conflicts of interest between us and our directors and executive officers. See “Related-Party Transactions—Review and Approval of Transactions with Interested Persons” on page 68.

•	Whistleblower Policy. We have a Whistleblower Policy that directs the Audit and Finance Committee to investigate complaints (received directly or through management) regarding:

–	deficiencies in or noncompliance with our internal accounting controls or accounting policies;

–	circumvention of our internal accounting controls;

–	fraud in the preparation or review of our financial statements or records;
–	misrepresentations regarding our financial statements or reports;

–	violations of legal or regulatory requirements; and

–	retaliation against whistleblowers.

•

Equity Award Policy. Our Board has adopted a policy to ensure that equity awards issued under our equity incentive plans are made on a regular annual schedule, absent unusual and compelling circumstances, and duly approved by our independent Compensation Committee. Our management equity grants are generally issued every year at the Compensation Committee meeting that falls in or closest to the month of September. In addition, the grant date and grant date fair market value cannot precede the date on which the Compensation Committee actually approves the issuance of the award.

•

Compensation Clawback Policy. We have a policy that permits us, subject to the discretion and approval of our Board, to recover cash-based and performance-based-equity incentive compensation paid to any current or former “Section 16 officer” if there is a restatement of our financial results in certain circumstances. These circumstances are described in greater detail under “Compensation Discussion and Analysis—Other Relevant Policies and Practices—Compensation Clawback Policy” on page 44.

Current copies of our Board’s Standards of Business Conduct, Code of Ethics for Senior Financial Officers, Corporate Governance Guidelines, Policy Regarding Transactions with Interested Parties and Corporate Opportunities, Whistleblower Policy and Equity Award Policy are available on our website and in print upon written request to our Investor Relations Department at CBRE Group, Inc., 200 Park Avenue, New York, New York 10166, or by email at investorrelations@cbre.com.

Stock Ownership Requirements

In order to align the interests of our Board members and executives with the interests of our stockholders, our Board has adopted stock ownership requirements for non-employee directors, and the Compensation Committee has adopted executive officer stock ownership requirements that are applicable to all of our Section 16 officers.

Non-Employee Directors. Each non-employee director has a minimum common stock ownership requirement of five times the value of the annual stock grants made by us to the non-employee director pursuant to our then current director compensation plan. If at any time these requirements are not satisfied, the director must retain the shares remaining after payment of taxes and exercise price upon exercise of stock options, the vesting of restricted stock or the settlement of vested restricted stock units, as applicable. Shares that count toward compliance with the requirements include: shares owned outright by the director (either directly or beneficially, e.g., through a family trust); and shares issued upon the settlement of vested restricted stock units. Shares that do not count toward achievement of the requirements include: (a) shares held by mutual or hedge funds in which the non-employee director is a general partner, limited partner or investor; (b) unexercised outstanding stock options (whether or not vested); (c) unvested/unearned restricted stock units or

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CORPORATE GOVERNANCE

restricted stock; and (d) shares transferred to a non-employee director’s employer pursuant to such employer’s policies.

Executive Officers. Depending on their positions, our executive officers have minimum common stock ownership requirements of two to five times their annual base salary. The CEO’s minimum ownership requirement is five times his annual base salary, and the minimum ownership requirement for our other named executive officers for 2015 is three times their annual base salary. If at any time an executive officer’s equity holdings do not satisfy these requirements, depending on his or her position, the executive must retain 50% to 100% of the shares remaining after payment of taxes and exercise price upon the exercise of stock options or upon the vesting of restricted stock or the settlement of vested restricted stock units, as applicable. Shares that count toward compliance with the requirements include: shares owned outright (either directly or indirectly); vested restricted stock units; and allocated shares in other Company benefit plans. Unexercised outstanding stock options (whether or not vested) and unvested/unearned restricted stock and restricted stock units do not count toward compliance with the requirements.

Corporate Responsibility and Sustainability

We view it as a priority to operate in an environmentally and socially responsible manner, and it is our practice to act responsibly in relationships with our stockholders, customers, suppliers, employees, communities and other constituents. The seven pillars of our Corporate Responsibility program are:

•	Environmental Sustainability

•	Communities and Giving

•	People and Culture

•	Health and Safety

•	Ethics and Compliance

•	Governance

•	Procurement

We believe that we can make the greatest impact by:

•	mitigating the impact of the built environment on climate change;
•	using our talent, energy and resources to improve the quality of our communities and the lives of others; and

•	helping our employees to reach their full potential while providing a safe and ethical workplace.

In 2015 and in early 2016, our corporate responsibility efforts were recognized with the following awards and accolades:

•

We were named to the Dow Jones Sustainability Index – North America for the second year in a row, and we are the only commercial real estate services and investment firm included in that index. Inclusion in this index is based on an assessment of a company’s financially material environmental, social and governance factors.

•

For the third consecutive year, we were named as one of the World’s Most Ethical Companies by Ethisphere Institute, a leading international organization dedicated to the creation, advancement and sharing of best practices in business ethics, governance, anti-corruption and sustainability.

•	We were named to the 2015 CDP S&P 500 Climate Disclosure Leadership Index for the third year in a row in recognition of our transparency in our disclosure of climate change-related information.

•

For the third consecutive year, we achieved a perfect score on the Human Rights Campaign’s 2015 Corporate Equality Index and were designated as a “Best Place to Work” for Lesbian, Gay, Bisexual and Transgender Equality.

•	We received the U.S. Environmental Protection Agency’s 2016 Energy Star Sustained Excellence Award, which was our ninth consecutive year of “Partner of the Year” recognition.

•

For the eighth consecutive year, we were named to the “Companies That Care” Honor Roll by The Center for Companies That Care, which recognizes organizations that demonstrate 10 Characteristics of Socially Responsible Employers through their daily business practices.

To learn more about our corporate responsibility and sustainability efforts, please view our Corporate Responsibility Report on www.cbre.com/responsibility.

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CORPORATE GOVERNANCE

Communications with our Board

Stockholders and other interested parties may write to the Chair of the Board (who acts as the lead independent director), the entire Board or any of its members at CBRE Group, Inc., c/o Laurence H. Midler, Executive Vice President, General Counsel and Secretary, 400 South Hope Street, 25th Floor, Los Angeles, California 90071 or via email to larry.midler@cbre.com. The Board considers stockholder questions and comments to be important and endeavors to respond promptly and appropriately, even though the Board may not be able to respond to all stockholder inquiries directly.

The Board has developed a process to assist with managing inquiries and communications. The General Counsel will review any stockholder communications and will forward to the Chair of our Board, our Board or any of its members a summary and/or copies of any such correspondence that deals with the functions of our Board or committees thereof or that the General Counsel otherwise determines requires their attention. Certain circumstances may require that our Board depart from the procedures described above, such as the receipt of threatening letters or e-mails or voluminous inquiries with respect to the same subject matter.

Submission of Stockholder Proposals and Board Nominees

If you would like to include a proposal for stockholder consideration in our 2017 proxy statement or bring business before our annual meeting of stockholders in 2017, you must send notice to Laurence H. Midler, Secretary, CBRE Group, Inc., 400 South Hope Street, 25th Floor, Los Angeles, California 90071, by registered, certified, or express mail and provide the required information and follow the other procedural requirements as described below.

Stockholder Proposals for Inclusion in the 2017 Proxy Statement. Stockholders who wish to present a proposal in accordance with SEC Rule 14a-8 for inclusion in our proxy materials to be distributed in connection our 2017 annual meeting of stockholders must submit their proposals in accordance with that rule so that they are received by the Secretary at the address set forth above no later than the close of business on November 30, 2016. If the date of our 2017 annual meeting is more than 30 days before or after May 13, 2017, then the deadline to timely receive such material shall be a reasonable time before we begin to print and send our proxy materials. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received. As the rules of the SEC make clear, simply submitting a timely proposal does not guarantee that it will be included in our proxy materials.

Stockholder Director Nominations and Other Stockholder Proposals for Presentation at the 2017 Annual Meeting. In addition, our by-laws provide that a stockholder may bring business before our annual meeting if it is appropriate for consideration at an annual meeting and is presented properly for consideration. If a stockholder wishes to bring business to a meeting for consideration under the by-laws rather than under SEC Rule 14a-8, the stockholder must give our Secretary written notice of the stockholder’s intent to do so and provide the information required by the provision of our by-laws dealing with stockholder proposals. In addition, any stockholder is entitled to nominate one or more persons for election as directors. The notice of such a proposal or director nomination must be delivered to (or mailed to and received at) the address set forth above no later than February 12, 2017 and no earlier than January 13, 2017, unless our 2017 annual meeting of stockholders is to be held more than 30 days before, or more than 70 days after, May 13, 2017, in which case the stockholder’s notice must be delivered not earlier than the close of business on the 120th day prior to the 2017 annual meeting and not later than the close of business on the later of the 90th day prior to the 2017 annual meeting or the 10th day after public announcement of the date of the 2017 annual meeting is first made. In the event that the number of directors to be elected at the annual meeting is increased and no public announcement naming all of the nominees or specifying the size of the increased Board has been made by February 2, 2017, then notice of a stockholder’s nomination to fill the new position or positions may be delivered to (or mailed to and received at) the address set forth above no later than the close of business on the 10th day after public announcement of such increase is first made. The requirements for such stockholder’s notice are set forth in our by-laws, which are posted on the Corporate Governance section of the Investor Relations page on our website at www.cbre.com.

We will submit all candidates nominated by a stockholder pursuant to the procedures and requirements above to the Governance Committee for its review, and this submission may include an analysis of the candidate from our management. Any stockholder making a nomination in accordance with the foregoing process will be notified of the Governance Committee’s decision.

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PROPOSAL 2  RATIFY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016

The Audit and Finance Committee of our Board appointed KPMG LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2016. During 2015, KPMG LLP served as our independent accountant and reported on our consolidated financial statements for that year. KPMG LLP has been our independent auditor at all times since 2008.

The Audit and Finance Committee periodically considers whether to rotate our independent auditor in order to assure continuing auditor independence. The Board and the members of the Audit and Finance Committee believe that the continued retention of KPMG LLP as the Company’s independent auditor in fiscal year 2016 is in the best interests of the Company and its stockholders.

We expect that representatives of KPMG LLP will attend the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

Although stockholder ratification is not required, the appointment of KPMG LLP is being submitted for ratification at the Annual Meeting with a view towards soliciting stockholders’ opinions, which the Audit and Finance Committee will take into consideration in future deliberations. If KPMG LLP’s selection is not ratified at the Annual Meeting, the Audit and Finance Committee will consider the engagement of other independent accountants. The Audit and Finance Committee may terminate KPMG LLP’s engagement as our independent accountant without the approval of our stockholders whenever the Audit and Finance Committee deems termination appropriate.

Required Vote

Approval of this Proposal 2 requires the affirmative vote (i.e., “FOR” votes) of a majority of the shares present or represented and entitled to vote thereon at our 2016 Annual Meeting. A vote to “ABSTAIN” will count as “present” for purposes of this Proposal and so will have the same effect as a vote “AGAINST” this Proposal. In the absence of instructions, your broker may vote your shares on this Proposal. For more information, see “General Information about the Annual Meeting—Voting Instructions and Information—If you do not vote/effect of broker non-votes” on page 70.

Recommendation

Our Board recommends that stockholders vote “FOR” ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

CBRE - 2016 Proxy Statement	23

AUDIT AND OTHER FEES

The following table shows the fees for audit and other services provided by KPMG LLP for the fiscal years ended December 31, 2015 and 2014 (in millions):

	Fiscal 2015	Fiscal 2014
Audit Fees	$7.5	7.5
Audit-Related Fees	1.9	1.6
Tax Fees	4.4	3.2
All Other Fees	—	—
TOTAL FEES	$13.8	12.3

A description of the types of services provided in each category is as follows:

Audit Fees—Includes fees associated with the audit of our annual financial statements, review of our annual report on Form 10-K and quarterly reports on Form 10-Q, statutory audits, and consents and assistance with and review of registration statements filed with the SEC. In addition, audit fees include those fees related to KPMG LLP’s audit of the effectiveness of our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act.

Audit-Related Fees—Includes fees associated with the audit of our employee benefit plans, financial due diligence in connection with acquisitions and accounting consultations related to GAAP and the application of GAAP to proposed transactions. In addition, audit-related fees include those fees related to KPMG LLP’s audit of the effectiveness of our internal controls over client accounting.

Tax Fees—Includes fees associated with tax compliance at international locations, domestic and international tax advice and planning and assistance with tax audits and appeals.

None of the services described above was required to be approved by the Audit and Finance Committee pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

Audit and Finance Committee Pre-Approval Process

The Audit and Finance Committee is responsible for overseeing and approving our independent auditor’s fees, and pre-approves all audit and permissible non-audit services provided by our independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent auditors and management are required to periodically report to the Audit and Finance Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval process and the fees for the services performed to date. In certain one-off cases, the Audit and Finance Committee Chair (on behalf of the Committee) may also pre-approve particular services, with that pre-approval subject to subsequent Committee ratification.

Audit and Finance Committee Report

The Audit and Finance Committee consists of four directors, each of whom is independent under NYSE rules and applicable securities laws. The Board of Directors has determined that each member of the Audit and Finance Committee is financially literate as required under NYSE rules as well as an audit committee financial expert as described under “Corporate Governance—Board Meetings and Committees—Audit and Finance Committee” on page 16. The Audit and Finance Committee operates under a written charter adopted by the Board of Directors, a copy of which is published in the Corporate Governance section of the Investor Relations page of our website at www.cbre.com.

The Audit and Finance Committee assists the Board in fulfilling its responsibilities to our stockholders with respect to our independent auditors, our corporate accounting and reporting practices, risk oversight and the quality and integrity of our financial statements and reports. The Audit and Finance Committee is directly responsible for overseeing the appointment, compensation, retention and oversight of the

24	CBRE - 2016 Proxy Statement

AUDIT AND OTHER FEES

work of our independent auditor, and the Audit and Finance Committee and its chair oversee the selection of our independent auditor’s lead engagement partner. In addition, the Audit and Finance Committee reviews and considers all potential related-party and corporate-opportunity transactions involving us and our directors and executive officers, and periodically reviews our balance sheet management, borrowing and capital markets activities as well as our merger-and-acquisition and co-investment performance.

The Audit and Finance Committee discussed with our independent auditors the scope, extent and procedures for the fiscal 2015 audit. Following completion of the audit, the Audit and Finance Committee met with our independent auditors, with and without management present, to discuss the results of their examinations, the cooperation received by the auditors during the audit examination, their evaluation of our internal controls over financial reporting and the overall quality of our financial reporting.

Management is primarily responsible for our financial statements, reporting process and systems of internal controls. In ensuring that our management fulfilled that responsibility, the Audit and Finance Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Discussion topics included the quality and acceptability of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and an assessment of the work of the independent auditors.

The independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements with GAAP. The Audit and Finance Committee reviewed and discussed with the independent auditors their judgments as to the quality and acceptability of our accounting principles and such other matters as are required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 “Communications with Audit Committees” and the Sarbanes-Oxley Act of 2002. In addition, the Audit and Finance Committee received from the independent auditors written disclosures and a letter regarding their independence as required by applicable rules of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit and Finance Committee, discussed with the independent auditors their independence from us and our management and considered the compatibility of non-audit services with the auditors’ independence.

Based on the reviews and discussions described above, the Audit and Finance Committee recommended to the Board (and the Board subsequently approved) the inclusion of the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.

In addition, the Audit and Finance Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. The Board concurred with the selection of KPMG LLP. The Board has recommended to our stockholders that they ratify and approve the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

In accordance with law, the Audit and Finance Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints that we receive regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission of complaints by our employees received through established procedures of concerns regarding questionable accounting or auditing matters. The Audit and Finance Committee approved the establishment of an ethics and compliance program in 2004 and receives periodic reports from our Chief Ethics and Compliance Officer regarding that program.

Audit and Finance Committee

Curtis F. Feeny, Chair

Brandon B. Boze

Laura D. Tyson

Gary L. Wilson

Notwithstanding any statement in any of our filings with the SEC that might be deemed to incorporate part or all of any filings with the SEC by reference, including this Proxy Statement, the foregoing Report of the Audit and Finance Committee is not incorporated into any such filings.

CBRE - 2016 Proxy Statement	25

PROPOSAL 3  ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION FOR 2015

Executive compensation is an important matter for us and our stockholders. This proposal provides our stockholders with the opportunity to cast an advisory vote on our named executive officer compensation for 2015. In deciding how to vote on this proposal, our Board encourages you to read the “Compensation Discussion and Analysis” section beginning on page 27 for a detailed description of our executive compensation philosophy and programs.

The primary goal of our executive compensation program is the same as our goal for operating the Company—to produce distinct advantages for our clients, employees and stockholders by creating real-estate solutions that drive our long-term value and growth. To achieve this goal, we have designed an executive compensation program based on the following principles:

•

Paying for performance—A significant portion of each executive’s potential compensation is “at risk,” with incentive programs tied to financial and strategic performance measures and our stock price performance. The financial measures may be at the corporate level, or based on a combination of corporate and business unit performance, depending on the executive’s position. In 2015, our named executive officers (taken collectively) had on average approximately (1) 84% of their total target direct compensation paid as variable (as opposed to fixed) compensation, (2) 45% of their total target direct compensation tied to financial and strategic metrics (our annual cash bonus awards and Adjusted EPS Equity Awards) and (3) 59% of their total target compensation tied to our stock price performance (our Adjusted EPS Equity Awards and Time Vesting Equity Awards).

•

Alignment with the interests of stockholders—Equity awards (including those tied to our financial performance) and promoting stock ownership align our executives’ financial interests with those of our stockholders.

•	Attracting and retaining top talent—The compensation of our executives must be competitive so that we may attract and retain talented and experienced executives.

•	Transparency and corporate governance—It is critical to us that we are transparent and reflect best practices in corporate governance when establishing our executive compensation.

Our Board is committed to excellence in governance and recognizes the interest of our stockholders in our executive compensation program. As a part of that commitment, and in accordance with SEC rules, our stockholders are being asked to approve an advisory resolution on the compensation of the named executive officers as reported in this Proxy Statement. This proposal, commonly known as a “say on pay” proposal, gives you the opportunity to endorse or not endorse our 2015 executive compensation program and policies for the named executive officers through the following resolution:

RESOLVED, that the compensation paid to our named executive officers for 2015 set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in this Proxy Statement, as disclosed pursuant to Item 402 of Regulation S-K, is hereby approved on an advisory basis.

This vote is not intended to address any specific item of compensation, but rather the overall compensation that was paid for 2015 to our named executive officers resulting from our compensation objectives, policies and practices as described in this Proxy Statement. Because your vote is advisory, it will not be binding upon the Board. However, the Board and the Compensation Committee value the opinions expressed by our stockholders and will review the voting results in connection with their ongoing evaluation of our executive compensation program.

The Board has adopted a policy providing for annual “say on pay” advisory votes. Accordingly, the next “say on pay” vote will occur at our annual meeting of stockholders in 2017.

Required Vote

Approval of this Proposal 3 requires the affirmative vote (i.e., “FOR” votes) of a majority of the shares present or represented and entitled to vote thereon at our 2016 Annual Meeting. A vote to “ABSTAIN” will count as “present” for purposes of this Proposal and so will have the same effect as a vote “AGAINST” this Proposal. A broker non-vote will not count as “present,” and so will have no effect in determining the outcome with respect to this Proposal.

Recommendation

Our Board recommends that stockholders vote “FOR” the advisory resolution to approve named executive officer compensation for 2015.

26	CBRE - 2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis, or CD&A, provides you with detailed information regarding the material elements of compensation paid to our executive officers, including the considerations and objectives underlying our compensation policies and practices. Although our executive compensation program is generally applicable to all of our executive officers, this CD&A focuses primarily on the program as applied to the following executives (whom we refer to as “named executive officers”), which executives served in the following principal capacities as of December 31, 2015:

Robert E. Sulentic	President and CEO
James R. Groch	Chief Financial Officer and Global Director of Corporate Development
Michael J. Lafitte	Chief Operating Officer
Calvin W. Frese, Jr.	Chief Executive Officer—Americas
William F. Concannon	Chief Executive Officer—Global Workplace Solutions

2015 Executive Summary

Business Highlights

In fiscal year 2015, we delivered strong results. Some highlights are as follows:

•	Our revenue totaled $10.9 billion, up 20% from 2014.

•	Our adjusted EBITDA was $1.4 billion, up 21% from 2014.[2]

•	Our adjusted net income was $689.2 million, up 23% from 2014.[2]

•	Our adjusted EPS was $2.05, up 22% from 2014.[2]

•

We completed the acquisition of Johnson Controls, Inc.’s Global Workplace Solutions business (our largest acquisition since 2006). This acquisition solidified our leadership position in the fast-growing occupier-outsourcing business.

•

We increased the stability of our revenue sources, which is a key strategic goal for us. Our contractual revenue (which includes revenues from our occupier-outsourcing, Asset Services, Global Investment Management and Valuation business lines) increased substantially in 2015 versus 2014 as a result of (among other things) our Global Workplace Solutions acquisition.

•	We successfully recruited hundreds of new brokerage producers (net of departures).

•	We significantly strengthened our balance sheet, and had more than $3.0 billion in available liquidity at year-end 2015.

2        For supplemental financial data and a corresponding reconciliation of (a) net income computed in accordance with GAAP to adjusted EBITDA and (b) net income computed in accordance with GAAP to adjusted net income and to adjusted EPS, in each case for the fiscal years ended December 31, 2015 and 2014, please see Annex A to this Proxy Statement.

CBRE - 2016 Proxy Statement	27

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Highlights

We achieved strong overall financial and operational performance in 2015 over 2014. Historically, our Board has set aggressive targets to achieve strategic growth and increase shareholder value consistent with stockholder expectations of growth in profits each year, and our 2015 operating plan assumed continued solid growth over 2014. In 2015, we achieved our internal growth target on a global basis as well as for our Americas region and our Global Workplace Solutions line of business. The performance of our Americas region and Global Workplace Solutions line of business directly affected a portion of the compensation for two of our named executive officers—Calvin W. Frese, Jr. (our CEO—Americas) and William F. Concannon (our CEO—Global Workplace Solutions)—as we describe on page 29.

Our pay philosophy emphasizes pay-for-performance through significant variable compensation tied to accomplishments against financial metrics and strategic measures relative to targets and goals. Due to our solid overall financial and operational performance in 2015, and after giving effect to each executive’s strong performance on his respective strategic measures, the total direct cash compensation earned in respect of 2015 was above the target amounts established for our CEO and other named executive officers.

Summarized on page 29 are the key components of our executive compensation program established and administered by the Board’s Compensation Committee (which we shall refer to in this CD&A as the “Committee”) with respect to our executive compensation program for the named executive officers for 2015. Messrs. Sulentic’s, Groch’s, Lafitte’s and Frese’s compensation increases in 2015 reflected their positive performance as well as better alignment with compensation opportunities among other Company executives and market conditions. Mr. Concannon was not a named executive officer for 2014, and so we do not present compensation information for him for that year.

In March 2015, we also adopted a Change in Control and Severance Plan for Senior Management. For a more detailed description of this Plan, see “Executive Compensation—Summary of Plans, Programs and Agreements—Severance Plan; Treatment of Death, Disability and Retirement Under 2013, 2014 and 2015 Equity Award Agreements” on page 54.

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COMPENSATION DISCUSSION AND ANALYSIS

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

Titles indicated in table reflect principal capacity in which the named executive officer served as of December 31, 2015. All base salary changes were effective April 1, 2015.

Compensation Component	Description and Purpose	Committee Actions for 2015
Base Salary

• Provides a minimum level of fixed compensation necessary to attract and retain senior executives.

• Set at a level that recognizes the skills, experience, leadership and individual contribution of each executive as well as the scope and complexity of the executive’s role, including due consideration given to appropriate comparator group benchmarking.

• In 2015, the Committee increased base salary for the following executives relative to 2014:

–   Robert E. Sulentic, our President and CEO, to $990,000, an increase of $90,000.

–   James R. Groch, our Chief Financial Officer and Global Director of Corporate Development, to $770,000, an increase of $70,000.

–   Michael J. Lafitte, our Chief Operating Officer, to $700,000, an increase of $100,000.

–   Calvin W. Frese, Jr., our CEO—Americas, to $680,000, an increase of $80,000.

–   The base salary of William F. Concannon, our CEO—Global Workplace Solutions, was $675,000 in 2015. Mr. Concannon was not a named executive officer for 2014, and so we do not present compensation information for him for that year.

Annual Performance Awards

• Variable cash incentive opportunity tied to achievement of financial and individual strategic objectives.

• The financial performance measure used to determine a significant portion of each executive’s earned award is adjusted EBITDA as measured at the global level and, for each of our business units, as measured at the business unit level.

• Each executive has a target cash performance award opportunity, consisting of a “financial portion” (80% of the total award for 2015) and a “strategic measures portion” (20% of the total award for 2015).

• Actual cash incentive awards earned can range from zero to 200% of target.

• An executive may also earn a supplemental and discretionary bonus award in cases of exceptional and exceedingly deserving circumstances.

• In 2015, the Committee increased the target annual performance award for the following executives relative to 2014:

–   Robert E. Sulentic, our President and CEO, to a $1,485,000 target, an increase of $135,000. Mr. Sulentic’s actual annual performance award earned for 2015 was $2,600,000, which amount included a supplemental and discretionary one-time $607,130 award granted by the Committee under our Executive Bonus Plan in recognition of his exemplary leadership and outstanding performance during 2015.

–   James R. Groch, our Chief Financial Officer and Global Director of Corporate Development, to a $1,155,000 target, an increase of $155,000. Mr. Groch’s actual annual performance award earned for 2015 was $2,050,000, which amount included a supplemental and discretionary $500,000 “CEO award” granted under our Executive Bonus Plan in recognition of his exemplary leadership and outstanding performance during 2015.

–   Michael J. Lafitte, our Chief Operating Officer, to a $1,050,000 target, an increase of $100,000. Mr. Lafitte’s actual annual performance award earned for 2015 was $1,809,100, which amount included a supplemental and discretionary $400,000 “CEO award” granted under our Executive Bonus Plan in recognition of his exemplary leadership and outstanding performance during 2015.

–   Calvin W. Frese, Jr., our CEO—Americas, to a $1,020,000 target, an increase of $120,000. Mr. Frese’s actual annual performance award earned for 2015 was $1,682,800, which amount included a supplemental and discretionary $400,000 “CEO award” granted under our Executive Bonus Plan in recognition of his exemplary leadership and outstanding performance during 2015.

–   The target annual performance award for 2015 for William F. Concannon, our CEO—Global Workplace Solutions, was $941,700, which represents his combined target awards under both our Global Operating Committee Bonus Plan and our Executive Bonus Plan (both of which he participated in for 2015). His actual annual performance award earned (combined for both plans) for 2015 was $1,480,900, which amount included a supplemental and discretionary $300,000 “CEO award” granted under our Executive Bonus Plan in recognition of his exemplary leadership and outstanding performance during 2015. Mr. Concannon was not a named executive officer for 2014, and so we do not present compensation information for him for that year. For a further description of Mr. Concannon’s bonus-plan participation during

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Component	Description and Purpose	Committee Actions for 2015

2015 and his target and actual awards under those plans, see “Mr. Concannon’s Annual Performance Awards During 2015” on page 40.

• We believe the supplemental and discretionary “CEO Awards” noted above for Mr. Sulentic and our other named executive officers for 2015 were well-deserved based on our and their outstanding achievements during the year. We summarize these achievements under “Supplemental and discretionary awards granted under our EBP” on page 40.

Long-Term Incentives

• Annual grants of restricted stock units (with a mix of time- and performance-based vesting conditions in 2015) intended to align the interests of our executives with those of stockholders over a multi-year period, and to support executive retention objectives.

• In 2015, our executives received two-thirds of their target annual long-term incentive award value in the form of a Time Vesting Equity Award, and they received one-third of the target award value in the form of an Adjusted EPS Equity Award. (We describe these two types of awards in greater detail under the heading “Components of Our Program—Elements of our compensation program” beginning on page 34.)

• In 2015, the Committee increased the annual equity award target for the following executives relative to 2014:

–   Robert E. Sulentic, our President and CEO, to $4,125,000, an increase of $375,000.

–   James R. Groch, our Chief Financial Officer and Global Director of Corporate Development, to $3,000,000, an increase of $300,000.

–   Michael J. Lafitte, our Chief Operating Officer, to $2,320,000, an increase of $100,000.

–   Calvin W. Frese, Jr., our CEO—Americas, to $2,250,000, an increase of $90,000.

–   The annual equity award target of William F. Concannon, our CEO—Global Workplace Solutions, was $2,050,000 in 2015. Mr. Concannon was not a named executive officer for 2014, and so we do not present compensation information for him for that year.

• The Committee granted each named executive officer’s annual equity award in August 2015 in the same amount as the targets indicated above (rounded down to the nearest whole share).

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COMPENSATION DISCUSSION AND ANALYSIS

Corporate Governance Highlights

Compensation and Corporate Governance Policies and Practices
•Independence

We have a Compensation Committee that is 100% independent. The Committee engages its own compensation consultant and confirms each year that the consultant has no conflicts of interest and is independent.

•No Hedging

We have a policy prohibiting all directors and employees from engaging in any hedging transactions with respect to securities of the Company held by them, which includes the purchase of any financial instrument (including prepaid variable forward contracts, equity swaps and collars) designed to hedge or offset any decrease in the market value of our securities.

•Compensation Clawback Policy

We have a “compensation clawback policy” that permits the Company, subject to the discretion and approval of our Board, to recover cash-based and performance-based-equity incentive compensation paid to any current or former “Section 16 officer” if there is a restatement of our financial results in certain circumstances. These circumstances are described in greater detail in this CD&A under the heading “Other Relevant Policies and Practices” on page 43.

•Stock Ownership Requirements

We have stock ownership requirements for directors and our executive officers that require retention of threshold amounts of the net shares acquired upon the exercise of stock options, the vesting of restricted stock or the settlement of vested restricted stock units until required ownership levels are met.

•Equity Award Policy

We have an Equity Award Policy that is designed to maintain the integrity of the equity award process, including timing and value of awards. The Equity Award Policy sets the timing of our annual equity grants to management and imposes stringent controls around any award made outside of the normal cycle.

•No “Single Trigger” Change of Control Payments

We do not have employment contracts, plans or other agreements that provide for “single trigger” change of control payments or benefits (including automatic accelerated vesting of equity awards upon a change of control only) to any of our named executive officers.

•No Special Perquisites	Our named executive officers receive no special perquisites or other personal benefits, unless such benefits serve a reasonable business purpose, such as customary expatriate benefits.
•No Tax Gross-Ups	As a policy matter, we do not provide tax gross-ups to our named executive officers.

Philosophy and Objectives of Our Executive Compensation Program

Compensation plays a vital role in supporting short- and long-term business objectives that ultimately drive business success. We believe that our compensation programs should focus our executives on creating sustainable long-term stockholder value. As a result, we reward our executives for annual and long-term business performance, based on global and/or business unit financial performance as well as based on progress against individual strategic performance measures.

The Committee establishes and administers our executive compensation program. The primary objectives of the program are to attract and retain accomplished and high-

performing executives and to motivate those executives to consistently achieve short- and long-term goals that will create enduring improvements in stockholder value. These short- and long-term compensation incentives are designed to:

•

Link pay to performance—We place a significant portion of each executive officer’s potential compensation “at risk,” with incentive programs tied to financial and strategic performance measures and our stock price performance. Depending on the executive’s position, the financial measures may be at the “corporate” level (i.e., based on our global consolidated results) or based on a combination of corporate and business unit performance, and depending on

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COMPENSATION DISCUSSION AND ANALYSIS

the achievement of these financial and strategic measures, the resulting payout could be above, at or below target amounts. In addition, all of our long-term incentives have a performance component in that the ultimate value of those incentives is tied to our stock price and/or financial results over a multi-year period, and we seek to further link our long-term incentives to our financial results and shareholder returns by awarding one-third of our executives’ total annual equity grant value in the form of an Adjusted EPS Equity Award and the remaining two-thirds in the form of a Time Vesting Equity Award. (These awards are further described under the heading “Components of Our Program—Elements of our compensation program” beginning on page 34.)

•

Align the interests of our executives with those of our stockholders—We seek to instill a sense of ownership in the Company through annual equity-based awards and stock ownership requirements applicable to our directors and executives. Equity awards align an executive’s financial interests with those of our stockholders by creating incentives to preserve and increase stockholder value as well as achieve solid financial results for our stockholders over a multi-year period.

•

Attract and retain top leadership talent—To successfully execute our business strategy, we must attract and retain top talent in our industry. This requires us to provide our executives with compensation opportunities at a level commensurate with other organizations competing for their talents.

•

Be transparent and reflect best practices in corporate governance—In addition to implementing compensation programs that are easily understood and tracked, we have adopted specific policies and practices that are designed to further align executive compensation with long-term stockholder interests as described under “Corporate Governance Highlights” on page 31.

We believe that our stockholders recognize the positive attributes of our executive compensation program. As previously noted, we received strong support for our executive compensation from our stockholders at our 2015 annual meeting of stockholders, at which over 96% of the votes cast on the “say on pay” proposal were in favor of the 2014 compensation for our named executive officers.

How We Make Compensation Decisions

Our Compensation Committee

Each year, the Committee determines the appropriate target levels of each component of compensation for each executive officer based on factors the Committee deems relevant in its business judgment. Key factors that the Committee may consider in any given year include:

•	Industry and market conditions

•	“Corporate” financial performance (i.e., based on our global consolidated results) and business unit financial performance

•	Corporate and business unit performance relative to competitors

•	Individual factors, including performance and expectations, responsibilities, experience, retention risk, succession planning, prior compensation and positioning among other senior executives

•	Overall effectiveness of the compensation program in achieving, measuring and rewarding desired performance levels

•	The results of our annual “say on pay” vote from the prior year’s annual meeting of stockholders

•	Advice from the Committee’s independent compensation consultant

•	Market compensation data among comparable companies

•	Current and evolving practices and trends among comparable companies

These factors may vary from year to year based upon the Committee’s subjective business judgment reflecting its members’ collective experience. Upon setting target compensation levels, the Committee then reviews our Board-approved annual operating plan and related strategy and objectives and uses this information to establish annual financial and strategic performance goals for each executive officer. Following year-end, performance relative to these goals is measured, and individual compensation levels are then determined.

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COMPENSATION DISCUSSION AND ANALYSIS

Our Chief Executive Officer

Our CEO meets with the Committee and its independent compensation consultant to provide perspective about us and our industry that may be helpful in conducting an accurate survey of relevant market data from time to time. In addition, our CEO makes recommendations on non-CEO executive compensation, reviews the consultant’s report to the Committee and provides the Committee with commentary on portions of the report. At the invitation of the Committee, he also attends meetings when the performance of other executive officers is discussed. During these meetings, our

CEO provides an assessment of those executives’ performance and recommends a payout percentage with respect to the strategic measures portion of the annual performance bonus for each of those executive officers. The Committee makes all ultimate compensation decisions (including for our CEO), incorporating both the feedback from its independent compensation consultant and our CEO. Our CEO does not attend Committee discussions where the Committee evaluates his performance or sets his compensation.

The Committee’s Independent Compensation Consultant

The Committee has retained Frederic W. Cook & Co., Inc., or FW Cook, as its independent compensation consultant. FW Cook reports directly to the Committee, attends meetings and provides advice to the Committee Chair. FW Cook prepares analyses for the Committee based on its review of market data that it believes to be relevant, including compensation levels at, and the financial performance of, a comparator group of companies identified for the relevant period. FW Cook meets with the Committee and with management to solicit input on job scope, performance, retention issues and other factors that it views as relevant. FW Cook then prepares reports for the Committee with respect to management recommendations as to compensation opportunities of the applicable executive officers and the reasonableness of such recommendations. The Governance Committee also engages FW Cook from time to time to advise it on non-employee director compensation and FW Cook advises the Compensation Committee on compensation-related developments and best practices.

FW Cook has not provided any services for us other than the services that it provided to the Committee (and may from time to time provide to the Governance Committee with respect to non-employee director compensation). After considering, among other things, the other factors described elsewhere in this Proxy Statement with respect to FW Cook’s work for the Committee and (i) the absence of any business or personal relationship between FW Cook and any member of the Committee or any of our executive officers, (ii) a certification from FW Cook that it does not trade in our securities, (iii) FW Cook’s Independence Policy that is reviewed annually by its board of directors and (iv) FW Cook’s policy of proactively notifying the Committee chair of any potential or perceived conflicts of interest, the Committee has concluded that FW Cook is independent and that its work does not raise any conflict of interest.

Comparative Market Data

We seek to offer total compensation competitive with the market in which we compete for executive talent. For some positions, this market is broader than the commercial real estate services and investment industry in which we operate. Accordingly, the Committee periodically reviews comparator company compensation data, general industry compensation survey data and recommendations from the Committee’s independent compensation consultant to understand whether our executive compensation is reasonable and competitive.

For certain executives, the Committee examines target compensation levels against business services sector comparators and a broad group of non-manufacturing companies, including those that the Committee considers to be our most comparable public company competitors. This group changes from time to time, and for 2015 executive-compensation-planning purposes it consisted of the following companies:

AECOM	Jones Lang LaSalle Incorporated
Aon plc	KBR, Inc.
Cognizant Technology Solutions Corporation	Kelly Services, Inc.
EMCOR Group, Inc.	Leidos Holdings, Inc.
Fidelity National Financial, Inc.	Marsh & McLennan Companies, Inc.
First American Financial Corporation	Robert Half International Inc.
Fiserv, Inc.	Unisys Corporation
Foster Wheeler AG	Willis Group Holdings Public Limited Company
The Interpublic Group of Companies, Inc.	XL Group plc
Jacobs Engineering Group Inc.

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COMPENSATION DISCUSSION AND ANALYSIS

The group of companies listed above includes business services companies outside our industry, with stature, size and complexity that are generally similar to our own, in recognition of the fact that competition for senior management talent is not limited to our industry. We believe that the compensation paid by the comparator group, taken as a whole, serves as one appropriate reference for our executive compensation, and we do not target any particular compensation percentile within the comparator group when setting executive compensation.

The Committee considers market compensation data that it believes to be reliable and relevant when establishing executive compensation targets. As one factor in setting compensation targets for our CEO, the Committee examines data for comparable positions in the comparator group described above, which indicates, for example, that our CEO’s base salary and annual incentive targets should be above those of the next highest paid Company executive. This is partly a function of competitive market data, which indicates that chief executive officers are paid significantly higher than other executives, but it also reflects the Committee’s view that our CEO bears ultimate responsibility for our global results and our overall success, such that his compensation opportunity should be set higher. Because reliable comparative data for other positions that might be specific to our business, such as a head of corporate development or a regional or business-unit chief executive officer, is not broadly available from the comparator group, the Committee reviews components of the comparator group or the most comparable level positions (e.g., 2nd or 3rd highest paid), as well as other data from outside the identified comparator group that it considers to be a reliable indicator of market compensation levels for those positions. As noted above, market compensation data is only one of many factors considered by the Committee when setting the compensation mix and levels for any particular executive.

Say on Pay Results

The Committee also considers the results of annual stockholder advisory votes on the compensation of our named executive officers in connection with the discharge of its responsibilities. We received strong support for our executive compensation from our stockholders at our 2015 annual meeting of stockholders, at which over 96% of the votes cast on the “say on pay” proposal were in favor of the 2014 compensation for our named executive officers. At the 2016

Annual Meeting, we will again hold an advisory vote to approve our named executive officer compensation for 2015. See “Proposal 3—Advisory Resolution to Approve Named Executive Officer Compensation for 2015” on page 26.

The Committee will continue to consider the results of these annual advisory votes in evaluating our executive compensation policies and programs.

Compensation Risk Assessment

The Committee annually reviews the risks that may arise from our compensation programs, and in 2015 we undertook a comprehensive assessment of risk relating to those programs. Our management prepared a detailed inventory of all of our compensation programs, and FW Cook, on behalf of the Committee, worked with our management to analyze each program’s design to determine whether the program creates or encourages excessive or inappropriate risk taking. Based on this review and analysis, we and the Committee have concluded that our compensation programs do not present any risk that is reasonably likely to have a material adverse effect on us.

Components of Our Program

Elements of our compensation program

The compensation program for our named executive officers consists primarily of three elements, which are described in more detail below:

•	Base salary

•	Annual performance awards (paid in cash)

•	Long-term equity-based incentives (granted with time-based and performance-based vesting conditions)

A significant percentage of our executive officers’ compensation package is variable, consisting of annual cash performance awards and long-term equity-based incentives. As shown in the charts below, for 2015, the targeted annual cash performance awards and long-term equity incentives comprised approximately (i) 85% of total target direct compensation for our CEO and (ii) on average 84% of total target direct compensation for our CEO together with our other named executive officers (taken collectively).

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COMPENSATION DISCUSSION AND ANALYSIS

We endeavor to attract, motivate and retain exceptional individuals with demonstrated leadership and other capabilities required to implement innovative business initiatives, while concurrently encouraging those leaders to work towards ambitious long-term business objectives. We further seek to customize our pay practices based on individual performance, leadership and potential, as well as overall enterprise and business unit results. We assess our executives in the context of a methodical performance management process. We believe that our pay practices support all of these efforts.

Base salary: We provide competitive base salaries that allow us to attract and retain a high-performing leadership team at a reasonable level of fixed costs. Base pay levels generally reflect a variety of factors, such as the executive’s skill and experience, the seniority of the position, the difficulty of finding a replacement, affordability and the positioning of the base pay against market salary levels and against base salaries of other senior executives at the Company. Base salaries are generally reviewed annually during the first quarter of the year but may also be reviewed at other times if an executive officer’s responsibilities have materially changed or other special circumstances so warrant.

In 2015, we paid base salaries to our named executive officers as set forth in the table below (which table reflects the principal capacity in which the executive served as of December 31, 2015). For additional information regarding the base salaries (and the reasons for any associated increases) of our named executive officers for 2015, see the heading entitled “2015 Executive Summary—Executive Compensation Highlights” on page 28.

Name	2015 Base Salary*	Change from 2014
Robert E. Sulentic President and Chief Executive Officer	$990,000	Increased in 2015 by $90,000.
James R. Groch Chief Financial Officer and Global Director of Corporate Development	$770,000	Increased in 2015 by $70,000.
Michael J. Lafitte Chief Operating Officer	$700,000	Increased in 2015 by $100,000.
Calvin W. Frese, Jr. Chief Executive Officer—Americas	$680,000	Increased in 2015 by $80,000.
William F. Concannon Chief Executive Officer—Global Workplace Solutions	$675,000	Mr. Concannon was not a named executive officer for 2014, and so we do not present compensation information for him for that year.

*All base salary changes were effective April 1, 2015.

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COMPENSATION DISCUSSION AND ANALYSIS

Annual performance awards: The Committee grants annual performance awards to our executive officers under our stockholder-approved Executive Incentive Plan, or EIP. The EIP is an incentive plan that permits executives to earn performance awards up to an individual cap based on a percentage of our adjusted EBITDA for the relevant performance period, which cap is 2.25% for our CEO and 1.50% for each of our other executive officers. Within the framework of the EIP, the Committee uses our Executive Bonus Plan, or EBP, to establish target and maximum awards and determine actual payouts thereunder for our executives. The EBP is designed to motivate and reward executives by aligning pay with annual performance, and the amount of an award thereunder is measured by the executive’s success against a combination of challenging financial and strategic performance measures established by the Committee. The maximum payout of annual performance awards to an executive under the EBP is generally less than his or her respective cap under the EIP. Notwithstanding this maximum payout under the EBP, the Committee may (among other things) exercise its discretion in any year to award additional amounts to an executive up to his or her respective cap under the EIP or to pay an additional bonus outside of the EIP. In addition, although annual performance awards under the EIP and EBP are typically paid in cash, we may determine in any year to pay an award under either plan in the form of Company stock or other non-cash forms of compensation.

Annual EBP Target Award: In 2015, the Committee established annual performance award targets for our named executive officers under the EBP as set forth in the table below (which table reflects the principal capacity in which the executive served as of December 31, 2015). For additional information regarding the annual performance award targets (and the reasons for any associated increases) of our named executive officers for 2015, see the heading entitled “2015 Executive Summary—Executive Compensation Highlights” on page 28.

Name	2015 EBP Target Awards		Change from 2014
Robert E. Sulentic President and Chief Executive Officer	$1,485,000		Increased in 2015 by $135,000.
James R. Groch Chief Financial Officer and Global Director of Corporate Development	$1,155,000		Increased in 2015 by $155,000.
Michael J. Lafitte Chief Operating Officer	$1,050,000		Increased in 2015 by $100,000.
Calvin W. Frese, Jr. Chief Executive Officer—Americas	$1,020,000		Increased in 2015 by $120,000.
William F. Concannon Chief Executive Officer—Global Workplace Solutions	$941,700	(1)	Mr. Concannon was not a named executive officer for 2014, and so we do not present compensation information for him for that year.
(1)

This amount reflects Mr. Concannon’s combined target awards under both our GOC Bonus Plan and our EBP (both of which he participated in for 2015), in each case as pro-rated for the portion of 2015 in which he participated in such plan. For a further description of Mr. Concannon’s 2015 annual performance awards, see “Mr. Concannon’s Annual Performance Awards During 2015” on page 40.

2015 Adjusted EBITDA Target under the EBP: The Committee uses adjusted EBITDA when establishing financial performance targets under the EBP so that we can effectively tie compensation to our operating results.3 We believe sustained growth in profitability over time significantly correlates to value creation for our stockholders. As such, we seek to appropriately align our executives’ compensation to performance in the areas where they have the most direct impact. For our CEO and other corporate executives who manage our global business, we measure adjusted EBITDA against plan at the global level. For our regional and business unit executives, we measure adjusted EBITDA against plan at both the global level and the regional and business unit levels. We believe that this combined measurement encourages them to collaborate with and contribute to the success of their global colleagues. For 2015, the Committee decided that 80% of the 2015 EBP award for the named executive officers was to be weighted on financial performance measures (using adjusted EBITDA) and that the remaining 20% was to be weighted on both financial performance measures and individual strategic measures (as discussed below).

[3]	For additional information on adjusted EBITDA, please see footnote (2) under “Proxy Summary Information” on page 2.

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COMPENSATION DISCUSSION AND ANALYSIS

The 2015 adjusted EBITDA targets for our named executive officers, as compared to actual adjusted EBITDA in 2015, were as follows:

	Target for adjusted EBITDA	Actual adjusted EBITDA		Relevant Business Measure Weighting
President and Chief Executive Officer Chief Financial Officer and Global Director of Corporate Development Chief Operating Officer	$1,325.2 million	$1,412.7 million		Global (100%)
Chief Executive Officer—Americas	$943.7 million	$962.6 million	[4]	Americas (50%)
	$1,325.2 million	$1,412.7 million		Global (50%)
Chief Executive Officer—Global Workplace Solutions	$293.3 million	$298.2 million	[5]	Global Workplace Solutions (50%)
	$1,325.2 million	$1,412.7 million		Global (50%)

Target financial performance under the EBP corresponds to our Board-approved internal financial and operating plan established at the beginning of each performance year, which we believe represents appropriate goal-setting by us. Following year-end, our actual financial performance is then compared to the targeted financial performance, and a resulting “adjustment factor” is applied to the executive’s entire target EBP award. For our executives to be eligible to receive any award under the EBP for 2015, our actual financial performance had to exceed 70% of the applicable target for adjusted EBITDA (as indicated in the table above). Performance at the target level for adjusted EBITDA would have resulted in a 100% adjustment factor (i.e., no multiplier or discount applied to the EBP target award), and performance at 130% or greater of the target level for adjusted EBITDA would have resulted in a 200% adjustment factor. The adjustment factor for performance between 70% and 130% of the target level for adjusted EBITDA is linearly interpolated. For example, in 2015 our adjusted EBITDA at the global level was 106.6% of target (resulting in a 122.0% adjustment factor to the portion of a target EBP award subject to global performance); adjusted EBITDA in our Americas region was 102.0% of target (for our CEO—Americas, resulting in a 106.7% adjustment factor to the 50% portion of his target EBP award subject to our Americas performance); and adjusted EBITDA in our Global Workplace Solutions business was 101.7% of target (for our CEO—Global Workplace Solutions, resulting in a 105.7% adjustment factor to the 50% portion of his target EBP award subject to our Global Workplace Solutions line of business performance).

Once determined, the adjustment factor is applied to the entire target EBP award, and the portion of the resulting product subject to financial performance measures (as noted above, 80% of the 2015 EBP award for all named executive officers) becomes the “financial performance portion” of the total EBP award.

2015 Strategic Measures under the EBP: Although Company financial performance is critical to our success, the Committee also believes that a portion of the EBP award (as noted above, 20% of the 2015 EBP award for all named executive officers) should be affected by reference to performance against important strategic measures. The payout of the strategic measure component of annual performance awards under the EBP is more qualitative in nature and subjective in measurement. These qualitative measures—which the Committee approves for each executive at the beginning of each performance year—enable the Committee to influence management’s performance against strategies beyond near-term financial measures to include certain strategic measures such as the quality of our earnings, the positioning of our business for the future and the mitigation of risk.

Following the end of the performance year, the Committee subjectively reviews each executive’s performance against the various strategic measures, determines the relative weighting of each strategic measure, and considers any special factors that could have affected performance during the year. The Committee then determines a “preliminary strategic measures award multiplier” using the ratings framework below:

4      2015 Adjusted EBITDA for our Americas region was $877.1 million. For a reconciliation of net income computed in accordance with GAAP to EBITDA and EBITDA, as adjusted, for our Americas region for the fiscal year ended December 31, 2015, see Annex A to this Proxy Statement. We then modified the 2015 adjusted EBITDA figure for our Americas region to add back certain overhead costs and equity compensation expense that are not fully attributable to that region in order to arrive at a “bonusable” adjusted EBITDA figure for our Americas region for 2015. We consider the $962.6 million figure in the table above to be the “bonusable” adjusted EBITDA figure.

5      2015 Adjusted EBITDA for our Global Workplace Solutions business unit was $298.2 million. For a reconciliation of net income computed in accordance with GAAP to EBITDA and EBITDA, as adjusted, for our Global Workplace Solutions business unit for the fiscal year ended December 31, 2015, see Annex A to this Proxy Statement.

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COMPENSATION DISCUSSION AND ANALYSIS

STRATEGIC MEASURES SCORECARD

Rating	Performance Assessment	Preliminary Multiplier Against Portion of EBP Award Subject to Strategic Measures
1	Far Below Expectations	0%
2	Partially Met Expectations	75%
3	Met Expectations	100%
4	Somewhat Exceeded Expectations	125%
5	Far Exceeded Expectations	150%

After the “preliminary strategic measures award multiplier” is determined, the Committee then further reviews each executive’s performance relative to his or her executive colleagues and takes into account other objectives and measures that may have become important to us or the executive during the year that are not reflected in the formal strategic measures approved at the beginning of the performance year. Based on this review, the Committee may further increase or decrease the amount of the preliminary strategic measures award multiplier, subject to a multiplier cap of 150%. The multiplier percentage, as so further adjusted, becomes the “final strategic measures award multiplier,” which is then applied to the strategic measures of the EBP award (as adjusted by the financial performance “adjustment factor” described above). The resulting product becomes the “final strategic performance portion” of the total EBP award.

With respect to the CEO, the Committee determines his performance against strategic measures. With respect to other executive officers, the Committee reviews the determinations and recommendations of the CEO and then makes the final decision as to their performance and percentage payout assigned.

2015 EBP Award Payout Determination: The “financial performance portion” and the “final strategic performance portion” of the EBP award, each as described above, were then added together to arrive at a total 2015 EBP award, subject to an overall cap of 200% of the target EBP award under the terms of the EBP.

The table below (which reflects the principal capacity in which our named executive officers served as of December 31, 2015) describes the financial and strategic measures applied to each of our named executive officers and their resulting payouts against targets under the EBP for 2015.

Name	Financial Measures	Strategic Measures	2015 Target	2015 Payout
Robert E. Sulentic President and Chief Executive Officer	•Global adjusted EBITDA—100%

Mr. Sulentic was expected to achieve specific objectives set for him in the following areas:

•Senior leadership team development, including diversity and succession planning

•CBRE Global Investors business development

•Implementation of client relationship program

•M&A integration

•Data strategy advancements

			$ 1,485,000	$ 1,992,870(1)
	Actual Achievement Against Target: 106.6% Adjustment Factor: 122.0%	Strategic Performance Rating: 150%
(1)

This amount does not include a supplemental and discretionary one-time award granted to Mr. Sulentic of $607,130 under our EBP in recognition of his exemplary leadership and outstanding performance during 2015. Including this award, the total EBP award for Mr. Sulentic for 2015 was $2,600,000. A further explanation of this supplemental and discretionary one-time award is provided immediately below this table.

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COMPENSATION DISCUSSION AND ANALYSIS

Name	Financial Measures	Strategic Measures	2015 Target	2015 Payout
James R. Groch Chief Financial Officer and Global Director of Corporate Development	•Global adjusted EBITDA—100%

Mr. Groch was expected to achieve specific objectives set for him in the following areas:

•Finance team development and recruitment

•CBRE Global Investors strategic initiatives

•Global Workplace Solutions M&A pursuit

•M&A performance and integration

•Data management strategy

•M&A process

			$ 1,155,000	$ 1,550,000(2)
	Actual Achievement Against Target: 106.6% Adjustment Factor: 122.0%	Strategic Performance Rating: 150%
Michael J. Lafitte Chief Operating Officer	•Global adjusted EBITDA—100%

Mr. Lafitte was expected to achieve specific objectives set for him in the following areas:

•Senior leadership team development, including diversity and succession planning

•Growth and execution in EMEA and APAC

•Implementation of client relationship program

•Valuations and Global Workplace Solutions risk management

•M&A process and integration

•Line of business platform and leadership development

•Advisory & Transaction Services initiative

			$ 1,050,000	$ 1,409,100(2)
	Actual Achievement Against Target: 106.6% Adjustment Factor: 122.0%	Strategic Performance Rating: 150%
Calvin W. Frese, Jr. Chief Executive Officer—Americas	•Global adjusted EBITDA—50% •Americas adjusted EBITDA—50%

Mr. Frese was expected to achieve specific objectives set for him in the following areas:

•Capital Markets business growth

•Americas M&A process and integration

•Advisory & Transaction Services initiative

•Implementation of Sales Management program

•Client development

•Operational excellence in our Americas region

•Leadership development and diversity and succession planning

			$ 1,020,000	$ 1,282,800(2)
	Actual Achievement Against Target: 106.6% (Global) and 102.0% (Americas) Global Adjustment Factor: 122.0% Americas Adjustment Factor: 106.7%	Strategic Performance Rating: 150%
(2)

This amount does not include a supplemental and discretionary “CEO award” granted to each of Messrs. Groch, Lafitte and Frese of $500,000, $400,000 and $400,000, respectively, under our EBP in recognition of their exemplary leadership and outstanding performance during 2015. Including this CEO award, the total EBP award for Messrs. Groch, Lafitte and Frese for 2015 was $2,050,000, $1,809,100 and $1,682,800, respectively. A further explanation of this CEO award is provided immediately below this table.

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COMPENSATION DISCUSSION AND ANALYSIS

Name	Financial Measures	Strategic Measures	2015 Target	2015 Payout
William F. Concannon Chief Executive Officer—Global Workplace Solutions	• Global adjusted EBITDA—50% • Global Workplace Solutions adjusted EBITDA—50%

Mr. Concannon was expected to achieve specific objectives set for him in the following areas:

•Global Workplace Solutions acquisition integration

•M&A strategy and integration

•Client development

•Risk management

•Advisory & Transaction Services initiative

•Global Workplace Solutions leadership development

			$ 941,700(3)	$ 1,180,900(4)
	Actual Achievement Against Target: 106.6% (Global) and 101.7% (Global Workplace Solutions) Global Adjustment Factor: 122.0% Global Workplace Solutions Adjustment Factor: 105.7%	Strategic Performance Rating: 150%
(3)

This amount reflects Mr. Concannon’s combined target awards under both our GOC Bonus Plan and our EBP (both of which he participated in for 2015), in each case as pro-rated for the portion of 2015 in which he participated in such plan. For a further description of Mr. Concannon’s 2015 annual performance awards, see “Mr. Concannon’s Annual Performance Awards During 2015” immediately below this table.

(4)

This amount reflects Mr. Concannon’s combined actual awards under both our GOC Bonus Plan and our EBP (both of which he participated in for 2015), in each case as pro-rated for the portion of 2015 in which he participated in such plan, and does not include a supplemental and discretionary “CEO award” granted to Mr. Concannon of $300,000 under our EBP in recognition of his exemplary leadership and outstanding performance during 2015. Including this CEO award, the total annual performance award for Mr. Concannon for 2015 was $1,480,900. A further explanation of this CEO award is provided immediately below. For a further description of Mr. Concannon’s 2015 annual performance awards, see “Mr. Concannon’s Annual Performance Awards During 2015” immediately below this table.

Supplemental and discretionary awards granted under our EBP: The EBP provides the Committee the opportunity to grant a supplemental and discretionary bonus award to the CEO in cases of exceptional and exceedingly deserving circumstances. The amount of any such award is determined in the Committee’s sole discretion, but subject to ratification by our Board. In addition, the EBP provides our CEO the opportunity to recommend to the Committee a supplemental and discretionary bonus award (or “CEO award”) to other named executive officers in cases of such circumstances. The amount of any CEO award is determined in the CEO’s sole discretion, but subject to ratification by our Board or the Committee.

Mr. Sulentic received a supplemental and discretionary bonus award—totaling $607,130—for 2015 in recognition of his exemplary leadership and outstanding performance for that year. Messrs. Groch, Lafitte and Frese each received a CEO award of $500,000, $400,000 and $400,000, respectively, for 2015 in similar recognition for that year. These supplemental bonuses were awarded due to our outstanding performance in 2015 on both financial and strategic levels. These accomplishments included:

•

the acquisition of Johnson Controls, Inc.’s Global Workplace Solutions business (our largest acquisition since 2006). This acquisition solidified our leadership position in the fast-growing occupier-outsourcing business;

•	the increased stability of our revenue sources, which is a key strategic goal for us. Our contractual revenue (which includes revenues from our occupier-outsourcing, Asset
Services, Global Investment Management and Valuation business lines) increased substantially in 2015 versus 2014 as a result of (among other things) our Global Workplace Solutions acquisition;

•	the successful recruitment of hundreds of new brokerage producers (net of departures); and

•	the significant strengthening of the Company’s balance sheet; we had more than $3.0 billion in availability liquidity at year-end 2015.

Mr. Concannon’s Annual Performance Awards During 2015: Mr. Concannon became an executive officer and a Section 16 officer on September 1, 2015 when we consummated our purchase of Johnson Controls, Inc.’s Global Workplace Solutions business. Prior to obtaining that status, he participated in our Global Operating Committee Bonus Plan (the “GOC Bonus Plan”), which uses the same methodologies and formulas as the EBP. After obtaining that status, he became a participant in our EBP. Under the GOC Bonus Plan, his (full-year) target annual performance award for 2015 was $925,000, but which was pro-rated to $622,950 for the portion of the year in which he participated in that plan. Under the EBP, his (full-year) target annual performance award for 2015 was $975,000, but which was pro-rated to $318,750 for the portion of the year in which he participated in that plan. As such, his target (full-year) annual performance award for 2015 was $941,700, which represents his combined (pro-rated) target awards under both our GOC Bonus Plan and our EBP.

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COMPENSATION DISCUSSION AND ANALYSIS

Mr. Concannon’s actual (pro-rated) GOC Bonus Plan award for 2015 was $781,200, and his actual (pro-rated) EBP award for 2015 was $399,700, for a combined 2015 actual annual performance award of $1,180,900. In addition, he received a supplemental and discretionary $300,000 “CEO award” granted under our EBP in recognition of his exemplary leadership and outstanding performance during 2015, resulting in a total 2015 actual annual performance award of $1,480,900. For a further description of our GOC Bonus Plan, see “Executive Compensation—Summary of Plans, Programs and Agreements—Global Operating Committee Bonus Plan” on page 53, and for a further description of a CEO award, see “Supplemental and discretionary awards granted under our EBP” on page 40.

Long-term incentives: We use equity compensation as a long-term incentive to create alignment with stockholders, to reward achievement of multi-year financial objectives, and as a retention tool for top executives that have the most direct impact on corporate results. The link to performance in our long-term incentive grants is prospective in nature. For example, equity grants encourage executives not only to contribute to the creation of additional stockholder value but also to help maintain and preserve existing stockholder value—because the executives share in that value through their equity. Our equity grants are subject to multi-year vesting schedules, which help us to retain key talent.

In 2015, the Committee granted our annual equity awards in two forms—a Time Vesting Equity Award (two-thirds of our executives’ total 2015 annual equity grant value) and an Adjusted EPS Equity Award (one-third of our executives’ total 2015 annual equity grant value), as outlined below:

•	Time Vesting Equity Award—A time-vesting award that vests 25% per year over four years (with the first tranche vesting in August 2016). We refer to these awards in this Proxy Statement as our “Time Vesting Equity Awards,” and we explain this award further under “Time Vesting Equity Award” on page 42.

•

Adjusted EPS Equity Award—A performance-vesting award that vests in full in August 2018, based on our achievement against various adjusted EPS performance targets (over a minimum threshold) as measured on a cumulative basis for the 2016 and 2017 fiscal years. The awards have a target unit amount, zero to 200% of which may be earned depending on our actual adjusted EPS over the performance period. We refer to these awards in this Proxy Statement as our “Adjusted EPS Equity Awards,” and we explain this award further under “Adjusted EPS Equity Award” on page 42.

Determination of 2015 Long-Term Incentives: With respect to our CEO, the Committee determines the amount of his equity award. With respect to other executive officers, our CEO recommends to the Committee each year the recipients of equity awards as well as the amount of each award. In evaluating these recommendations and making its final award determinations for all executive officers, the Committee considers:

•	the executive’s position within our organization;

•	ongoing performance and expected contributions by the executive to our future success; and

•

input from the Committee’s independent compensation consultant (FW Cook), taking into consideration relevant market data (when applicable), pay equity among the relevant employee group and other factors.

CBRE - 2016 Proxy Statement	41

COMPENSATION DISCUSSION AND ANALYSIS

The table below (which reflects the principal capacity in which our named executive officers served as of December 31, 2015) represents the dollar values (measured at grant date fair value) underlying the annual equity awards that were made to our named executive officers for 2015, which consisted of an Adjusted EPS Equity Award (one-third of the total grant date fair value) and a Time Vesting Equity Award (two-thirds of the total grant date fair value). For additional information regarding the long-term incentives (and the reasons for the associated increases) of our named executive officers for 2015, see the heading entitled “2015 Executive Summary—Executive Compensation Highlights” on page 28.

Name	Adjusted EPS Equity Award (at target)(1)(3)	Time Vesting Equity Award(2)(3)	Total 2015 Annual Equity Awards	Change from 2014
Robert E. Sulentic President and Chief Executive Officer	$1,375,000	$2,750,000	$4,125,000	• Increased in 2015 by $375,000.
James R. Groch Chief Financial Officer and Global Director of Corporate Development	$1,000,000	$2,000,000	$3,000,000	• Increased in 2015 by $300,000.
Michael J. Lafitte Chief Operating Officer	$773,333	$1,546,667	$2,320,000	• Increased in 2015 by $100,000.
Calvin W. Frese, Jr. Chief Executive Officer—Americas	$750,000	$1,500,000	$2,250,000	• Increased in 2015 by $90,000.
William F. Concannon Chief Executive Officer—Global Workplace Solutions	$683,333	$1,366,667	$2,050,000	• Mr. Concannon was not a named executive officer for 2014, and so we do not present compensation information for him for that year.
(1)

The Adjusted EPS Equity Award was granted with a target number of restricted stock units, zero to 200% of which may be earned based on our achievement against various adjusted EPS performance targets (over a minimum threshold) as measured on a cumulative basis for the 2016 and 2017 fiscal years, with full vesting of any earned amount on August 14, 2018. If actual adjusted EPS is less than the minimum threshold, then none of the units will be earned. The maximum number of units available under the award is 200% of the target number of units, and there is linear interpolation between the various adjusted EPS performance targets.

(2)	The Time Vesting Equity Award will vest 25% per year over four years (on each of August 14, 2016, 2017, 2018 and 2019).

(3)

These amounts reflect the Committee-approved award values, with the actual number of restricted stock units granted rounded down to the nearest whole share as set forth on the “Grants of Plan-Based Awards” table on page 49.

Time Vesting Equity Award: The Time Vesting Equity Awards will vest 25% per year over four years (on each of August 14, 2016, 2017, 2018 and 2019).

Adjusted EPS Equity Award: The Adjusted EPS Equity Award was granted with a target number of restricted stock units, zero to 200% of which may be earned based on our achievement against certain adjusted EPS performance targets (over a minimum threshold) as measured on a cumulative basis for the 2016 and 2017 fiscal years, with full vesting of any earned amount on August 14, 2018. If actual adjusted EPS is less than the minimum threshold, then none of the units will be earned, and there is linear interpolation between the various adjusted EPS performance targets. We believe that the adjusted EPS performance targets will require substantial efforts from our executive officers in order to achieve them.

Certified Achievement for Adjusted EPS Equity Awards Granted in 2013: On August 14, 2013, we granted (including to our named executive officers for 2015) Adjusted EPS Equity Awards eligible to be earned based on our achievement against certain adjusted EPS performance targets (over a minimum threshold) as measured on a cumulative basis for the 2014 and 2015 fiscal years, with full vesting of any earned amount on September 5, 2016. These 2013 Adjusted EPS Equity Awards were granted with a target number of restricted stock units, zero to 200% of which could be earned based on our achievement against the various adjusted EPS targets over the performance period. On February 10, 2016, the Compensation Committee certified the Company’s cumulative adjusted EPS performance for the performance period at $3.73, versus a cumulative adjusted EPS “target” for those grants of $3.62. As such, the recipients of these awards will vest on September 5, 2016 into 116.4% of the target number of restricted stock units, subject to forfeiture in certain circumstances as set forth in their award agreement.

Additional Elements of Our Compensation Program

•

Deferred Compensation Plan—The purpose of our Deferred Compensation Plan, or DCP, is to provide certain highly compensated employees (including our executive officers) and non-employee directors a tax-efficient manner in which to defer compensation to future years, thus increasing the value of our overall compensation program in support of our recruitment and retention objectives. Certain of our non-employee directors (but none of our named executive officers participated in the DCP for 2015). The DCP is described in more detail under “Executive Compensation—Summary of Plans, Programs and Agreements—Deferred Compensation Plan” on page 53.

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COMPENSATION DISCUSSION AND ANALYSIS

•

No “Single Trigger” Change of Control Payments—We do not have agreements or plans that provide for “single trigger” change of control payments or benefits (including automatic accelerated vesting of equity awards upon a change of control only) to any of our named executive officers.

•

Severance Plan; Treatment of Death, Disability and Retirement—We have a Change in Control and Severance Plan for Senior Management (our “Severance Plan”) in which all of our named executive officers for 2015 participate. (We adopted this Severance Plan in March 2015, and it thereupon superseded the “highly compensated employee severance policy” previously applicable to our executive officers.) Our Committee adopted the Severance Plan because the Committee believes that it is reflective of current compensation practices and trends and will help ensure retention and continuity of our executives. Our Committee further believes that the Severance Plan is essential to recruiting, retaining and developing high-quality executive talent in the competitive market because it provides protection to the executive if the Company does not retain him or her in certain circumstances. Participants under the Severance Plan are eligible to receive (i) severance benefits upon a qualifying termination of employment, including enhanced benefits for a qualifying termination that occurs within a window period surrounding a change in control of the Company, and (ii) accelerated and continued vesting in respect of equity awards held by them if they remain employed with us on the date of a change in control of the Company. In addition, the award agreements pursuant to which we granted our 2013, 2014 and 2015 equity awards (but not those for prior years) provide for continued or accelerated vesting of the unvested portion of those awards in the event of termination of employment due to death, disability or retirement. We describe these severance benefits and death, disability and retirement terms in greater detail under the heading “Executive Compensation—Summary of Plans, Programs and Agreements—Severance Plan; Treatment of Death, Disability and Retirement Under 2013, 2014 and 2015 Equity Award Agreements” on page 54.

•

No Special Perquisites—Our named executive officers participate in our benefit plans on the same basis as all of our other employees. We do not otherwise generally offer our named executive officers perquisites unless such benefits serve a reasonable business purpose, such as typical expatriate benefits. Some or all of our executive officers may also participate in broad-based plans and policies (such as our 401(k) plan), and our named executive officers for 2015 also participate in our Severance Plan as described briefly above and in more detail under “Executive Compensation—Summary of Plans, Programs and Agreements” beginning on page 51.

•	No Tax Gross-Ups—As a policy matter, we do not provide tax gross-ups to our named executive officers.

Other Relevant Policies and Practices

Equity Ownership Policy

Our objective to link compensation to our long-term success is reinforced by an equity ownership policy applicable to our executives. To further align our executives’ interests with our stockholders over the long term, this policy restricts selling of Company stock by each executive officer until the executive acquires and maintains significant levels of Company stock. (For our named executive officers, the minimum ownership requirements are indicated in the table below.) Our executives are permitted to satisfy their ownership requirements over time through existing and new equity awards. As of December 31, 2015, all of our named executive officers had satisfied their minimum requirements.

STOCK OWNERSHIP REQUIREMENT

Titles indicated in table reflect principal capacity in which the named executive officer served as of December 31, 2015.

Name	Minimum Requirement
Robert E. Sulentic President and Chief Executive Officer	5x Base Salary
James R. Groch Chief Financial Officer and Global Director of Corporate Development	3x Base Salary
Michael J. Lafitte Chief Operating Officer	3x Base Salary
Calvin W. Frese, Jr. Chief Executive Officer—Americas	3x Base Salary
William F. Concannon Chief Executive Officer—Global Workplace Solutions	3x Base Salary

A further description of this policy and the applicable thresholds can be found under “Corporate Governance—Stock Ownership Requirements” on page 20.

CBRE - 2016 Proxy Statement	43

COMPENSATION DISCUSSION AND ANALYSIS

Policies restricting stock trading and prohibiting hedging and short-selling

We have a pre-clearance policy and process for trades in CBRE securities that all directors, executive officers and other designated insiders must follow. Under this policy, our directors, executive officers and other designated insiders are prohibited from trading in CBRE securities outside of our quarterly trading windows, and trades inside the windows are subject to pre-clearance through our General Counsel, in each case except under pre-approved SEC Rule 10b5-1 trading plans. In addition, as part of this policy, we prohibit any short-selling and hedging transactions involving our securities. This is intended to, among other things, prohibit our directors, executive officers and designated insiders from insulating themselves from the effects of poor stock price performance.

Compensation Clawback Policy

We have a “compensation clawback policy.” This policy permits us, subject to the discretion and approval of the Board, to recover cash-based and performance-based-equity incentive compensation (e.g., our Adjusted EPS Equity Awards) paid to any current or former “Section 16 officer” (as so designated by the Board and our Audit and Finance Committee under Rule 16a-1(f) of the Securities Exchange Act of 1934) in the event of a restatement of our financial results in certain circumstances described below. This policy applies to cash-based incentive compensation paid after February 21, 2014 and to performance-based-equity incentive compensation awarded on or after August 14, 2014.

Specifically, the policy provides that (a) if we are required to restate our financial statements due to material non-compliance by us with any financial reporting requirement under securities laws (other than due to changes in accounting policy, generally accepted accounting principles or applicable law), (b) fraud or willful misconduct contributed to the restatement and (c) any executive officer received a recoverable incentive-based compensation award in excess of the amount that he or she would have received had the restated financial statements been in effect for the period in which the incentive-based compensation amount was awarded, then we are entitled to recover the overpayment. The policy permits clawback from any executive who received an award overpayment, irrespective of whether the executive contributed to the fraud or willful misconduct. Awards are subject to clawback under the policy for up to three years after the award (or any portion thereof) vests (for awards subject to vesting conditions) or is granted (for all other recoverable incentive-based compensation).

Equity Award Policy and procedures for equity grants

We have an Equity Award Policy that is designed to maintain the integrity of the equity award process, including timing and value of equity awards. This policy has the following characteristics:

•	Sets the timing of our annual equity grants to management

•	Imposes stringent controls around any award made outside of the normal cycle

•	Requires Board approval for delegation by the Committee of its authority under our equity incentive plans

•	Provides that the effective date of a grant is either the date the Committee approves the award or a later date specified at that time

•	Provides that the exercise price of stock options and value of restricted stock and restricted stock unit awards is the closing price of our common stock on the NYSE on the grant date

•

Permits our CEO to make special recruitment and retention awards in the periods between Committee meetings, but never to executive officers or an award consisting of stock options, and there are limitations on the terms and amounts of those grants as well as a requirement to provide reports of such grants to the Committee

The policy is published in the Corporate Governance section of the Investor Relations page on our website at www.cbre.com.

Section 162(m) tax considerations

When structuring our executive compensation programs, we and the Committee consider Internal Revenue Code Section 162(m), which limits the deductibility of executive compensation paid by publicly held corporations to $1.0 million per year to the chief executive officer and each of the three next most highly compensated executive officers (except for the chief financial officer), unless the compensation is “performance based.” Although the tax impact on us of any compensation arrangement is a factor to be considered in a compensation decision, this impact is

44	CBRE - 2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

evaluated in light of the Committee’s overall compensation philosophy and objectives. The Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion that it deems necessary to compensate executives competitively and in a manner commensurate with performance. The Committee may therefore award compensation to our executive officers that is not fully tax deductible if it determines that the compensation arrangement is nevertheless in our and our stockholders’ best interests. Furthermore, we may award compensation that we intend to be deductible, but that a taxing authority may later determine is not in fact deductible under applicable tax laws.

We intend to use performance-based compensation when it is consistent with our compensation philosophy and in our and our stockholders’ best interests. Our EIP is a stockholder-approved incentive-compensation plan, and all compensation paid under the EIP is intended to qualify as “performance-based compensation” under Internal Revenue Code Section 162(m). Under the EIP, the maximum award (which may be cash or stock awards) for each annual performance period is equal to 2.25% of adjusted EBITDA for our CEO and 1.50% of adjusted EBITDA for each of our other participating executive officers. But, the Committee generally determines the actual amount of awards in a lesser amount through application of our EBP as well as after consideration of other factors that the Committee deems relevant in gauging the performance of each executive in addition to adjusted EBITDA. Our Time Vesting Equity Awards that were granted under our EIP to our named executive officers for 2015, as well as our Adjusted EPS Equity Awards granted during 2015, are intended to constitute performance-based compensation under Section 162(m) of the Internal Revenue Code.

Compensation Committee Report

The Compensation Committee reviewed and discussed with management of the Company the foregoing Compensation Discussion and Analysis. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Compensation Committee

Frederic V. Malek, Chair

Brandon B. Boze

Bradford M. Freeman

Notwithstanding any statement in any of our filings with the SEC that might incorporate part or all of any filings with the SEC by reference, including this Proxy Statement, the foregoing Compensation Committee Report is not incorporated into any such filings.

CBRE - 2016 Proxy Statement	45

EXECUTIVE MANAGEMENT

We have provided below summary biographies of our named executive officers who are described above in the CD&A, as well as our other executive officers as of March 14, 2016 (other than Mr. Sulentic). Information on Mr. Sulentic can be found on page 10 under “Elect Directors—2016 Director Nominees.”

Gil Borok

Age: 48

Executive Vice President, Deputy Chief Financial Officer and Chief Accounting Officer

Mr. Borok has been our Deputy Chief Financial Officer and Chief Accounting Officer since March 2014 and an Executive Vice President since October 2002. He previously served as our Chief Financial Officer from March 2010 to March 2014, Chief Financial Officer—Americas from March 2009 until March 2010 and our Chief Accounting Officer from January 2007 until March 2010. He also served as our Interim Chief Financial Officer from December 2008 to March 2009 and as our Global Controller from October 2002 to January 2007. Prior to that, he was Corporate Controller of Dole Food Company, Inc. from August 1999 to October 2002. Mr. Borok is a certified public accountant in the State of California and holds a B.A. from the University of Pittsburgh and an M.B.A. from the Anderson School at the University of California, Los Angeles.

William F. Concannon

Age: 60

Chief Executive Officer—Global Workplace Solutions

Mr. Concannon has been our Chief Executive Officer—Global Workplace Solutions since July 2012. (We called this CBRE business line “Global Corporate Services” prior to September 2015.) Mr. Concannon previously served as President of this business line from August 2009 until September 2015, and as Vice Chairman of this business line from 2006 until August 2009. Mr. Concannon served as Vice Chairman, from June 2003, and as director, from 1991, of Trammell Crow Company, a diversified commercial real estate firm, until its acquisition by CBRE in December 2006. From February 2001 to June 2003, Mr. Concannon was the president of the global services group of Trammell Crow Company. Mr. Concannon has also served as the president and chief executive officer of Trammell Crow Corporate Services, a real estate company, and from 2002 to 2006, he served on the board of directors of FPD Savills, a real estate company based in the United Kingdom. Mr. Concannon is a member of the board of directors of CRA International, Inc. He holds a B.S. from Providence College.

T. Ritson Ferguson

Age: 56

Chief Executive Officer—CBRE Global Investors

Mr. Ferguson has been Chief Executive Officer of CBRE Global Investors (our real estate investment management business) since March 2016, Global Chief Investment Officer of CBRE Global Investors since August 2015 and Chief Executive Officer of CBRE Clarion Securities (our real estate securities business) since July 2011. Prior to that, he served as Chief Executive Officer and Co-Chief Investment Officer of ING Clarion Real Estate Securities, LLC from 1992 until our acquisition of that company in July 2011. Earlier in his career, Mr. Ferguson worked at K.S. Sweet Associates, Bain & Company and Trammell Crow Company, and served as a captain in the U.S. Air Force. He currently serves on the board of trustees of CBRE Clarion Global Real Estate Income Fund, which is a CBRE Clarion Securities-managed investment fund. Mr. Ferguson holds a B.S. from Duke University and an M.B.A. from the Wharton School of the University of Pennsylvania, and is a CFA charterholder.

Calvin W. Frese, Jr.

Age: 59

Chief Executive Officer—Americas

Mr. Frese has been our Chief Executive Officer—Americas since July 2012. He previously served as Group President—Global Services from December 2010 to July 2012 and President—Global Services from March 2010 to December 2010. He also served as our Global Chief Operating Officer from January 2009 to March 2010 and as President of our Americas region from January 2005 until August 2009. Prior to that, Mr. Frese served as our Chief Operating Officer of the Americas beginning in 2001, and prior to that as our Executive Managing Director of the Central Region from 1998 to 2001. From 1989 to 1998, Mr. Frese was General Partner and Chief Operating Officer of Whittier Partners, a New England-based full-service real estate company and a member of the CBRE affiliate network. He holds a B.A. from Trinity College and an M.S. in Accounting from the New York University, Leonard N. Stern School of Business.

46	CBRE - 2016 Proxy Statement

EXECUTIVE MANAGEMENT

James R. Groch

Age: 54

Chief Financial Officer and Global Director of Corporate Development

Mr. Groch has been our Chief Financial Officer and Global Director of Corporate Development since March 2014. He previously served as our Global Chief Investment Officer and Executive Vice President, Strategy and Corporate Finance from January 2009 to March 2014. From 2006 to 2009, he served as the Chief Investment Officer, President of Funds and Investment Management and Director of Corporate Finance of our subsidiary Trammell Crow Company; he served in the Chief Investment Officer role at Trammell Crow Company from 1998 and in roles of President of Funds and Investment Management and Director of Corporate Finance from 2000 until our acquisition of Trammell Crow Company in December 2006. From 1997 to 1998, Mr. Groch served as Trammell Crow Company’s President of Development and Investments for the Eastern U.S., and was a Managing Director of Trammell Crow Northeast from 1991 until 1997. In 1988, Mr. Groch became a partner in Trammell Crow Company after joining the company three years earlier. Mr. Groch holds a B.A. from Dickinson College and an M.B.A. from Darden School of Business at the University of Virginia.

J. Christopher Kirk

Age: 50

Chief Administrative Officer

Mr. Kirk has been our Chief Administrative Officer since July 2012. He was our Global Director of Human Resources from June 2010 to July 2012. Mr. Kirk previously served as the Chief Operating Officer from 2007 to July 2011 and General Counsel from 2001 to 2011 of Trammell Crow Company. Prior to joining Trammell Crow Company, Mr. Kirk was a partner at the Dallas office of Vinson & Elkins LLP, where he was a corporate finance, securities and M&A lawyer. Mr. Kirk holds a B.B.A. and an M.B.A. from the University of Texas and a J.D. from the University of Texas School of Law.

Michael J. Lafitte

Age: 55

Chief Operating Officer

Mr. Lafitte has been our Chief Operating Officer since February 2013. He served as the Global President of our Services business from July 2012 to February 2013 and prior to that was the President of our Americas region from August 2009 to July 2012. Prior to that, he served as President of our Institutional & Corporate Services business beginning in December 2006. He served as President, Global Services of Trammell Crow Company from June 2003 until our acquisition of that company in December 2006, and prior to that served as Trammell Crow Company’s Chief Operating Officer, Global Services beginning in September 2002. Mr. Lafitte holds a B.B.A. from the University of Texas and an M.B.A. from Southern Methodist University.

Laurence H. Midler

Age: 51

Executive Vice President, General Counsel and Secretary

Mr. Midler has been our Executive Vice President and General Counsel since April 2004. He also serves as our Secretary. Mr. Midler previously served as our Chief Compliance Officer from April 2004 to January 2014. Mr. Midler served as Executive Vice President, General Counsel and Secretary to Micro Warehouse, Inc., from July 2001 until April 2004. Mr. Midler began his legal career as an associate at Latham & Watkins, a global law firm, in 1990. He holds a B.A. from the University of Virginia and a J.D. from The New York University School of Law.

CBRE - 2016 Proxy Statement	47

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth compensation information in respect of the fiscal years ended December 31, 2015, 2014 and 2013 for our CEO, Chief Financial Officer and the three other most highly compensated executive officers for 2015.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Robert E. Sulentic	2015	967,500	607,130	4,124,980	1,992,870	3,750	7,696,230
President and Chief Executive Officer	2014	875,000	—	3,749,953	1,740,000	3,000	6,367,953
	2013	775,000	—	3,479,963	1,284,000	2,250	5,541,213
James R. Groch	2015	752,500	500,000	2,999,930	1,550,000	3,750	5,806,180
Chief Financial Officer and Global Director of Corporate Development	2014 2013	675,000 585,000	— 200,000	2,699,941 2,219,992	1,300,700 1,045,000	3,000 2,250	4,678,641 4,052,242
Michael J. Lafitte	2015	675,000	400,000	2,319,980	1,409,100	3,750	4,807,830
Chief Operating Officer	2014	600,000	—	2,219,939	1,213,000	3,000	4,035,939
	2013	585,000	—	2,219,992	1,007,000	2,250	3,814,242
Calvin W. Frese, Jr.	2015	660,000	400,000	2,249,948	1,282,800	3,750	4,596,498
Chief Executive Officer— Americas	2014 2013	600,000 600,000	100,000 —	2,159,966 2,159,965	1,205,300 868,100	3,000 2,250	4,068,266 3,630,315
William F. Concannon	2015	650,000	300,000	2,049,924	1,180,900	3,750	4,184,574
Chief Executive Officer— Global Workplace Solutions(6)(7)

(1)

Our named executive officers received base-salary changes in 2015, which changes were effective April 1, 2015. The “Salary” amount in this table reflects their actual base-salary amounts earned in 2015.

(2)

For 2015, Mr. Sulentic received a supplemental and discretionary one-time award granted under the EBP of $607,130, and Messrs. Groch, Lafitte, Frese and Concannon each received a supplemental and discretionary CEO award of $500,000, $400,000, $400,000 and $300,000, respectively, granted under our EBP, in recognition of their exemplary leadership and outstanding performance during 2015.

(3)

All grants for 2015 were made under and governed by the 2012 Stock Plan, as described under “Summary of Plans, Programs and Agreements” on page 51, and include (i) Time Vesting Equity Awards that were granted to each of Messrs. Sulentic, Groch, Lafitte, Frese and Concannon in the amount of 72,330, 52,603, 40,680, 39,452 and 35,945 restricted stock units, respectively, which are scheduled to vest 25% per year over four years (on each of August 14, 2016, 2017, 2018 and 2019), and (ii) Adjusted EPS Equity Awards that were granted to each of Messrs. Sulentic, Groch, Lafitte, Frese and Concannon with a target unit amount equal to 36,165, 26,301, 20,340, 19,726 and 17,972 restricted stock units, respectively, which are eligible to be earned based on our achievement against certain adjusted EPS targets (over a minimum threshold) measured on a cumulative basis for the 2016 and 2017 fiscal years, with full vesting of any earned amount on August 14, 2018. For all performance-vesting awards granted for 2015 for which vesting is subject to performance conditions as defined by ASC 718 (our Adjusted EPS Equity Awards), we have assumed that achievement at 100% of target is the probable outcome of the related performance conditions, which was our assumption on the grant date. With respect to the Adjusted EPS Equity Awards granted for 2015, the aggregate grant date fair value for these awards, assuming the achievement of the highest level of performance (which is 200% of the target unit amount), is $2,749,986 for Mr. Sulentic, $1,999,928 for Mr. Groch, $1,546,653 for Mr. Lafitte, $1,499,966 for Mr. Frese, and $1,366,590 for Mr. Concannon. See Note 2 (“Significant Accounting Policies”) and Note 12 (“Employee Benefit Plans”) to our consolidated financial statements as reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for a discussion of the valuation of our stock awards.

(4)

Amounts in this column relate to compensation pursuant to our annual performance award plans referred to in this Proxy Statement as the EIP and EBP (including, in the case of Mr. Concannon, our GOC Bonus Plan; see footnote (6) to this table), which are described below under “Summary of Plans, Programs and Agreements” on page 51. Amounts reflected in this table generally are based on the achievement of financial and strategic performance objectives that are established at the beginning of each fiscal year and that are further described under the heading “Compensation Discussion and Analysis—Components of Our Program—Elements of our compensation program” beginning on page 34 and “Grants of Plan-Based Awards” on page 49.

(5)

The amounts in this column for each of Messrs. Sulentic, Groch, Lafitte, Frese and Concannon reflect our matching contributions to their 401(k) accounts pursuant to our employee 401(k) match policy based on their respective contributions to such accounts.

(6)

“Non-Equity Incentive Plan Compensation” amount for Mr. Concannon reflects his combined award amounts under both our GOC Bonus Plan and our EBP (both of which he participated in for 2015). For a further description of Mr. Concannon’s 2015 annual performance awards, see “Mr. Concannon’s Annual Performance Awards During 2015” on page 40.

(7)	We have not shown compensation information for Mr. Concannon for the fiscal years ended December 31, 2014 and 2013 because Mr. Concannon was not a named executive officer for those years.

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Grants of Plan-Based Awards

The following table sets forth information concerning stock and cash awards in respect of the fiscal year ended December 31, 2015 to the persons named in the table under the heading “Summary Compensation Table,” which awards were granted pursuant to our 2012 Equity Incentive Plan, Executive Incentive Plan or Executive Bonus Plan described below under “Summary of Plans, Programs and Agreements” on page 51.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(2)(3) ($)
			Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert E. Sulentic			—	1,485,000		2,970,000	—	—	—	—	—
	08/13/15	(4)	—	—		—	—	—	—	72,330	2,749,987
	08/13/15	(5)	—	—		—	18,082	36,165	72,330	—	1,374,993
James R. Groch			—	1,155,000		2,310,000	—	—	—	—	—
	08/13/15	(4)	—	—		—	—	—	—	52,603	1,999,966
	08/13/15	(5)	—	—		—	13,150	26,301	52,602	—	999,964
Michael J. Lafitte			—	1,050,000		2,100,000	—	—	—	—	—
	08/13/15	(4)	—	—		—	—	—	—	40,680	1,546,653
	08/13/15	(5)	—	—		—	10,170	20,340	40,680	—	773,327
Calvin W. Frese, Jr.			—	1,020,000		2,040,000	—	—	—	—	—
	08/13/15	(4)	—	—		—	—	—	—	39,452	1,499,965
	08/13/15	(5)	—	—		—	9,863	19,726	39,452	—	749,983
William F. Concannon			—	941,700	(6)	1,883,400	—	—	—	—	—
	08/13/15	(4)	—	—		—	—	—	—	35,945	1,366,629
	08/13/15	(5)	—	—		—	8,986	17,972	35,944	—	683,295
(1)

For our executives to be eligible to receive a non-equity incentive plan (EBP) award based on our financial performance in 2015, as measured by adjusted EBITDA, our performance had to exceed 70% of the applicable adjusted EBITDA goal. The maximum award permitted under the EBP was 200% of the executive’s target. Upon achievement just over the 70% threshold (e.g., 70.0000001%), the amount of the EBP award payable would be negligible, and as such no amount is shown in the “Threshold” column. For a full description of our EBP awards, see “Compensation Discussion and Analysis—Components of Our Program—Elements of our compensation program” beginning on page 34.

(2)

The amounts shown represent the grant date fair value of the awards computed in accordance with ASC 718. For all performance-vesting awards for which vesting is subject to performance conditions as defined by ASC 718, we have assumed that achievement at 100% of target is the probable outcome of the related performance conditions, which was our assumption on the grant date. With respect to the Adjusted EPS Equity Awards, the aggregate grant date fair value for these awards, assuming the achievement of the highest level of performance (which is 200% of the target unit amount), is $2,749,986 for Mr. Sulentic, $1,999,928 for Mr. Groch, $1,546,653 for Mr. Lafitte, $1,499,966 for Mr. Frese and $1,366,590 for Mr. Concannon. See Note 2 “Significant Accounting Policies” and Note 12 “Employee Benefit Plans” to our consolidated financial statements as reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for a discussion of the valuation of our stock awards. Our Time Vesting Equity Awards and Adjusted EPS Equity Awards are further described under the heading “Compensation Discussion and Analysis—Components of Our Program—Elements of our compensation program” beginning on page 34.

(3)	The closing price of our common stock on August 13, 2015 was $38.02 per share.

(4)

Represents Time Vesting Equity Awards of restricted stock units that were granted to each of Messrs. Sulentic, Groch, Lafitte, Frese and Concannon, which are scheduled to vest 25% per year over four years (on each of August 14, 2016, 2017, 2018 and 2019). For a full description of these awards, see “Compensation Discussion and Analysis—Components of Our Program—Elements of our compensation program” beginning on page 34.

(5)

Represents Adjusted EPS Equity Awards of restricted stock units that were granted to each of Messrs. Sulentic, Groch, Lafitte, Frese and Concannon, which are eligible to be earned based on our achievement against certain adjusted EPS targets (over a minimum threshold) as measured on a cumulative basis for the 2016 and 2017 fiscal years, with full vesting of any earned amount on August 14, 2018. Amounts shown in the “Threshold” column represent the number of shares (50% of the target unit amount) that would be issued upon achievement of the adjusted EPS performance measure at the minimum adjusted EPS threshold level. Amounts shown in the “Target” column represent the number of shares (100% of the target unit amount) that would be issued upon achievement of the target adjusted EPS performance measure. Amounts shown in the “Maximum” column represent the number of shares (200% of the target unit amount) that would be issued upon achievement of the adjusted EPS performance measure at the highest level. There is linear interpolation between the various adjusted EPS performance targets.

(6)

Mr. Concannon participated in both our EBP and our GOC Bonus Plan during 2015. The “target” figure in this table reflects Mr. Concannon’s combined target (pro-rated) annual performance awards under the EBP and the GOC Bonus Plan for 2015, and the “maximum” figure reflects his associated combined maximum (pro-rated) awards permitted under the EBP (see footnote (1) to this table) and the GOC Bonus Plan (like the EBP, 200% of his target). For a further description of Mr. Concannon’s 2015 annual performance awards, see “Mr. Concannon’s Annual Performance Awards During 2015” on page 40.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning unexercised stock options and other equity awards that remain unvested as of December 31, 2015 that are held by the persons named in the table under the heading “Summary Compensation Table.”

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)(2) (3)(4) (#)	Market Value of Shares or Units of Stock That Have Not Vested(5) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(6)(7)(8) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)
Robert E. Sulentic	—	—	—	—	207,047	7,159,685	135,668	4,691,399
James R. Groch	—	—	—	—	149,632	5,174,275	93,094	3,219,191
Michael J. Lafitte	—	—	—	—	129,213	4,468,186	81,960	2,834,177
Calvin W. Frese, Jr.	—	—	—	—	127,981	4,425,583	79,680	2,755,334
William F. Concannon	—	—	—	—	95,096	3,288,420	59,665	2,063,216
(1)

With respect to the total number of unvested stock awards listed in this column, 23,330, 20,997, 20,261, 22,102 and 12,279 unvested stock awards granted on September 14, 2012 (as Time Vesting Equity Awards) to each of Messrs. Sulentic, Groch, Lafitte, Frese and Concannon, respectively, are scheduled to vest in full on September 5, 2016.

(2)

With respect to the total number of unvested stock units listed in this column, 50,766, 32,385, 32,385, 31,510 and 21,007 unvested stock units granted on August 14, 2013 (as Time Vesting Equity Awards) to Messrs. Sulentic, Groch, Lafitte, Frese and Concannon, respectively, will vest in equal increments on each of September 5, 2016 and 2017.

(3)

With respect to the total number of unvested stock units listed in this column, 60,621, 43,647, 35,887, 34,917 and 25,865 unvested stock units granted on August 14, 2014 (as Time Vesting Equity Awards) to Messrs. Sulentic, Groch, Lafitte, Frese and Concannon, respectively, will vest in equal increments on each of August 14, 2016, 2017 and 2018.

(4)

With respect to the total number of unvested stock units listed in this column, 72,330, 52,603, 40,680, 39,452 and 35,945 unvested stock units granted on August 13, 2015 (as Time Vesting Equity Awards) to Messrs. Sulentic, Groch, Lafitte, Frese and Concannon, respectively, will vest in equal increments on each of August 14, 2016, 2017, 2018 and 2019. For a full description of these awards, see “Compensation Discussion and Analysis—Components of Our Program—Elements of our compensation program” beginning on page 34.

(5)

Amounts reflected in this column were calculated by multiplying the number of unvested stock units by $34.58, which was the per-share closing price of our common stock on December 31, 2015. For the Adjusted EPS Equity Awards, these figures assume that those awards are later issued at their target number of shares, except for the Adjusted EPS Equity Awards granted in 2013. As described below in footnote (6) to this table, the 2013 Adjusted EPS Equity Awards will be issued at a greater number of shares than their target (116.4% of target), and we have reflected the greater number of shares in this table.

(6)

With respect to the performance-based non-vested stock units listed in this column, 50,765, 32,385, 32,385, 31,509 and 21,006 stock units granted on August 14, 2013 (as 2013 Adjusted EPS Equity Awards) to each of Messrs. Sulentic, Groch, Lafitte, Frese and Concannon, respectively, were eligible to be earned based on our achievement against certain adjusted EPS performance targets (over a minimum threshold) as measured on a cumulative basis for the 2014 and 2015 fiscal years, with full vesting of any earned amount on September 5, 2016. The 2013 Adjusted EPS Equity Awards were granted with a target number of restricted stock units, zero to 200% of which could be earned based on our achievement against the various adjusted EPS targets over the performance period. On February 10, 2016, the Compensation Committee certified the Company’s cumulative adjusted EPS performance for the performance period at $3.73, versus a cumulative adjusted EPS “target” in those grants of $3.62. As such, Messrs. Sulentic, Groch, Lafitte, Frese and Concannon will vest on September 5, 2016 into 59,090, 37,696, 37,696, 36,676 and 24,450 shares (116.4% of their target number of restricted stock units), respectively, subject to forfeiture in certain circumstances as set forth in their award agreement. We have reflected this greater number of shares in this table.

(7)

With respect to the performance-based non-vested stock units listed in this column, 40,413, 29,097, 23,924, 23,278 and 17,243 stock units granted on August 14, 2014 (as Adjusted EPS Equity Awards) to each of Messrs. Sulentic, Groch, Lafitte, Frese and Concannon, respectively, are eligible to be earned based on our achievement against certain adjusted EPS performance targets (over a minimum threshold) as measured on a cumulative basis for the 2015 and 2016 fiscal years, with full vesting of any earned amount on August 14, 2017. The Adjusted EPS Equity Award was granted with a target number of restricted stock units, zero to 200% of which may be earned based on our achievement against the various adjusted EPS targets over the performance period.

(8)

With respect to the performance-based non-vested stock units listed in this column, 36,165, 26,301, 20,340, 19,726 and 17,972 stock units granted on August 13, 2015 (as Adjusted EPS Equity Awards) to each of Messrs. Sulentic, Groch, Lafitte, Frese and Concannon, respectively, are eligible to be earned based on our achievement against certain adjusted EPS performance targets (over a minimum threshold) as measured on a cumulative basis for the 2016 and 2017 fiscal years, with full vesting of any earned amount on August 14, 2018. The Adjusted EPS Equity Award was granted with a target number of restricted stock units, zero to 200% of which may be earned based on our achievement against the various adjusted EPS targets over the performance period. For a full description of these awards, see “Compensation Discussion and Analysis—Components of Our Program—Elements of our compensation program” beginning on page 34.

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Option Exercises and Stock Vested

The following table sets forth information concerning stock option exercises and vesting of stock awards during the fiscal year ended December 31, 2015 for the persons named in the table under “Summary Compensation Table.” The dollar amounts in the table below are based on the market value of our common stock on the respective dates of vesting multiplied by the number of shares that vested on such date.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert E. Sulentic	—	—	98,041	3,246,850
James R. Groch	30,470	759,922	90,629	2,974,785
Michael J. Lafitte	—	—	67,574	2,225,213
Calvin W. Frese, Jr.	—	—	77,085	2,525,487
William F. Concannon	26,661	582,276	46,730	1,541,066

Summary of Plans, Programs and Agreements

2012 Equity Incentive Plan

Our 2012 Equity Incentive Plan, or 2012 Stock Plan, which was approved by our stockholders on May 8, 2012, authorizes the grant of stock-based awards to our employees, directors or independent contractors and is administered by our independent Compensation Committee. The 2012 Stock Plan will terminate on February 13, 2022 unless earlier terminated. A total of 16,000,000 shares of our Class A common stock plus 2,205,887 unissued shares that remained under the 2004 stock incentive plan, or 2004 Stock Plan (as described below), have been reserved for issuance under the 2012 Stock Plan. Additionally, shares underlying awards that expire, terminate or lapse under the 2012 Stock Plan or under the 2004 Stock Plan will become available for issuance under the 2012 Stock Plan. No person is eligible to be granted performance-based awards in the aggregate covering more than 3,300,000 shares during any fiscal year or cash awards in excess of $5,000,000 for any fiscal year. The number of shares issued or reserved pursuant to the 2012 Stock Plan, or pursuant to outstanding awards, is subject to adjustment on account of a stock split of our outstanding shares, stock dividend, dividend payable in a form other than shares in an amount that has a material effect on the price of the shares, consolidation, combination or reclassification of the shares, recapitalization, spin-off or other similar occurrence. Stock options and stock appreciation rights granted under the 2012 Stock Plan are subject to a maximum term of ten years from the date of grant. Restricted share and restricted stock unit awards that have only time-based service vesting conditions are generally subject to a minimum three-year vesting schedule. Restricted share and restricted stock unit awards that have performance-based vesting conditions are generally subject to a minimum one-year vesting schedule.

As of December 31, 2015, 10,774,194 shares remained available for future grants under the 2012 Stock Plan (assuming the maximum number of shares that may be issued under our Adjusted EPS Equity Awards currently outstanding as of such date will later be issued).

Recent Share Price. On March 14, 2016, the closing price of our common stock on the NYSE was $27.89 per share.

Second Amended and Restated 2004 Stock Incentive Plan

Our 2004 Stock Plan, which authorized the grant of stock-based awards to our employees, directors and consultants, was terminated in May 2012 in connection with the adoption of our 2012 Stock Plan, which is described above. Given that our 2004 Stock Plan terminated in May 2012, no new awards may be granted thereunder. However, as of December 31, 2015, stock options (to acquire 115,803 of our shares) and 1,584,562 non-vested restricted stock units granted under the

2004 Stock Plan prior to its termination remained outstanding according to their terms, and we will continue to issue shares under the 2004 Stock Plan in respect of such outstanding awards to the extent required under their terms. As noted above, shares underlying such outstanding awards that expire, terminate or lapse under the 2004 Stock Plan will become available for grant under the 2012 Stock Plan.

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EXECUTIVE COMPENSATION

Executive Incentive Plan (“EIP”)

The purpose of the EIP is to advance our interests and the interests of our stockholders and to assist us in attracting and retaining executive officers by providing incentives and financial rewards to our executive officers that are intended to be deductible as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. The principal features of the EIP are summarized below.

Administration; Amendment and Termination. Our Compensation Committee administers the EIP and has broad authority to interpret, amend or rescind its provisions as the Compensation Committee deems necessary and appropriate. Our Board reserves the right to amend or terminate the EIP at any time, subject to stockholder approval to the extent required by applicable law.

Eligibility. Our executive officers who are designated by our Board as “Section 16 officers” are eligible to participate in the EIP. Currently, there are nine executive officers designated as Section 16 officers.

Maximum Awards. Under the EIP, each participant is eligible to receive a maximum performance award (which may be cash or stock awards) equal to a percentage of our adjusted EBITDA for the applicable performance period. The percentage is equal to 2.25% for our CEO and 1.50% for each of our other participating executive officers. The actual performance award granted to an EIP participant is determined by our Compensation Committee, which retains the discretionary authority to reduce or eliminate (but not increase beyond the maximum award amount that may be granted to a participant under the EIP) an EIP performance award based on its consideration of, among other things, corporate, regional or business unit performance against budgeted financial goals, achievement of non-financial and strategic goals, economic and relative performance considerations and assessments of individual performance. The Compensation Committee may evaluate a participant’s performance against the foregoing considerations and thereby reduce (pursuant to the EBP formula) the maximum award otherwise permissible for that participant under the EIP formula. The EBP is described below under “Executive Bonus Plan.” However, our Compensation Committee may also exercise its discretion in any year to award additional amounts based on performance outside the EBP, up to the maximum amounts permitted under the EIP.

The time period during which the achievement of the performance goals is to be measured shall be no longer than five years and no less than six months. Within the earlier of 90 days after the beginning of each fiscal year or the expiration of 25% of a performance period, our Compensation Committee will designate one or more performance periods, determine the participants for such performance periods and affirm the applicability of the formula for determining each participant’s EIP award.

Each award under the EIP may be paid in cash, stock, restricted stock, stock options or other stock-based awards or stock-denominated units. An award shall be paid only after written certification by our Compensation Committee as to the attainment of the performance goals and the amount of the award.

Termination of Employment. Under the EIP, a participant who terminates employment with us due to retirement, disability or death during a performance period is eligible (but not guaranteed) to receive an award. An EIP participant who terminates employment with us due to retirement, disability or death following the end of a performance period but before awards relating to such performance period are paid is eligible (but not guaranteed) to receive the full award for such performance period. If an EIP participant terminates employment with us for any other reason (whether voluntary or involuntary) either during a performance period, or after a performance period but before awards relating to such performance period are paid, then under our EIP no award (or portion thereof) is payable or earned, unless the Compensation Committee otherwise determines. However, notwithstanding these EIP forfeiture provisions, our Severance Plan may provide for a severance payment in respect of an executive’s annual cash bonus award upon a qualifying termination of employment under certain terms and conditions as set forth herein. In addition, certain equity awards granted under the EIP provide for continued or accelerated vesting upon death, disability or retirement. We describe these severance and death, disability and retirement benefits in greater detail under the heading “Summary of Plans, Programs and Agreements—Severance Plan; Treatment of Death, Disability and Retirement Under 2013, 2014 and 2015 Equity Award Agreements” on page 54.

Executive Bonus Plan (“EBP”)

The EBP is designed to motivate and reward executives by aligning our annual performance awards with actual performance, and the amount of an EBP award is measured by the executive’s success against a combination of challenging

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financial and strategic performance measures established by the Committee. The principal features of the EBP are summarized below.

Eligibility. Our executives who are designated by our Board as “Section 16 officers” are eligible to participate in the EBP. Currently, there are nine executives designated as Section 16 officers.

Performance. Awards under the EBP are based on the achievement of certain financial and strategic performance goals and a targeted level or levels of performance with respect to those goals. For 2015, financial performance goals under the EBP were based on adjusted EBITDA performance, and target adjusted EBITDA performance was based on our internal financial and operating plan approved by our Board at the beginning of 2015. The strategic performance measures are determined on an individual participant-by-participant basis and are based on the achievement of specific objectives in each participant’s area of responsibility. Strategic performance measures for the CEO and other EBP participants are approved by our Compensation Committee.

Award Determination. The Compensation Committee establishes a target award amount for each participant in the

EBP early in the performance period, and the Compensation Committee determines the actual amount awarded after the conclusion of the fiscal year. The Compensation Committee may also determine to issue to our CEO a supplemental and discretionary award under our EBP in exceptional and exceedingly deserving circumstances, and our CEO (subject to ratification by the Board or the Compensation Committee) may determine to issue to our other executive officers a supplemental and discretionary “CEO award” under the EBP in such circumstances. Our Compensation Committee and Board may exercise their discretion in any year to award additional amounts based on performance outside the EBP and up to the maximum amounts permitted under the EIP.

For a description of how the annual performance award payouts under the EBP were determined for 2015 as well as other features of the EBP, see “Compensation Discussion and Analysis—Components of Our Program—Elements of our compensation program” beginning on page 34 in our CD&A in this Proxy Statement. The process for calculating the strategic performance portion of the EBP award is also described in greater detail in that section.

Global Operating Committee Bonus Plan (“GOC Bonus Plan”)

We have a GOC Bonus Plan in which none of our executive officers (but certain of our non-executive officers) participate. The GOC Bonus Plan uses the same methodologies and formulas as the EBP, including by calculating awards based on achievement of certain financial and strategic performance goals and targeted levels of performance with respect to those goals, and is substantially similar to the EBP in all respects. But, because only our non-executive officers participate in the GOC Bonus Plan, management—and not the Compensation Committee—approves awards under this plan.

Mr. Concannon participated in our GOC Bonus Plan prior to becoming an executive officer and a Section 16 officer on September 1, 2015, when we consummated our purchase of Johnson Controls, Inc.’s Global Workplace Solutions business. After obtaining that status, he became a participant in our EBP, and no longer participates in the GOC Bonus Plan. We describe Mr. Concannon’s targeted and actual annual performance awards under the GOC Bonus Plan and the EBP in greater detail under “Mr. Concannon’s Annual Performance Awards During 2015” on page 40.

Deferred Compensation Plan (“DCP”)

The DCP provides an opportunity for certain highly compensated employees (including our executive officers) and non-employee directors to elect to defer a portion of their compensation to future years. The DCP is administered by our CEO or a committee of three or more individuals (the “DCP Committee”) selected by our CEO. The DCP Committee in its discretion will select which persons can participate in the DCP and the calendar year(s) in which they can participate. Participants in the DCP make an irrevocable election whether to defer a portion of their compensation with respect to a particular calendar year and whether to receive distributions of their deferred amounts (plus accrued interest) from a certain calendar year in: (a) a lump sum five years after the calendar year in which the election was made, unless the participant’s separation from service occurs prior to distribution; (b) in a lump sum seven years after the calendar year in which the election was made, unless the participant’s separation from service occurs prior to distribution; (c) in a lump sum six months after the participant’s separation from service; or (d) in equal annual installments over five years, with the first installment being paid on July 15 of the calendar year following the year in which the participant’s separation from service occurs.

Deferred account balances accrue interest, and that interest is credited quarterly. The rate of interest is determined by the DCP Committee from time to time. In 2015, the DCP Committee used a rate for each calendar quarter equal to the average quarterly Moody’s Seasoned AAA corporate bond yield for the prior quarter.

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EXECUTIVE COMPENSATION

The DCP is an unfunded plan and is intended to comply both with the requirements of Section 409A of the Internal

Revenue Code of 1986, as amended, and with the Employee Retirement Income Security Act of 1974, as amended.

401(k) Plan

We maintain a tax-qualified 401(k) retirement plan. Most of our non-union U.S. employees, other than qualified real estate agents having the status of independent contractors under Internal Revenue Code Section 3508, are eligible to participate in this plan. The 401(k) plan provides for participant contributions as well as a Company match. A participant is allowed to contribute to the 401(k) plan from 1% to 75% of his or her compensation, subject to limits imposed by applicable law. Participants are entitled to invest up to 25% of their 401(k) account balance in shares of our common stock, except that participants may not have more than 25% of their plan assets allocated to our common stock as measured at any year-end. As of December 31, 2015, approximately 1.3 million shares of our common stock were held through investments in our 401(k) plan.

In 2015, we matched 50% of our employee’s contributions up to the first 5% of the employee’s annual compensation (up to $150,000 of compensation). All 401(k) plan participants hired after January 1, 2007 vest in our matching contributions 20% per year for each 401(k) plan year in which they work at least 1,000 hours. All 401(k) plan participants hired before January 1, 2007 have full and immediate vesting in our matching contributions.

Severance Plan; Treatment of Death, Disability and Retirement Under 2013, 2014 and 2015 Equity Award Agreements

We have a Severance Plan for our executive officers, and provide for certain death, disability and retirement benefits for them in certain circumstances, as described below.

Severance Plan

We have a Severance Plan in which all of our executive officers participate, other than those executive officers from time to time who may be party to an employment agreement with the Company that provides for severance pay. (All of our named executive officers for 2015 participate in the Severance Plan.) Participants in the Severance Plan (which we refer to as “Covered Employees” within this “Severance Plan” section) will not be eligible to participate in any other severance plan sponsored by us. Our CEO is designated as a “Tier I” participant, and all of our other current executive officers (including all of our named executive officers for 2015) are presently designated as “Tier II” participants under the Severance Plan. Covered Employees are eligible to receive under the Severance Plan (i) severance benefits upon a “Qualifying Termination” (which we describe below), including enhanced benefits for a Qualifying Termination that occurs within a window period surrounding a “Change in Control” (as defined below) of the Company, and (ii) accelerated and continued vesting in respect of equity awards held by them if they remain employed with us on the date of a change in control of the Company.

We describe these severance benefits in detail immediately below.

Severance Benefits under Severance Plan

The Severance Plan provides the Covered Employee with the following severance payments and benefits upon a termination of employment either (1) by us other than for “Cause” and other than for “Poor Performance” or (2) by the Covered Employee for “Good Reason” (each such capitalized term as defined below) (a “Qualifying Termination”):

•

a lump-sum cash payment equal to (a) 2.0 for the Tier I participant or 1.5 for Tier II participants, multiplied by (b) the sum of (1) the Covered Employee’s annual base salary plus (2) his or her target annual cash bonus award;

•	payment of a pro-rated portion of the Covered Employee’s annual cash bonus award for the year of termination (with the bonus calculated based on actual performance for our executive officers);

•

payment of any unpaid annual bonus in respect of a prior fiscal year (or performance period already completed) that ended on or before the date of termination (without any requirement to remain employed through the payment date to earn such bonus);

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•	continued health-care coverage for up to 18 months post-termination, with the Covered Employee paying active employee premium rates;

•	outplacement assistance for up to 12 months post-termination; and

•	vesting of equity awards as follows (unless the underlying equity award agreement provides for more favorable vesting, in which case such agreement shall control):

•

If the Qualifying Termination occurs at any time outside of the Change in Control Protection Period (as defined below), accelerated vesting of a pro-rated portion of all outstanding unvested time-vesting equity awards or, if the award is subject to performance-based vesting conditions, continued eligibility to vest based on the actual achievement of the performance goals following the completion of the applicable performance period with respect to a pro-rated portion of all outstanding unvested performance-vesting equity awards, in each case, based on the number of days employed from the grant date through the date of termination plus an additional number of days corresponding to the Covered Employee’s severance multiple (24 months for the Tier I participant or 18 months for Tier II participants), subject to the following deferred equity delivery requirements:

•

50% of the accelerated portion of time-vesting restricted stock units or time-vesting restricted stock will be delivered on the date of termination and the remaining 50% will be delivered at the end of the applicable period during which the Covered Employee is subject to the restrictive conditions under the Severance Plan as described below (which is 24 months following the termination date for the Tier I participant and 18 months following the termination date for the Tier II participants) (such period is referred to herein as the “restricted period”), subject to the Covered Employee’s compliance with such restrictive conditions during the restricted period;

•

50% of the accelerated portion of shares underlying time-vesting options will be forfeited if the Covered Employee does not comply with the restrictive conditions under the Severance Plan during the applicable restricted period;

•

With respect to the portion of performance-vesting restricted stock units or restricted stock that were subject to continued eligibility to vest and are actually earned based on the level of achievement of the applicable performance goals, 50% will be delivered at the end of the applicable performance period and the remaining 50% will be delivered at the later of the end of the performance period or the end of the restricted period, subject to the Covered Employee’s compliance with the restrictive conditions during the restricted period;

•

With respect to the portion of shares underlying performance-vesting options that were subject to continued eligibility to vest and are actually earned based on the level of achievement of the applicable performance goals, 50% will be forfeited if the Covered Employee does not comply with the restrictive conditions under the Severance Plan during the applicable restricted period; and

•

Notwithstanding the foregoing, if a Covered Employee exercises any time-vesting options or performance-vesting options during the restricted period applicable to such Covered Employee, then the shares acquired upon such exercise will be held by us and may not be sold or transferred by such Covered Employee before the end of such restricted period, and, if such Covered Employee does not comply with the restrictive conditions, each such share will be automatically repurchased by us at a price equal to the lower of the fair market value of such share and the exercise price per share of such option.

•

If the Qualifying Termination occurs upon, within 120 days prior to or within two years following, a Change in Control (the “Change in Control Protection Period”), immediate and fully accelerated vesting of all outstanding unvested equity awards (or their as-assumed, -converted or -replaced awards as described below under “Severance Plan Treatment of Equity Awards Held by Non-Terminated Participants upon a Change in Control”) (and, if the award is subject to performance-based vesting conditions, the Compensation Committee will determine the number of shares subject to the award based on the projected achievement of the performance goals after taking into account actual achievement through the date of such Change in Control), with none of the equity underlying the to-be-vested awards subject to deferred delivery.

The Covered Employee’s receipt of severance payments and benefits under the Severance Plan is conditioned upon his or her execution of an effective release of claims against the Company and compliance with restrictive conditions set forth in the Severance Plan, including a condition prohibiting the solicitation of the Company’s customers and employees that remains in effect for a specified period following termination. This restricted period is 24 months for the Tier I participant and 18 months for the Tier II participants, as such period may be reduced or eliminated (x) by the Compensation Committee or (y) if and to the extent required to comply with the laws of the jurisdiction in which the Covered Employee was primarily providing services to the Company immediately prior to such termination.

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EXECUTIVE COMPENSATION

Severance Plan Treatment of Equity Awards Held by Non-Terminated Participants upon a Change in Control

The Severance Plan provides that if the Covered Employee remains employed on the date on which a Change in Control occurs, then:

•	with respect to any outstanding time-vesting equity awards held by the Covered Employee:

•

if the Company’s successor does not assume, convert or replace such awards with publicly-traded equity securities (or their equivalent) having an equivalent value (and vesting schedule), the awards, to the extent unvested, will immediately vest in full; or

•

if the Company’s successor so assumes, converts or replaces such awards, the awards will remain subject to vesting in accordance with their terms (including the provisions described above regarding the treatment of such award upon a Qualifying Termination); and

•

with respect to any outstanding performance-vesting equity awards held by the Covered Employee, the Compensation Committee will determine the projected achievement of the performance goals upon such Change in Control after taking into account actual achievement through the date of such Change in Control, and such projected performance will be used to determine the number of options or shares subject to such award that will remain eligible to vest as provided below (such options or shares, the “Vesting Eligible Shares”) (any shares that do not remain eligible to vest based on the Compensation Committee’s determination of projected performance being automatically forfeited on the date of such Change in Control); and

•

if the Company’s successor does not assume, convert or replace the performance-based equity award of Vesting Eligible Shares, then each outstanding Vesting Eligible Share subject to such award will immediately vest in full; or

•

if the Company’s successor so assumes, converts or replaces the performance-based equity award of Vesting Eligible Shares, then each outstanding award will convert into a time-vesting equity award that will vest in full on the date that the award would otherwise have fully vested in accordance with its terms (subject to the provisions described above regarding the treatment of such award upon a Qualifying Termination).

As used in this “Severance Plan” section:

•

“Cause” means the Covered Employee’s: (i) conviction of (or plea of guilty or no contest to) a felony involving moral turpitude; (ii) willful and continued failure to substantially perform his duties or to follow our directions after written notice; (iii) willful misconduct (including willful violation of our policies that apply to him) or gross negligence that results in material reputational or financial harm to us;

(iv) act of fraud, theft, or any material act of dishonesty regarding our business; (v) material breach of his fiduciary duty to us (including competing against us while employed by us or soliciting our employees for alternative employment); (vi) illegal or unethical act (inside or outside of the Covered Employee’s scope of employment) that results in material reputational or financial harm to us; (vii) material misrepresentation regarding his and/or our performance and/or our records for personal or family financial benefit; (viii) material or systematic unauthorized use or abuse of our corporate resources for personal or family financial benefit; or (ix) refusal to testify or cooperate in legal proceedings or investigations involving us.

•

“Change in Control” means: (i) the sale, exchange, lease or other disposition of all or substantially all of our assets to a person or group of related persons; (ii) a merger or consolidation; (iii) any person or group is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of our voting stock (including by way of merger, consolidation or otherwise); (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board cease, by reason of one or more contested elections for Board membership, to constitute a majority of the Board then in office; or (v) a complete liquidation.

•

“Good Reason” means the occurrence of any one or more of the following events without a Covered Employee’s prior written consent: (i) a material adverse change in the Covered Employee’s duties or responsibilities; (ii) a reduction of more than 15% in the Covered Employee’s base salary or annual target bonus (other than in connection with across-the-board reductions) or the Covered Employee becoming ineligible to participate in bonus plans applicable to similarly situated employees; (iii) our failure to make an annual equity grant to the Covered Employee or a substantial reduction of his or her annual equity grant as compared to that made in the preceding fiscal year (subject to certain exceptions); (iv) the failure of our successor to assume the Severance Plan upon a Change in Control; or (v) a change in the Covered Employee’s principal place of work to a location more than 50 miles in each direction from the Covered Employee’s principal place of work immediately prior to such change; subject in each case to certain procedural requirements.

•

“Poor Performance” means the Covered Employee’s: (i) consistent and documented failure to successfully execute the basic responsibilities of his position or to meet performance objectives assigned to him following adequate written notice from us and an opportunity to improve; or (ii) exhibition of a pattern of poor decisions on major corporate or personnel matters, subject in each case to certain procedural requirements.

56	CBRE - 2016 Proxy Statement

EXECUTIVE COMPENSATION

Hypothetical December 31, 2015 Termination under our Severance Plan

In the hypothetical event that any of our named executive officers for 2015 incurred a Qualifying Termination on December 31, 2015, they would have received the following severance benefits under the Severance Plan:

Name		Cash Severance ($)		Pro-Rata Bonus(1) ($)	Accelerated Vesting of RSUs(2) ($)	Health and Welfare Benefits(3) ($)	Total* ($)
Robert E. Sulentic	No Change in Control	4,950,000	(4)	2,600,000	10,146,475	30,000	17,726,475
	During Change in Control Protection Period	4,950,000	(4)	2,600,000	11,851,085	30,000	19,431,085
James R. Groch	No Change in Control	2,887,500	(5)	2,050,000	6,389,397	30,000	11,356,897
	During Change in Control Protection Period	2,887,500	(5)	2,050,000	8,393,465	30,000	13,360,965
Michael J. Lafitte	No Change in Control	2,625,000	(5)	1,809,100	5,700,464	30,000	10,164,564
	During Change in Control Protection Period	2,625,000	(5)	1,809,100	7,302,362	30,000	11,766,462
Calvin W. Frese, Jr.	No Change in Control	2,550,000	(5)	1,682,800	5,625,490	30,000	9,888,290
	During Change in Control Protection Period	2,550,000	(5)	1,682,800	7,180,917	30,000	11,443,717
William F. Concannon	No Change in Control	2,475,000	(5)	1,480,900	4,040,400	30,000	8,026,300
	During Change in Control Protection Period	2,475,000	(5)	1,480,900	5,351,635	30,000	9,337,535
*	Figures in this table assume no reduction in severance benefits due to operation of Internal Revenue Code 280G.

(1)	Represents the actual annual cash bonus award for 2015. Includes supplemental and discretionary one-time bonus/CEO awards made under EBP for 2015.

(2)

Amounts shown are calculated by aggregating the sums determined by multiplying, for each outstanding unvested equity award, (x) the number of unvested stock units accelerating as a result of the Qualifying Termination (a portion of which may be subject to deferred delivery and continued compliance with restrictive conditions as described above), by (y) our per-share closing stock price on December 31, 2015 of $34.58. The value of accelerated Adjusted EPS Equity Awards is calculated assuming that the applicable performance measures are achieved at their target unit amount, except for our Adjusted EPS Equity Awards granted in 2013 (in which latter case we have assumed that those 2013 awards would have been achieved based on our actual adjusted EPS performance as later certified by our Compensation Committee on February 10, 2016). See footnote (6) to our “Outstanding Equity Awards at Fiscal Year-End” table on page 50.

(3)	Represents the approximate value of continued health-care coverage at active employee rates for a period of 18 months and the approximate value of outplacement assistance for 12 months.

(4)	Represents a lump-sum cash payment equal to two times (2x) the sum of (a) the annual base salary plus (b) the target annual cash bonus award for 2015.

(5)	Represents a lump-sum cash payment equal to one-and-a-half times (1.5x) the sum of (a) the annual base salary plus (b) the target annual cash bonus award for 2015.

Death, Disability and Retirement Under 2013, 2014 and 2015 Equity Award Agreements

Any unvested portion of our equity awards is generally forfeited upon termination of an executive’s employment with the Company, except as provided for under our Severance Plan described above. In addition to the Severance Plan, the award agreements pursuant to which our 2013, 2014 and 2015 equity awards were granted provide for continued or accelerated vesting of the unvested portion of those awards in certain death, disability and retirement circumstances. These death, disability and retirement terms do not apply to any equity awards granted prior to 2013.

In summary:

•

For the Time Vesting Equity Awards, if the grantee’s employment terminates due to death or disability, then any unvested portion of the award will become immediately vested. If the grantee’s employment terminates due to retirement, then any unvested portion of the award will continue to vest in 25% annual increments on the original vesting schedule, subject to the grantee’s compliance with non-competition, non-solicitation and confidentiality conditions through the applicable vesting date(s).

•

For the Adjusted EPS Equity Awards, if the grantee’s employment terminates due to death, disability or retirement, then the award will vest on the date on which it would have otherwise vested under the original vesting schedule, but only if the Company satisfies the minimum adjusted EPS performance threshold and, in the case of retirement subject to the grantee’s compliance with non-competition, non-solicitation and confidentiality conditions through the applicable vesting date(s). The number of shares underlying the award that ultimately vest (if any) will be based on our actual adjusted EPS over the performance period relative to the adjusted EPS targets set forth in the award.

•

If the death, disability or retirement event occurs within twelve months following the grant date, then the unvested portion of the respective award that will immediately vest or continue to vest, as applicable, will be pro-rated based on the number of days worked during such twelve-month period prior to the termination event.

•

A “retirement” means the grantee has voluntarily terminated employment at age 62 or older with at least ten years of continuous service to the Company. None of our named executive officers will be older than age 59 as of the date of the Annual Meeting.

•

A “disability” means the grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than 12 months.

CBRE - 2016 Proxy Statement	57

EXECUTIVE COMPENSATION

Hypothetical December 31, 2015 Termination Due to Death, Disability or Retirement

In the hypothetical event that any of our named executive officers during 2015 had terminated employment on December 31, 2015 due to death, disability or retirement under the circumstances covered by our 2013, 2014 and 2015 award agreements, they would have received (either immediately or over time, depending on the circumstances of the termination) the following in respect of their unvested 2013, 2014 and 2015 equity awards:

Name	2013 Equity Awards ($)	2014 Equity Awards ($)	2015 Equity Awards ($)	Total ($)
Robert E. Sulentic	3,798,820	3,493,756	1,439,030	8,731,606
James R. Groch	2,423,401	2,515,488	1,046,548	5,985,437
Michael J. Lafitte	2,423,401	2,068,264	809,343	5,301,008
Calvin W. Frese, Jr.	2,357,872	2,012,383	784,911	5,155,166
William F. Concannon	1,571,903	1,490,675	715,131	3,777,709

The foregoing amounts assume (1) the Adjusted EPS Equity Awards granted in 2013 would have been achieved based on our actual adjusted EPS performance as later certified by the Compensation Committee on February 10, 2016, (2) the Adjusted EPS Equity Awards granted in 2014 and 2015 are achieved at their “target” adjusted EPS performance level, (3) all awards were valued at the closing price of our common stock on December 31, 2015, which was $34.58 per share, and (4) in the case of retirement, the named executive officer complied with the applicable non-competition, non-solicitation and confidentiality conditions through all applicable vesting dates.

58	CBRE - 2016 Proxy Statement

PROPOSAL 4  APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO REDUCE (TO 30%) THE STOCK-OWNERSHIP THRESHOLD REQUIRED FOR STOCKHOLDERS TO REQUEST A SPECIAL STOCKHOLDER MEETING

Overview

Our Board recommends that our stockholders approve an amendment to our existing Restated Certificate of Incorporation (our “Existing Charter”) to allow one or more stockholders owning at least 30% in aggregate voting power of our shares to request a special stockholder meeting, subject to ownership and procedural requirements outlined below. (We refer to this as our “Proposed Charter Amendment.”) Our Board believes that the Proposed Charter Amendment is in our and our stockholders’ best interests and recommends that you vote FOR it.

Under our Existing Charter and our existing Amended and Restated By-Laws (our “Existing By-Laws”), only holders of at least a majority in voting power of all shares entitled to vote at a special stockholder meeting may request such a meeting.

The Proposed Charter Amendment

Subject to stockholder approval, we will amend our Existing Charter to provide as follows:

•

a special stockholder meeting may be requested by one or more stockholders owning at least 30% in aggregate voting power of shares entitled to vote on the matters to be brought before the proposed special meeting;

•

any requesting stockholder(s) must continue to satisfy the 30% level of stock ownership for the holding period set forth in our by-laws from time to time. This holding period will initially require that the requesting stockholder(s) satisfy the 30% requirement through date of the proposed special meeting; and

•

any requesting stockholder(s) must provide information in writing regarding such stockholder(s), their stock ownership and the matters that they request to bring before the proposed special meeting, and must satisfy other procedural requirements set forth in our by-laws from time to time. See “Related Changes to our By-Laws” below.

Our Proposed Charter Amendment uses a “net long” definition of stock ownership for the purposes of determining whether requesting stockholders meet the 30% ownership threshold. Under the “net long” definition, we will deem a stockholder to only “own” those shares for which it possesses both (i) full voting and investment rights and (ii) a full economic interest (i.e., shares for which the stockholder has not only the opportunity to profit, but is also exposed to the risk of loss). Our Proposed Charter Amendment would also permit us to further define “net long” stock ownership in our by-laws from time to time, and if our stockholders approve our Proposed Charter Amendment, then we will amend our Existing By-Laws to provide that borrowed or hedged shares do not count as “owned” for these purposes. See “Related Changes to our By-Laws” below.

Rationale for our Proposed Charter Amendment

Our Board has carefully considered the Proposed Charter Amendment following a review of our corporate-governance principles and practices and after considering the stockholder-proposed Proposal 5 on page 62 (the “Stockholder Proposal”).

Our Board recognizes that some stockholders view the ability to call special stockholder meetings as a good corporate-governance practice that enhances the stockholder franchise. Our Board also believes however that special meetings can be disruptive to our business operations and distracting for management, and can cause us to incur substantial and unnecessary expense. Our Board considers special meetings to be extraordinary events that a significant number of stockholders should support, and that special meetings should not be a mechanic that a small group of stockholders can misuse to advance private agendas and interests that our broader stockholder base may not share.

Our Board weighed these competing considerations and determined that the proposed 30% ownership threshold—coupled with a “net long” stock ownership and other customary procedural requirements—strike the appropriate balance between enhancing stockholder rights and protecting stockholder interests.

Regarding the proposed “net long” stock-ownership requirement, our Board believes that only stockholders with a full and continuing economic interest and voting rights in our stock (and thus most vested in our performance and the outcome of the likely extraordinary matters before the special meeting) should be entitled to request that we undertake the

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PROPOSAL 4

burden and cost of calling a special meeting. Our Board noted that other large public companies have adopted such a “net long” ownership requirement relating to their stockholders’ ability to call special meetings.

Related Changes to Our By-Laws

“Net Long” Definition

As noted above, our Proposed Charter Amendment contains a “net long” stock ownership requirement, and it permits us to further define “net long” stock ownership in our by-laws from time to time. Also as noted above, if our stockholders approve our Proposed Charter Amendment, we will amend our Existing By-Laws to provide that borrowed or hedged shares do not count as “owned” for these purposes.

Procedural Requirements

As noted above, our Proposed Charter Amendment would also let us prescribe in our by-laws from time to time procedural requirements that a stockholder must satisfy to request a special stockholder meeting. If our stockholders approve our Proposed Charter Amendment, we will amend our Existing By-Laws to provide for the following procedural requirements:

•

Any special-meeting request must set forth the same information as is required for stockholders proposing business or director nominations at an annual stockholder meeting, e.g., (1) the business proposed to be conducted at the meeting, (2) information about any director candidate nominated and (3) the amount of Company stock owned by the requesting stockholder(s).

•

Any stockholder(s) requesting a special meeting must hold the requisite number of shares through the date of the special meeting and provide updated stock ownership information at the record date for, and within 5 business days before the date of, the special meeting.

•	A special meeting request will not be valid if:

•

the proposed meeting relates to an item of business that is the same or substantially similar to any item of business that stockholders voted on at a stockholder meeting that occurred within 30 days preceding the date of such request; or

•	it is received within the period commencing 90 days prior to the anniversary of the prior year’s annual stockholder meeting and ending on the next annual stockholder meeting.

Our Board believes that these time limits immediately above are important to avoid duplicative and unnecessary special meetings regarding matters recently considered by stockholders or that stockholders will imminently consider at an upcoming annual stockholder meeting.

Removal of Ownership Threshold from Existing By-Laws

Like our Existing Charter, our Existing By-Laws state that only holders of at least a majority in voting power of all shares entitled to vote at a special stockholder meeting may request such a meeting. If our stockholders approve our Proposed Charter Amendment, then we would remove this duplicative ownership threshold from our Existing By-Laws so that the ownership threshold exists only in our certificate of incorporation.

The Related Stockholder Proposal

As described under Proposal 5 below on page 62, a stockholder has notified us that he intends to submit a matter for stockholder consideration at our Annual Meeting. The Stockholder Proposal also relates to a stockholder’s ability to request a special meeting. Although our Proposed Charter Amendment and the Stockholder Proposal relate to the same subject matter, the two Proposals differ as follows:

•

This Proposal 4 is binding on us, which means that if our stockholders approve our Proposed Charter Amendment, then we will amend our Existing Charter and Existing By-Laws as described above. In contrast, the Stockholder Proposal is not binding; it only asks (but does not require) that our Board lower the stock-ownership threshold for stockholders to request a special meeting. Although not binding, if our stockholders approve the Stockholder Proposal, our Board would consider it and further engage with our stockholders on it as a matter of good corporate governance.

•

Our Proposed Charter Amendment provides for a stock-ownership threshold of 30% in aggregate voting power to request a special meeting. In contrast, the Stockholder Proposal provides for a 10% threshold. The stockholder proponent has not addressed why he believes that this low 10% threshold is appropriate. We believe that our higher threshold protects our broader stockholder base from small groups of stockholders that may abuse the special meeting process for their own self-interest by calling numerous expensive, time-consuming and distracting special meetings.

•

Our Proposed Charter Amendment requires “net long” stock ownership for a stockholder to request a special meeting. As we explain above, our Board believes this “net long” requirement to be in our and our stockholders’ best interests because “net long” stockholders are most vested in our performance and the outcome of the likely extraordinary matters before the special meeting. The Stockholder Proposal does not contain such a requirement and would permit stockholders without full economic interests or voting rights in the Company to expend significant Company resources for special meetings and unduly influence important corporate actions.

•

Our Proposed Charter Amendment and related by-law amendments contain procedural requirements that our Board believes are in our and our stockholders’ best interests to avoid abuse of the special meeting process. The Stockholder Proposal does not specify any such procedural protections.

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PROPOSAL 4

You should carefully read the Stockholder Proposal alongside this Proposal 4. You should also consider our “Board Statement in Opposition to the Stockholder Proposal” when considering how to vote on this Proposal 4 and the Stockholder Proposal.

What If Our Stockholders Approve Both This Proposal 4 and the Stockholder Proposal, or Approve Only One of Them?

Our Stockholders may vote on both this Proposal 4 (our Proposed Charter Amendment) and Proposal 5 (the Stockholder Proposal).

But:

•

If our Proposed Charter Amendment receives a sufficient number of affirmative votes for approval as described below within this Proposal 4 under “Required Vote,” then it will be binding on us. In that event, our Proposed Charter Amendment and related by-law amendments will become effective, regardless of the voting outcome on the Stockholder Proposal. Also in that event, we will not implement the Stockholder Proposal irrespective of its voting outcome (and even if the Stockholder Proposal also receives a majority affirmative vote as described in Proposal 5 under “Required Vote”).

•

If the Stockholder Proposal receives a sufficient number of affirmative votes for approval and our Proposed Charter Amendment receives less than the number of affirmative votes necessary for approval, then our Board and its Governance Committee will take the Stockholder Proposal under further advisement to determine appropriate next steps.

•

If neither our Proposed Charter Amendment nor the Stockholder Proposal receives a sufficient number of affirmative votes for approval, then we will not implement either proposal. This means that our Existing Charter and Existing By-Laws will remain in effect without amendment.

In this case, only a majority in voting power of our stockholders will be able to request a special stockholder meeting.

If we proceed to implement our Proposed Charter Amendment in the circumstances described above, then our immediate next steps are outlined under “Additional Information” immediately below.

Additional Information

We have only summarized herein our Proposed Charter Amendment and related amendments to our Existing By-Laws. You should however review the full text of their amendments. We have attached copies of our charter and by-laws (as we propose to amend them) as Annex B and Annex C, respectively, to this Proxy Statement, and we have indicated therein the proposed amendments.

Note that although our Board has already approved our Proposed Charter Amendment, our Proposed Charter Amendment and the related by-law amendments will only take effect if our stockholders approve our Proposed Charter Amendment at the Annual Meeting. If so approved, we then intend to promptly file after the Annual Meeting our Proposed Charter Amendment with the Secretary of State of the State of Delaware, only upon which filing it will become effective. Our related by-law amendments would also only become effective at that time.

If our stockholders do not approve our Proposed Charter Amendment, then we will not so file our Proposed Charter Amendment, and neither it—nor the related by-law amendments—will become effective. As noted above, this means that our Existing Charter and Existing By-laws will remain in effect without amendment, in which case only a majority in voting power of our stockholders will be able to request a special stockholder meeting.

Required Vote

Approval of this Proposal 4 requires the affirmative vote (i.e., “FOR” votes) of a majority of the shares outstanding and entitled to vote thereon at our 2016 Annual Meeting. Votes to “ABSTAIN” and broker non-votes constitute shares outstanding and entitled to vote for purposes of this Proposal, and so a vote to “ABSTAIN” or a broker non-vote will have the same effect as a vote “AGAINST” this Proposal.

Recommendation

Our Board recommends that stockholders vote “FOR” our Proposed Charter Amendment.

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PROPOSAL 5  STOCKHOLDER PROPOSAL REGARDING SPECIAL STOCKHOLDER MEETINGS

John Chevedden, residing at 2215 Nelson Ave., No. 205, Redondo Beach, California 90278, has notified us that he intends to present Proposal 5 (set forth below) for stockholder consideration at our Annual Meeting. His proposal concerns the stock ownership threshold necessary for our stockholders to call special stockholder meetings. He has provided us with documentation indicating that he is the beneficial owner of at least 100 shares of our common stock. We refer to his proposal as the “Stockholder Proposal.”

Mr. Chevedden has submitted the following resolution:

Proposal 5 - Special Shareowner Meetings

Resolved, Shareowners ask our board to take the steps necessary (unilaterally if possible) to amend our by-laws and each appropriate governing document to give holders in the aggregate of 10% of our outstanding common stock the power to call a special shareowner meeting. This proposal does not impact our board’s current power to call a special meeting.

A group owning 51% of the voting power of all shares is now needed to call a special meeting compared to Delaware law which allows 10% of such shares to call a special meeting.

Special meetings allow shareowners to vote on important matters, such as electing new directors that can arise between annual meetings. Shareowner input on the timing of shareowner meetings is especially important when events unfold quickly and issues may become moot by the next annual meeting. This is important because there could be 15-months between annual meetings.

It may be possible to adopt this proposal by incorporating brief text similar to this into our governing documents:

“Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board or the President, and shall be called by the Chairman of the Board or President or Secretary upon the order in writing of a majority of or by resolution of the Board of Directors, or at the request in writing of stockholders owning 10% of the entire capital stock of the Corporation issued and outstanding and entitled to vote.”

Please vote to enhance stockholder value:

Special Shareowner Meetings – Proposal 5

Board Statement in Opposition to the Stockholder Proposal

Our Board recommends that stockholders vote “AGAINST” the Stockholder Proposal for the following reasons:

First, the Stockholder Proposal conflicts with our Proposed Charter Amendment in Proposal 4, which Proposed Charter Amendment the Board believes is more considered and more appropriately tailored to our stockholders’ needs and market standards.

Our Proposed Charter Amendment would amend our Existing Charter to allow one or more stockholders owning at least 30% in aggregate voting power of our shares to request a special stockholder meeting. In contrast, the Stockholder Proposal would permit owners of only 10% of aggregate voting power to call special meetings. As noted under Proposal 4 above, our Board recognizes that some stockholders view the ability to call special meetings as a good corporate-governance practice that enhances the stockholder franchise. Our Board also believes however that special meetings can be disruptive to our business operations and distracting to management, and can cause us to incur substantial and unnecessary expense. Our Board considers special meetings to be extraordinary events that a significant number of stockholders should support, and that special meetings should not be a mechanic that a small group of stockholders can misuse to advance private agendas and interests that our broader stockholder base may not share.

Our Board weighed these competing considerations and determined that the proposed 30% ownership threshold in our Proposed Charter Amendment—coupled with a “net long” stock ownership and other procedural requirements—strike the appropriate balance between enhancing stockholder rights and protecting stockholder interests.

Second, the Stockholder Proposal would permit stockholders without full economic interests or voting rights in the Company to expend significant Company resources for special meetings and unduly influence important corporate actions.

As we note in our Proposal 4, our Board believes that only stockholders with full voting, investment and economic interests in our stock should be entitled to request that we

62	CBRE - 2016 Proxy Statement

PROPOSAL 5

undertake the burden and cost of calling a special meeting—because those stockholders are likely to have the most vested interest in our performance and the outcome of the likely extraordinary matters before a special meeting. As such, our Board included a “net long” stock ownership requirement in our Proposed Charter Amendment. In contrast, the Stockholder Proposal includes no such “net long” requirement, and as such would permit stockholders with less than full economic interests and voting rights in the Company to influence important corporate actions. For example, the Stockholder Proposal would permit a 10% “nominal” stockholder (that has fully hedged its exposure to our stock performance through use of derivatives, such that it has no “net” economic exposure) to request a special meeting, even though other stockholders (with unhedged positions that are genuinely exposed to our stock performance) do not wish to incur that expense or divert those resources. See “Rationale for our Proposed Charter Amendment” above.

Third, the Stockholder Proposal would permit a small group of stockholders to repeatedly call special meetings to advance private agendas or interests that may differ from those of our broader stockholder base.

The Stockholder Proposal does not limit the subject matter of the special meeting even if stockholders have recently—or will imminently—consider it outside of the special-meeting context. In contrast, our Proposed Charter Amendment would permit the Company to avoid such duplicative or unnecessary special stockholder meetings. For example, our Proposed Charter Amendment would permit the Company to adopt (in its by-laws) procedures that prohibit a special-meeting request if the request relates to an item of business already voted on at a stockholder meeting that occurred within 30 days preceding the request. The Stockholder Proposal includes no such procedural protections. See “Rationale for our Proposed Charter Amendment” and “Related Changes to Our By- Laws—Procedural Requirements” on page 60.

Fourth, you should consider in your vote our already strong corporate-governance practices.

Our Board has an ongoing commitment to best corporate-governance practices that operate for the benefit of all stockholders. These practices include, among other things, the following:

•	We require that our directors be elected by a majority (versus a plurality) of votes cast in uncontested director elections.

•	All of our directors stand for election annually.

•	Our Board may not nominate for re-election any non-management director who has already completed 12 years of service as an independent Board member.

•	An independent director must serve as Chair of our Board.

•	Our Board may not nominate a member of management for election to the Board if another member of management already sits on the Board.

•	9 of our 10 director nominees are independent under NYSE standards, and our Audit and Finance, Compensation and Corporate Governance and Nominating Committees consist of only independent directors.

•	We have no poison-pill takeover-defense plan.

•	We permit our stockholders to act by written consent.

Important Note: In our Proposal 4 on page 59, our Board recommends that our stockholders approve an amendment to our Existing Charter to allow one or more stockholders owning at least 30% in aggregate voting power of our shares to request a special stockholder meeting. Although our Proposal 4 and the Stockholder Proposal relate to the same subject matter (i.e., stockholder rights to call special meetings), the two Proposals differ. See “The Related Stockholder Proposal” under Proposal 4 above, which also explains how we will proceed if our stockholders approve both Proposal 4 and the Stockholder Proposal.

Required Vote

Approval of this Proposal 5 requires the affirmative vote (i.e., “FOR” votes) of a majority of the shares present or represented and entitled to vote thereon at our 2016 Annual Meeting. A vote to “ABSTAIN” will count as “present” for purposes of the vote and so will have the same effect as a vote “AGAINST” this Proposal. A broker non-vote will not count as “present,” and so will have no effect in determining the outcome with respect to this Proposal.

Recommendation

Our Board recommends that stockholders vote “AGAINST” this Stockholder Proposal.

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STOCK OWNERSHIP

Security Ownership of Principal Stockholders

Based on information available to us as of March 14, 2016, the only stockholders known to us to beneficially own more than five percent of the outstanding shares of our common stock are (all percentages in the table are based on 334,243,125 shares of common stock outstanding as of March 14, 2016):

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
ValueAct Capital Master Fund, L.P. and related entities	32,931,905	(1)	9.9%
One Letterman Drive, Building D, Fourth Floor
San Francisco, California 94129
The Vanguard Group	24,216,166	(2)	7.2%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
FMR LLC	18,377,507	(3)	5.5%
245 Summer Street
Boston, Massachusetts 02210
BlackRock, Inc.	18,503,741	(4)	5.5%
55 East 52nd Street
New York, New York 10055

(1)

Solely based on information in a Form 4 filed with the SEC on February 16, 2016 by ValueAct Holdings, L.P. and its related entities (“ValueAct Group”). The Form 4 indicates that ValueAct Group was the beneficial owner of 32,931,905 shares of our common stock. Excluded from this amount are 3,889 restricted share units vesting within 60 days of March 14, 2016 that are held by Brandon B. Boze for the benefit of the ValueAct Group, as discussed in footnote (11) to the table under “Security Ownership of Management and Directors” below.

(2)

Solely based on information in a Schedule 13G/A filed with the SEC on February 10, 2016 by The Vanguard Group. The Schedule 13G/A indicates that as of December 31, 2015, The Vanguard Group was the beneficial owner of 24,216,166 shares, with sole voting power as to 548,771 shares, shared voting power as to 29,500 shares, sole dispositive power as to 23,641,585 shares and shared dispositive power as to 574,581 shares of our common stock.

(3)

Solely based on information in a Schedule 13G/A filed with the SEC on February 12, 2016 by FMR LLC. The Schedule 13G/A indicates that as of December 31, 2015, FMR LLC was the beneficial owner with sole dispositive power as to 18,377,507 shares and with sole voting power as to 3,492,666 shares of our common stock.

(4)

Solely based on information in a Schedule 13G/A filed with the SEC on January 26, 2016 by BlackRock, Inc. The Schedule 13G/A indicates that as of December 31, 2015, BlackRock, Inc. was the beneficial owner with sole voting power as to 15,675,466 shares of our common stock and sole dispositive power as to 18,503,741 shares of our common stock.

Security Ownership of Management and Directors

The following table below sets forth information as of the close of business on March 14, 2016 regarding the beneficial ownership of our common stock by: (a) each of our current directors and each nominee for director to our Board; (b) each of our executive officers named in the “Summary Compensation Table”; and (c) all current directors, director nominees and current executive officers as a group. Unless otherwise noted, the beneficial owners exercise sole voting and/or investment power over their shares. All percentages in the table are based on 334,243,125 shares of common stock outstanding as of March 14, 2016.

Name	Common Stock Beneficially Owned Directly or Indirectly(1)	Common Stock Acquirable Within 60 Days(2)	Total Common Stock Beneficially Owned(3)(4)		Percentage of Shares of Common Stock Outstanding
Robert E. Sulentic	495,297	—	495,297	(5)	*
James R. Groch	420,953	—	420,953	(6)	*
Michael J. Lafitte	218,703	—	218,703	(7)	*
Calvin W. Frese, Jr.	152,061	—	152,061		*
William F. Concannon	123,170	—	123,170	(8)	*
Richard C. Blum	22,300	14,869	37,169	(9)(10)	*

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STOCK OWNERSHIP

Name	Common Stock Beneficially Owned Directly or Indirectly(1)	Common Stock Acquirable Within 60 Days(2)	Total Common Stock Beneficially Owned(3)(4)		Percentage of Shares of Common Stock Outstanding
Brandon B. Boze	—	3,889	3,889	(11)	*
Curtis F. Feeny	33,852	8,945	42,797		*
Bradford M. Freeman	96,359	14,869	111,228		*
Christopher T. Jenny	29,000	1,662	30,662		*
Michael Kantor	51,579	14,869	66,448		*
Gerardo I. Lopez	—	2,394	2,394		*
Frederic V. Malek	552,665	14,869	567,534	(12)	*
Paula R. Reynolds	1,000	1,003	2,003		*
Laura D. Tyson	17,799	9,741	27,540		*
Gary L. Wilson	180,561	14,869	195,460	(13)	*
Ray Wirta	1,086,577	14,869	1,101,446	(10)(14)	*
All current directors, director nominees and current executive officers as a group (21 persons)	3,663,817	116,848	3,780,665		1.1

*	Less than 1.0%

(1)

Includes shares over which the person currently holds or shares voting and/or investment power but excludes interests, if any, in shares held in the CBRE Stock Fund of our 401(k) Plan and the shares listed under “Common Stock Acquirable Within 60 Days.”

(2)

Includes shares that are deemed to be beneficially owned by virtue of the individual’s right to acquire the shares upon the exercise of outstanding stock options or restricted stock units within 60 days from March 14, 2016.

(3)	Unless otherwise indicated, each person has sole voting and investment power over the shares reported.

(4)

Includes interests, if any, in shares held in the CBRE Stock Fund of our 401(k) Plan and the shares listed under the “Common Stock Acquirable Within 60 Days” column and does not include restricted stock units or performance stock units with restrictions that lapse more than 60 days after March 14, 2016. For more information on such units, see “Outstanding Equity Awards at Fiscal Year-End” table on page 50.

(5)

Mr. Sulentic is the direct beneficial owner of 465,297 shares. An additional 30,000 shares are held by the Sulentic Family Foundation. He is a co-trustee of the Sulentic Family Foundation but does not have any pecuniary interest in the shares beneficially owned by the foundation.

(6)

Mr. Groch is the direct beneficial owner of 360,953 shares of our common stock and disclaims beneficial ownership of 30,000 shares held by the Groch Family 2012 Trust 1 and 30,000 shares held by the Groch Family 2012 Trust 2. Mr. Groch’s spouse is the trustee of both trusts and has sole investment and dispositive power over these trust shares.

(7)	Mr. Lafitte is the direct beneficial owner of 217,703 shares of our common stock and his daughter is the direct beneficial owner of 1,000 shares.

(8)

Mr. Concannon is the direct beneficial owner of 93,687 shares of our common stock. He is the sole trustee of (i) Concannon Children’s Trust, which owns 15,000 of the shares reflected, and (ii) Concannon Descendants 2015 Trust, which owns 14,483 of the shares reflected.

(9)

Includes (a) 14,828 shares held directly by Mr. Blum, (b) 7,472 shares held by Richard C. Blum Revocable Trust, (c) 3,889 restricted stock units (which vest within 60 days of March 14, 2016) and (d) 10,980 outstanding stock options held directly by Mr. Blum. The restricted stock units and outstanding stock options are held for the ratable benefit of Blum Strategic Holdings, L.P. (“Strategic H”), Blum Strategic Partners III, L.P. (“Strategic III”) and Blum Strategic Partners IV, L.P. (“Strategic IV and together Strategic H and Strategic III, the “Partnerships”). Mr. Blum is the President and Chairman of Blum Capital Partners, L.P. (“Blum LP) and Richard C. Blum & Associates, Inc. (“RCBA Inc.”) is the general partner of Blum LP and, accordingly, may be deemed to indirectly beneficially own the shares held by Blum LP. Blum Strategic GP II, L.L.C. (“Blum GP II”) is the general partner of Strategic H and, accordingly, may be deemed to indirectly beneficially own the shares held by Strategic H. Blum Strategic GP III, L.P. (“Blum GP III LP”) is the general partner of Strategic III and, Blum Strategic GP III, L.L.C. (“Blum GP III”) is the general partner of Blum GP III LP and, accordingly, may be deemed to indirectly beneficially own the shares held by Strategic III. Mr. Blum is the President and Chairman of Blum LP and serves as a managing member of each of Blum GP II and Blum GP III and on the investment committee of such entities and, accordingly, may be deemed to be an indirect beneficial owner of the shares described above. The business address of Mr. Blum is c/o Blum LP, 909 Montgomery Street, Suite 400, San Francisco, California 94133.

(10)

Mr. Wirta and affiliates of Mr. Blum, together with certain other stockholders that owned shares of our Class B common stock prior to our initial public offering (collectively, the “Securityholders”), are parties to the Securityholders’ Agreement described in greater detail in this Proxy Statement under the heading “Related-Party Transactions” on page 67. Pursuant to this Agreement, Mr. Wirta and the other Securityholders agreed to vote their shares for a board nominee selected by affiliates of Mr. Blum. As a result, Mr. Blum may be deemed to beneficially own additional shares beyond those indicated in the table above, including those held by Mr. Wirta, that are subject to such voting agreement. Mr. Blum’s beneficial ownership reflected in the table above does not reflect such additional shares, and Mr. Blum disclaims beneficial ownership of such additional shares.

(11)

Under an agreement with ValueAct Capital, Mr. Boze directly holds 3,889 restricted stock units (which vest within 60 days following March 14, 2016) for the benefit of ValueAct Capital Master Fund, L.P. and indirectly for (i) VA Partners I, LLC as General Partner of ValueAct Capital Master Fund, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P., (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the sole owner of the limited partnership interests of ValueAct Capital Management, L.P. and the membership interests of ValueAct Capital Management, LLC and as the majority owner of the membership interests of VA Partners I, LLC, and (v) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P. Mr. Boze is affiliated with the ValueAct Group, but he does not have voting or dispositive power over shares beneficially owned by the ValueAct Group and therefore disclaims beneficial ownership of all shares held by or on behalf of them except to the extent of any pecuniary interest therein. The business address of each of the above named is c/o ValueAct Capital, One Letterman Drive, Building D, Fourth Floor, San Francisco, California 94129.

(12)

Mr. Malek is the direct beneficial owner of 257,763 shares of our common stock. Mr. Malek, his spouse and children are trustees of The Malek Family Charitable Trust, which owns 6,900 of the shares reflected, and Mr. Malek, his wife and their children are the beneficiaries. In addition, Mr. Malek is the sole trustee of the Frederic V Malek TTEE U/A DTD 06/19/1992 Frederic V Malek Trust, which owns 291,891 of the shares reflected.

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STOCK OWNERSHIP

(13)

Mr. Wilson is the direct beneficial owner of 129,005 shares of our common stock. Mr. Wilson is a co-trustee of the Gary L. Wilson 2006 Unitrust and Wilson-Thornhill Foundation, which each owns 25,000 of the shares reflected. Mr. Wilson is also the sole trustee of the 2601 Trust DTD 10/14/94, which owns 5,445 of the shares reflected.

(14)

As a result of the Securityholders’ Agreement, Mr. Wirta, as co-trustee of The Wirta Family Trust, shares voting power over 1,086,577 of the indicated shares with our other stockholders that owned shares of Class B common stock prior to their conversion to shares of common stock in June 2004.

Certain of our directors and executive officers may beneficially own shares in brokerage accounts subject to customary margin arrangements. Shares held in such accounts may be deemed to be pledged to secure those margin arrangements irrespective of whether there are margin loans then outstanding. None of these margin arrangements is designed to shift or hedge any economic risk associated with ownership of our common stock. As of March 14, 2016, none of our current executive officers or directors has pledged any of our shares, except for Mr. Wirta, all of whose shares indicated in the table above are held in a brokerage account subject to a customary margin arrangement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. SEC regulations require us to identify anyone who failed to file a required report or filed a late report during the most recent fiscal year. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 5 were required for such persons, we believe that during the fiscal year 2015 all of our executive officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them.

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RELATED-PARTY TRANSACTIONS

Related-Party and Other Transactions Involving Our Officers and Directors

The following sets forth certain transactions involving us and our executive officers and directors since January 1, 2015:

Blum Capital—In connection with their acquisition of CBRE Services, Inc. in 2001, we entered into a Securityholders’ Agreement with certain of our stockholders, including Blum Capital Partners, L.P. and its affiliates (collectively, “Blum Capital”), Ray Wirta, our then CEO and current Chair of our Board, and Frederic V. Malek, our director. Blum Capital is affiliated with Richard C. Blum, who is one of our directors, as well as certain other related Blum Capital entities with ownership interests in our securities. Under this agreement, Blum Capital is entitled to nominate a percentage of our directors equal to the percentage of our outstanding common stock beneficially owned by Blum Capital, rounded up to the nearest whole number of directors. Mr. Wirta and certain of our other stockholders that are parties to the Securityholders’ Agreement are obligated thereunder to vote their shares in favor of the directors nominated by Blum Capital. Finally, we agreed to indemnify the stockholder parties to this agreement and their affiliates for any damages in connection with any claim relating to (1) our business, operations, liabilities or obligations or (2) the ownership of any of our equity securities, except to the extent these losses and expenses (x) arise from any claim that the indemnified person’s investment decision relating to the purchase or sale of these equity securities violated a duty or other obligation of the indemnified person to the claimant or (y) are finally determined in a judicial action by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the stockholder or its affiliates.

Directors’ and Executive Officers’ Investments in Our Investment Products—Our directors and executive officers have from time to time in the past invested their own capital in our sponsored and managed investment products, and some of them continue to hold these investments. These investments were made on the same terms and conditions as those available to unaffiliated outside investors, except for a co-investment opportunity made available to Matthew S. Khourie (who was an executive officer during 2015 and who held that designation until March 14, 2016) as part of his compensation package before he became an executive officer and which was subsequently approved by the Compensation Committee. None of our directors or executive officers received distributions during 2015 from any investments in our investment products, except (a) Mr. Malek received distributions of $6,739, (b) vehicles associated with Messrs. Blum, Freeman and Wirta each received distributions of $5,054, $16,847, and $3,369, respectively, (c) a vehicle associated with Mr. Khourie received distributions of $18,355 (exclusive of amounts related to his compensation package as noted in the prior sentence), and (d) Mr. Ferguson (and his related family trust) received distributions totaling $1.52 million from (i) an ownership interest in CBRE Clarion Securities (of which he is the Chief Executive Officer) as described below and (ii) shares that he purchased with his own capital (in the open market) of exchange-listed mutual funds managed by CBRE Clarion Securities.

T. Ritson Ferguson Ownership Interest in CBRE Clarion Securities—Mr. Ferguson (and a related family trust) own in the aggregate less than 5% (on a fully-diluted basis) of the equity of CBRE Clarion Securities Holdings LLC, which is a holding vehicle for CBRE’s ownership of CBRE Clarion Securities. He and the trust acquired this interest prior to his becoming an executive officer of the Company on March 14, 2016.

Employment Relationships—Jonathan Strong, an employee of our U.K. Global Corporate Services—Transaction Management business, is the son of Michael J. Strong, our former Executive Chairman—EMEA. (Michael J. Strong retired from CBRE effective December 31, 2015.) The aggregate value of compensation and benefits that Jonathan Strong earned in respect of 2015 was approximately $134,000. Also, Conor Denihan, a commissioned sales professional in our New York brokerage business with the title of Senior Vice President, is the son-in-law of William F. Concannon, our Chief Executive Officer—Global Workplace Solutions. The aggregate value of compensation and benefits earned by Mr. Denihan in respect of 2015 was approximately $673,073.

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RELATED-PARTY TRANSACTIONS

Review and Approval of Transactions with Interested Persons

We have operated under our Standards of Business Conduct since 2004. As part of our Standards of Business Conduct, our directors and employees are expected to make business decisions and take actions based upon our best interests and not based upon personal relationships or benefits.

Our Board has recognized that some transactions, arrangements and relationships present a heightened risk of an actual or perceived conflict of interest and has adopted a written Policy Regarding Transactions with Interested Parties and Corporate Opportunities governing these transactions. This policy governs any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any of the following persons had or will have a direct or indirect material interest (other than relating to an employment relationship or transaction involving Board- or Compensation Committee-approved executive officer compensation):

•	our directors, nominees for director or executive officers;

•	any beneficial owner of more than 5% of any class of our voting securities; and

•	any immediate family member of any of the foregoing natural persons.

Directors and executive officers are required to submit to our General Counsel a description of any current or proposed transaction potentially covered by the policy in advance of participating in such transaction. Our General Counsel is responsible for determining whether the proposed transaction is subject to our policy. If our General Counsel deems such transaction subject to our policy, he or she will report such transaction to the Audit and Finance Committee. The Audit and Finance Committee (or in certain cases, the Chair of the Audit and Finance Committee) is responsible for evaluating and approving such transactions, and in doing so, the Audit and Finance Committee may take into account, among other factors that it deems appropriate, due inquiries of disinterested senior business leaders, disinterested directors and legal counsel.

Each transaction described above under “Related-Party and Other Transactions Involving Our Officers and Directors” was approved by at least a majority of the disinterested members of our Audit and Finance Committee, except for (i) the Securityholders’ Agreement described above under “Related-Party and Other Transactions Involving Our Officers and Directors,” which was approved by at least a majority of the disinterested members of our Board prior to adoption of our Policy Regarding Transactions with Interested Parties and Corporate Opportunities (and any similar predecessor policy), (ii) the participation of Mr. Khourie and Mr. Ferguson in the investments described above, which investments predated their status as executive officers of the Company and as such did not require approval pursuant to our Policy Regarding Transactions with Interested Parties and Corporate Opportunities, and (iii) the participation of each of Messrs. Blum, Freeman, Malek, Midler and Wirta in the investment opportunities described above, which investments were unanimously approved by the disinterested members of our Board prior to their making the investments.

The policy is published in the Corporate Governance section of the Investor Relations page on our website at www.cbre.com.

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Voting Instructions and Information

How to attend the Annual Meeting

The Annual Meeting will be held on May 13, 2016 at 8:30 a.m., Pacific Time, at our offices located at 4350 La Jolla Village Drive, Suite 250, San Diego, California. Stockholders who are entitled to vote or individuals holding their duly appointed proxies may attend the meeting, as well as our invited guests.

You should be prepared to present photo identification for admittance. If you are not a stockholder, then you should be prepared to show proof of a proxy or a power of attorney provided by a stockholder. Individuals who are not stockholders

(or duly authorized representatives of stockholders) may not be permitted to attend the Annual Meeting.

Appointing a proxy in response to this solicitation will not affect your right to attend the Annual Meeting and to vote in person. Please note that if you hold your common stock in “street name” (that is, through a broker, bank or other nominee), you will need to bring a picture ID and a copy of a brokerage statement reflecting your stock ownership of CBRE Group, Inc. as of March 14, 2016 to gain admittance to the Annual Meeting.

Matters to be presented

We are not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, then proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned or postponed, then proxies can vote your shares at the adjournment or postponement as well.

Stockholders entitled to vote

You may vote if you owned shares of our common stock as of March 14, 2016, which is the record date for the Annual Meeting. You are entitled to one vote on each matter presented at the Annual Meeting for each share of common stock that you owned on that date. As of March 14, 2016, we had 334,243,125 shares of common stock outstanding.

Vote tabulation

Broadridge Financial Solutions, Inc., an independent third party, will tabulate the votes, and our Assistant Secretary will act as the inspector of the election.

Confidential voting

Your proxy card, ballot and voting records will not be disclosed to us unless applicable law requires disclosure, you request disclosure or your vote is cast in a contested election (which last exception is not applicable for the 2016 Annual Meeting). If you write comments on your proxy card, then your comments will be provided to us, but how you voted will remain confidential.

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING

How do I vote?

If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the Annual Meeting. However, if your common stock is held in the name of your broker, bank or other nominee and you want to vote in person, then you will need to obtain a legal proxy from the institution that holds your common stock indicating that you were the beneficial owner of this common stock on March 14, 2016, which is the record date for voting at the Annual Meeting.

If your common stock is held in your name, there are three ways for you to vote by proxy:

•	If you received a paper copy of the proxy materials by mail, mail the completed proxy card in the enclosed return envelope;

•	Call 1-800-690-6903; or

•	Log on to the Internet at www.proxyvote.com and follow the instructions at that site. The website address for Internet voting is also provided on your Notice.

Telephone and Internet voting will close at 8:59 p.m. (Pacific Time) on May 12, 2016, unless you are voting common stock held in our 401(k) plan, in which case the deadline for voting is 8:59 p.m. (Pacific Time) on May 10, 2016. Proxies submitted by mail must be received prior to the meeting.

Unless you indicate otherwise on your proxy card, the persons named as your proxies will vote your common stock:

•	FOR all of the nominees for director named in this Proxy Statement;

•	FOR the ratification of KPMG LLP as our independent registered public accounting firm for 2016;

•	FOR the advisory resolution to approve named executive officer compensation for 2015;

•	FOR the amendment to our certificate of incorporation to reduce (to 30%) the stock-ownership threshold required for stockholders to request a special stockholder meeting; and

•	AGAINST the Stockholder Proposal regarding special stockholder meetings.

If your common stock is held in the name of your broker, bank or other nominee, then you should receive separate instructions from the holder of your common stock describing how to vote your common stock.

Even if you plan to attend the Annual Meeting, we recommend that you vote your common stock in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you do not vote/effect of broker non-votes

If you are a stockholder of record, then your shares will not be voted if you do not provide your proxy, unless you vote in person at the Annual Meeting.

If (1) you are the beneficial owner of shares held in the name of a broker, trustee or other nominee, (2) you do not provide that broker, trustee or other nominee with voting instructions, (3) such person does not have discretionary authority to vote on such proposal and (4) you do not vote in person at the Annual Meeting, then a “broker non-vote” will occur. Under the NYSE rules, brokers, trustees or other nominees may generally vote on routine matters but cannot vote on non-routine matters. Our Proposal 2 (ratify the appointment of our independent registered public accounting firm for 2016) is the only proposal in this Proxy Statement that is considered a routine matter. The other proposals are not considered routine matters, and without your instructions, your broker cannot vote your shares. Our Proposal 4 requires the affirmative vote of a majority of outstanding shares and, therefore, any failure to return your proxy card or vote in person at the meeting (i.e., a broker non-vote) will count as a vote “AGAINST” Proposal 4. For all other proposals, broker non-votes are not considered “present,” and as such, broker non-votes will not affect the outcome of any such other proposals.

Vote levels required to pass an item of business

•

Quorum. Holders of a majority in voting power of the stock entitled to vote at the Annual Meeting must be present or represented by proxy to constitute a quorum. Shares represented by broker non-votes, as described above, and votes to “ABSTAIN” are counted as present and entitled to vote for purposes of determining a meeting quorum.

•	Proposal 1—Elect Directors. Our by-laws require a “majority vote” requirement in uncontested director elections. Under this requirement, in order for a nominee to be elected in an uncontested election, the nominee must receive the affirmative vote of a majority of the votes cast on his or her election (i.e., votes cast “FOR” a nominee must exceed votes cast as “AGAINST”). In contested elections (i.e., elections involving director nominees submitted by our stockholders in accordance with our by-laws) directors are elected by a plurality of the votes cast. The “majority vote”

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING

requirement will apply at our Annual Meeting because our director nominee slate is “uncontested.” In addition, for the purposes of tabulating the results of director elections, shares that are not voted, votes to “ABSTAIN” and broker non-votes are not considered votes cast and so will not affect the election outcome. Under our by-laws, votes cast as “withheld” in uncontested elections are treated the same as votes cast “AGAINST” director nominees, whereas votes to “ABSTAIN” do not affect the election outcome. In order to minimize investor confusion, we have omitted the “withheld” voting option this year, and stockholders wishing to cast a negative vote for a director nominee should vote “AGAINST” such nominee.

•

Proposal 4—Amendment to Certificate of Incorporation to Reduce (to 30%) the Stock-Ownership Threshold Required to Request a Special Stockholder Meeting. Delaware law requires the affirmative vote (i.e., a “FOR” vote) of a majority of our outstanding shares to approve the amendment to our certificate of incorporation described in this proposal. Votes to “ABSTAIN” and broker non-votes will have the same effect as votes “AGAINST” Proposal 4.

•

All Other Proposals. Approval of each of the other proposals that do not relate to director elections (Proposal 1) or the amendment of our certificate of incorporation (Proposal 4) requires the affirmative vote (i.e., a “FOR” vote) of a majority of the shares present or represented and entitled to vote thereon. A vote to “ABSTAIN” will have the same effect as a vote “AGAINST” these items, and a broker non-vote will have no effect in determining whether these items are approved. Our Proposal 2 (ratify the appointment of our independent registered public accounting firm for 2016) is the only proposal on which your broker is entitled to vote your shares if no instructions are received from you. In addition, as we described in Proposal 4 (Approve Amendment to our Certificate of Incorporation to Reduce (to 30%) the Stock-Ownership Threshold Required for Stockholders to Request a Special Stockholder Meeting) on page 59, if Proposal 4 receives the affirmative vote of a majority of our outstanding shares then it will be implemented and Proposal 5 (Stockholder Proposal Regarding Ability to Call Special Stockholder Meetings) will not be implemented, regardless of the voting outcome on Proposal 5.

Shares in the 401(k) plan

If you hold common stock in our 401(k) plan as of March 14, 2016, the enclosed proxy card also serves as your voting instruction to Bank of America, N.A., the trustee of our 401(k) plan, provided that you furnish your voting instructions over the Internet or by telephone, or that the enclosed proxy card is signed, returned and received, by

8:59 p.m. (Pacific Time) on May 10, 2016. If voting instructions are not received by such time, the common stock in our 401(k) plan for which voting instructions are not timely received will be voted by the trustee in proportion to the shares for which the trustee timely receives voting instructions.

The Board’s voting recommendations

•	FOR election of our Board-nominated slate of directors (see Proposal 1);

•

FOR ratification of the selection of KPMG LLP, an independent registered public accounting firm, to be the auditors of our annual financial statements for the fiscal year ending December 31, 2016 (see Proposal 2);

•	FOR the advisory resolution to approve our named executive officer compensation for 2015 (see Proposal 3);

•	FOR the proposed charter amendment to reduce (to 30%) the stock-ownership threshold required for stockholders to request a special stockholder meeting (see Proposal 4); and

•	AGAINST the Stockholder Proposal regarding special stockholder meetings (see Proposal 5).

Unless you give other instructions on your proxy card, the persons named as proxies on the proxy card will vote in accordance with the recommendations of the Board.

Revoking your proxy

You can revoke your proxy if your common stock is held in your name by:

•	Filing written notice of revocation before our Annual Meeting with our Secretary, Laurence H. Midler, at the address shown on the front of this Proxy Statement;

•	Signing a proxy bearing a later date and delivering it before our Annual Meeting; or

•	Voting in person at the Annual Meeting.

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING

If your common stock is held in the name of your broker, bank or other nominee, please follow the voting instructions provided by the holder of your common stock regarding how to revoke your proxy.

Cost of proxy solicitation

Our Board solicits proxies on our behalf, and we will bear the expense of preparing, printing and mailing this Proxy Statement and the proxies we solicit. Proxies may be solicited by mail, telephone, personal contact and electronic means and may also be solicited by directors and officers in person, by the Internet, by telephone or by facsimile transmission, without additional remuneration.

We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of our stock as of the record date and will reimburse them for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy by the Internet or telephone, or by completing and returning the enclosed proxy card (if you received your proxy materials in the mail), will help to avoid additional expense.

Where you can find our corporate governance materials

Current copies of our Board’s Corporate Governance Guidelines, Categorical Independence Standards, Standards of Business Conduct, Code of Ethics for Senior Financial Officers, Policy Regarding Transactions with Interested Parties and Corporate Opportunities, Equity Award Policy and the charters for the Audit and Finance Committee, Compensation Committee, Governance Committee and

Executive Committee are published in the Corporate Governance section of the Investor Relations page on our website at www.cbre.com. We are not however including the other information contained on or available through our website as a part of, or incorporating such information by reference into, this Proxy Statement.

Elimination of Paper and Duplicative Materials

Internet availability—Pursuant to rules adopted by the SEC, we are providing access to our proxy materials over the Internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

Important Notice: Our 2016 Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2015 are available free of charge on the Investors Relations page on our website at www.cbre.com. We will provide by mail, without charge, a copy of our Annual Report on Form 10-K at your request. Please direct all inquiries to our Investor Relations Department at CBRE Group, Inc., 200 Park Avenue, New York, New York 10166, or by email at investorrelations@cbre.com.

Householding—Householding permits us to mail a single set of proxy materials to any household in which two or more different stockholders reside and are members of the same household or in which one stockholder has multiple accounts. If we household materials for future meetings, then only one copy of our Annual Report and Proxy Statement will be sent to multiple stockholders who share the same address and last name, unless we have received contrary instructions from one or more of those stockholders. In addition, we have been notified that certain intermediaries (i.e., brokers, banks or other nominees) will household proxy materials for the Annual Meeting. If you wish to receive a separate copy of the Annual Report and Proxy Statement or of future annual reports and proxy statements, then you may contact our Investor Relations Department by (a) mail at CBRE Group, Inc., Attention: Investor Relations, 200 Park Avenue, New York, New York 10166, (b) telephone at (212) 984-6515, or (c) e-mail at investorrelations@cbre.com. You can also contact your broker, bank or other nominee to make a similar request. If we did not household your proxy materials for the 2016 Annual Meeting but you would like us to do so in the future, please contact our Investor Relations Department by mail, telephone or email as listed above.

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Incorporation by Reference

The Compensation Committee Report and the Audit and Finance Committee Report contained herein shall not be deemed to be “soliciting material” or “filed” with the SEC, nor shall such information be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent specifically incorporated by reference therein. In addition, we are not including any information contained on or available through our website as part of, or incorporating such information by reference into, this Proxy Statement.

Transfer Agent Information

Broadridge Corporate Issuer Solutions, Inc., or Broadridge, is the transfer agent for the common stock of CBRE Group, Inc. Broadridge can be reached at (855) 627-5086 or via email at shareholder@broadridge.com. You should contact Broadridge if you are a registered stockholder and have a question about your account, if your stock certificate has been lost or stolen, or if you would like to report a change in your name or address. Broadridge Corporate Issuer Solutions, Inc. can be contacted as follows:

Regular, Registered or Overnight Mail	Telephone Inquiries

Broadridge Corporate Issuer Solutions, Inc. Attention: Interactive Workflow System 1155 Long Island Avenue Edgewood, New York 11717	(855) 627-5086, or TTY for hearing impaired: (855) 627-5080 Foreign Shareowners: (720) 378-5662, or TTY Foreign Shareowners: (720) 399-2074 Website: www.shareholder.broadridge.com

CBRE - 2016 Proxy Statement	73

ANNEX A

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

We use non-GAAP financial measures within this Proxy Statement. We provide below reconciliations to their corresponding financial measure computed in accordance with GAAP. As described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, our Board and management use non-GAAP financial measures to evaluate our performance and manage our operations. However, non-GAAP financial measures should be viewed in addition to, and not as an alternative for, financial results prepared in accordance with GAAP.

In addition, note that we refer to “adjusted EBITDA,” “adjusted net income” and “adjusted EPS” from time to time in our public reporting as “EBITDA, as adjusted” (or as “normalized EBITDA”), “net income attributable to CBRE Group, Inc., as adjusted” and “diluted income per share attributable to CBRE Group, Inc. shareholders, as adjusted,” respectively.

1.	Adjusted EBITDA

A reconciliation of net income computed in accordance with GAAP to adjusted EBITDA for the fiscal years ended December 31, 2015 and 2014 is set forth below (dollars in thousands):

	Year Ended December 31,
	2015	2014
Net income attributable to CBRE Group, Inc.	$547,132	$484,503
Add:
Depreciation and amortization	314,096	265,101
Interest expense	118,880	112,035
Write-off of financing costs on extinguished debt	2,685	23,087
Provision for income taxes	320,853	263,759
Less:
Interest income	6,311	6,233

EBITDA	1,297,335	1,142,252

Adjustments:
Cost containment expenses	40,439	—
Carried interest incentive compensation expense to align with the timing of associated revenue	26,085	23,873
Integration and other acquisition related costs	48,865	—

EBITDA, as adjusted	$1,412,724	$1,166,125

2.	Adjusted Net Income and Adjusted EPS

A reconciliation of net income computed in accordance with GAAP to net income attributable to CBRE Group, Inc., as adjusted (“adjusted net income”), and to diluted income per share attributable to CBRE Group, Inc. shareholders, as adjusted (“adjusted EPS”), in each case for the fiscal years ended December 31, 2015 and 2014, is set forth below (dollars in thousands, except per share amounts):

	Year Ended December 31,
	2015	2014
Net income attributable to CBRE Group, Inc.	$547,132	$484,503
Plus / minus:
Amortization expense related to certain intangible assets attributable to acquisitions, net of tax	61,446	48,261
Integration and other acquisition related costs, net of tax	34,614	—
Cost containment expenses, net of tax	28,581	—
Carried interest incentive compensation expense to align with the timing of associated revenue, net of tax	15,759	14,430
Write-off of financing costs on extinguished debt, net of tax	1,638	13,955

Net income attributable to CBRE Group, Inc., as adjusted	$689,170	$561,149

Diluted income per share attributable to CBRE Group, Inc. shareholders, as adjusted	$2.05	$1.68

Weighted average shares outstanding for diluted income per share	336,414,856	334,171,509

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3.	Adjusted EBITDA for our Americas Region

A reconciliation of net income computed in accordance with GAAP to EBITDA and to EBITDA, as adjusted, for our Americas region (which we refer to as “adjusted EBITDA for our Americas region”) for the fiscal year ended December 31, 2015 is set forth below (dollars in thousands):

Year Ended December 31, 2015
Net income attributable to CBRE Group, Inc.	$410,894
Adjustments:
Depreciation and amortization	198,908
Interest expense, net	34,788
Write-off of financing costs on extinguished debt	2,685
Royalty and management service income	(15,136)
Provision for income taxes	204,231

EBITDA	836,370
Cost containment expenses	7,491
Integration and other costs related to acquisitions	33,255
EBITDA, as adjusted[1]	$877,116

4.	Adjusted EBITDA for our Global Workplace Solutions business unit

A reconciliation of net income computed in accordance with GAAP to EBITDA and to EBITDA, as adjusted, for our Global Workplace Solutions business (which we refer to as “adjusted EBITDA for our Global Workplace Solutions business”) for the fiscal year ended December 31, 2015 is set forth below (dollars in thousands):

Year Ended December 31, 2015
Net income attributable to CBRE Group, Inc.	$172,025
Adjustments:
Depreciation and amortization	88,782
Interest expense, net	8,382
Royalty and management service expense	10,556
Provision for income taxes	9,123

EBITDA	$288,868
Integration and other acquisition related costs	9,379

EBITDA, as adjusted	$298,246

1    As previously noted in this Proxy Statement under “2015 Adjusted EBITDA Target under the EBP” on page 36, we then modified this 2015 adjusted EBITDA figure for our Americas region to add back certain overhead costs and equity compensation expense that are not fully attributable to that region in order to arrive at a “bonusable” adjusted EBITDA figure for our Americas region for 2015. We consider the $962.6 million figure to be the “bonusable” adjusted EBITDA figure.

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ANNEX B

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

(AS PROPOSED TO BE AMENDED BY PROPOSAL 4)

*Blacklined text below indicates changes versus our existing certificate of incorporation. Proposed additions are indicated by double underlining, and proposed deletions are indicated by strike-outs.*

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CBRE GROUP, INC.

CBRE Group, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

A. The name of the Corporation is CBRE Group, Inc. The Corporation was originally incorporated under the name “BLUM CB Holding Corp.” The Corporation’s original certificate of incorporation was filed with the Secretary of State of the State of Delaware on February 20, 2001. The Corporation filed Certificates of Amendment of the Certificate of Incorporation with the Secretary of State of the State of Delaware on March 26, 2001 and June 4, 2001 and a Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on June 29, 2001, in each of the foregoing cases under the name “CBRE Holding, Inc.” The Corporation filed a Certificate of Amendment of the Certificate of Incorporation with the Secretary of State of the State of Delaware on February 13, 2004 changing the name of the Corporation to “CB Richard Ellis Group, Inc.” The Corporation filed a Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on May 4, 2004, June 7, 2004 and June 16, 2004. The Corporation filed a Certificate of Amendment of Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on June 4, 2009. The Corporation filed a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware on October 3, 2011 changing the name of the Corporation to CBRE Group, Inc.

B. This Amended and Restated Certificate of Incorporation, which amends and restates the certificate of incorporation of the Corporation in its entirety, was duly adopted by the Board of Directors and by the stockholders in accordance with Sections 103, 242 and 245 of the General Corporation Law of the State of Delaware.

C. The certificate of incorporation of the Corporation is amended and restated to read in its entirety as follows:

FIRST: The name of the Corporation is CBRE Group, Inc.

SECOND: The registered office and registered agent of the Corporation is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

FOURTH: (1) The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 550,000,000, consisting of (a) 25,000,000 shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”), and (ii) 525,000,000 shares of Class A common stock, $0.01 par value per share (“Common Stock”).

(2) The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor.

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(3) The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

(4) (a) Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise provided in Section (2) of this Article Fourth or as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

(b) Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to such series).

(c) Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock having a preference over or, the right to participate with, the Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

(d) Upon the dissolution, liquidation or winding up of the corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock having a preference over, or the right to participate with, the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of the Common Stock, as such, shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

FIFTH: In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors shall be authorized to make, amend, alter, change, add to or repeal the By-Laws of the Corporation in any manner not inconsistent with the laws of the State of Delaware, subject to the power of the stockholders to amend, alter, change, add to or repeal the By-Laws made by the Board of Directors in the manner set forth in the By-Laws.

SIXTH: To the fullest extent permitted by the laws of the State of Delaware:

(1) (a) The Corporation shall indemnify any person (and such person’s heirs, executors or administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, member, fiduciary, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, for and against all expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals. Notwithstanding the preceding sentence, the Corporation shall be required to indemnify a person described in such sentence in connection with any action, suit or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by such person was authorized by the Board of Directors. The Corporation may indemnify any person (and such person’s heirs, executors or administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, member, fiduciary, trustee, employee or agent of another Corporation, partnership, joint venture, trust, limited liability company or other enterprise, for and against all expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals.

(b) The Corporation (i) shall promptly pay expenses incurred by any person described in the first sentence of subsection (a) of this Article Sixth, Section (1) and (ii) may pay expenses incurred by any person whom the Corporation has determined to indemnify pursuant to the third sentence of subsection (a) of this Article Sixth, Section (1), in each case in defending any action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, including appeals, upon presentation of appropriate documentation.

CBRE - 2016 Proxy Statement	B-2

(c) The Corporation may purchase and maintain insurance on behalf of any person described in subsection (a) of this Article Sixth, Section (1) against any liability asserted against such person, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article Sixth, Section (1) or otherwise.

(d) The provisions of this Article Sixth, Section (1) shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption. The provisions of this Article Sixth, Section (1) shall be deemed to be a contract between the Corporation and each director or officer who serves in such capacity at any time while this Article Sixth, Section (1) and the relevant provisions of the laws of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification hereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provision of this Article Sixth, Section (1) shall be found to be invalid or limited i application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this Article Sixth, Section (1) shall neither be exclusive of, nor be deemed in limitation of, any rights to which an officer or director may otherwise be entitled or permitted by contract, this Certificate of Incorporation, vote of stockholders or directors or otherwise, or as a matter of law, both as to actions in such person’s official capacity and actions in any other capacity while holding such office, it being the policy of the Corporation that indemnification of any person whom the Corporation is obligated to indemnify pursuant to this Article Sixth, Section (1) shall be made to the fullest extent permitted by law.

(e) For purposes of this Article Sixth, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

(2) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

SEVENTH: (1) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the Board of Directors. A director shall hold office until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any newly created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If any applicable provision of the DGCL expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such a meeting.

(2) Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) applicable thereto.

EIGHTH: Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of stockholders of the Corporation ~~may~~(1) shall be called only by the ~~Chairman~~Chair of the Board of Directors, the Chief Executive Officer or the Board of Directors pursuant to a resolution approved by the Board of Directors and (2) shall be called by the Secretary of the Corporation upon ~~a~~the written request ~~by the holders~~ of holder(s) Owning (as defined below) at least ~~a majority in~~30% (in the aggregate) of the then voting power of all shares of the Corporation entitled to vote ~~at such~~on the matters to be brought before the proposed special meeting.

In the case of a special meeting of stockholders called pursuant to the foregoing clause (2), the requesting holder(s) must (i) continue to Own (for the holding period set forth in the By-Laws of the Corporation from time to time) shares representing at least 30% (in the aggregate) of the then voting power of all shares of the Corporation entitled to vote on the matters to be brought before the proposed special meeting, (ii) provide information in writing regarding such stockholder(s), their stock ownership and the matters that they request to bring before the proposed special meeting and (iii) comply with procedures and other terms and conditions relating to special meetings as set forth in the By-Laws of the Corporation from time to time.

For purposes of this Article Eighth, a holder shall be deemed to “Own” only those shares for which it possesses both (x) full voting and investment rights and (y) a full economic interest (i.e., shares for which the holder has not only the opportunity to profit, but is also exposed to the risk of loss), which terms may be further defined in the By-Laws of the Corporation from time to time.

NINTH: The Corporation hereby elects to be governed by Section 203 of the DGCL, as the same exists or may hereafter be amended.

***

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IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation on this [__] day of [            ], ~~2004.~~2016.

CBRE GROUP, INC.

By:
Name:
Title:

CBRE - 2016 Proxy Statement	B-4

ANNEX C

AMENDED AND RESTATED BY-LAWS

(AS PROPOSED TO BE AMENDED IF PROPOSAL 4 IS APPROVED)

*Blacklined text below indicates changes versus our existing by-laws. Proposed additions are indicated by double underlining, and proposed deletions are indicated by strike-outs.*

AMENDED AND RESTATED

BY-LAWS

OF

CBRE GROUP, INC.

(the “Corporation”)

dated December 17, 2015

As Amended [            ], 2016

ARTICLE I.

STOCKHOLDERS

Section 1. Annual Meeting. The annual meeting of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date, and at such time and place within or without the State of Delaware as may be designated from time to time by the Board of Directors.

Section 2. Special Meeting. (a) Special meetings of the stockholders (1) shall be called ~~at any time by the Secretary of the Corporation (the “Secretary”) or any other officer of the Corporation, whenever directed~~only by the Chair of the Board~~, the Board of Directors pursuant to a resolution approved by the Board~~ of Directors, the Chief Executive Officer of the Corporation (the “Chief Executive Officer”) or the ~~holders of at least a majority in~~Board of Directors pursuant to a resolution approved by the Board of Directors and (2) shall be called by the Secretary of the Corporation (the “Secretary”) upon the written request of holder(s) Owning (as defined below) at least 30% (in the aggregate) of the then voting power of all shares of the Corporation entitled to vote ~~at such meeting. The purpose or purposes of the proposed meeting shall be included in the notice setting forth such call~~on the matters to be brought before the proposed special meeting (the “Requisite Percent,” and such a special meeting, a “Stockholder Requested Special Meeting”); provided that such request shall be invalid if (A) it relates to an item of business that is the same or substantially similar to any item of business that stockholders voted on at a meeting of stockholders that occurred within 30 days preceding the date of such request or (B) the special-meeting request is received within the period commencing 90 days prior to the anniversary of the date of the most recent annual meeting of stockholders and ending on the date of the next annual meeting of stockholders. Special meetings of the stockholders shall be held at such time and place within or without the State of Delaware as may be designated from time to time by the Board of Directors; provided that any ~~such special meeting called by holders of at least a majority in voting power of all shares of the Corporation entitled to vote at such meeting~~Stockholder Requested Special Meeting shall be held within 120 days after the ~~Secetary~~Secretary receives notice that such meeting has been called for.

For purposes of this Article I, Section 2, a holder shall be deemed to “Own” only those shares for which it possesses both (x) full voting and investment rights and (y) a full economic interest (i.e., shares for which the holder has not only the opportunity to profit, but is also exposed to the risk of loss); provided that the number of shares calculated in accordance with the foregoing clauses (x) and (y) shall not include any shares (A) sold by such person or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such holder or any of its affiliates for any purposes or purchased by such holder or any of its affiliates pursuant to an agreement to resell or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of the Corporation entitled to vote at the Stockholder Requested Special Meeting, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such holder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any

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degree the gain or loss arising from the full economic ownership of such shares by such holder or affiliate. A holder shall “own” shares held in the name of a nominee or other intermediary so long as the holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A holder’s ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the holder. The determination of the extent to which a person “Owns” shares for these purposes shall be made in good faith by the Board of Directors, which determination shall be conclusive and binding on the Corporation and its stockholders.

(b) In order for the Secretary to call a Stockholder Requested Special Meeting, one or more written requests for a special stockholder meeting (individually or collectively, a “Special Meeting Request”) signed and dated by the stockholder(s) of record that Own the Requisite Percent, or by persons who are acting on behalf of those who Own the Requisite Percent, must be delivered by the requesting stockholder(s) to the Secretary at the principal executive offices of the Corporation, must set forth therein the purpose or purposes of the proposed Stockholder Requested Special Meeting and must be accompanied by:

(1) the information required by paragraph (B) of Article I, Section 11 of these By-Laws; and

(2) as to each stockholder signing such request, or if such stockholder is a nominee or custodian, as to each beneficial owner on whose behalf such request is signed, (i) an affidavit signed by such person stating the number of shares of the Corporation that it Owns as of the date such request was signed and agreeing to continue to Own at least (A) such number of shares or (B) a number of shares equal to the Requisite Percent through the date of the Stockholder Requested Special Meeting and to update and supplement such affidavit, if necessary, so that the information provided in such affidavit regarding the number of shares that such person Owns shall be true and correct as of the record date for the Stockholder Requested Special Meeting and as of the date that is five business days prior to the meeting or any adjournment or postponement thereof, with such update and supplement to be delivered to the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than three business days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of five business days prior to the meeting or any adjournment or postponement thereof; provided that in the event of any decrease in the number of shares of the Corporation Owned by such person at any time before the Stockholder Requested Special Meeting, such person’s Special Meeting Request shall be deemed revoked with respect to the shares comprising such reduction and shall not be counted towards the calculation of the Requisite Percent.

One or more written requests for a special meeting delivered to the Secretary shall constitute a valid Special Meeting Request only if each such written request satisfies the requirements set forth above in this clause (b) and has been dated and delivered to the Secretary within 60 days of the earliest dated of such requests. If the record holder is not the signatory to the Special Meeting Request, such Special Meeting Request will not be valid unless documentary evidence from the record holder of such signatory’s authority to execute the Special Meeting Request on behalf of the record holder is supplied to the Secretary at the time of delivery of such Special Meeting Request (or within 10 business days thereafter). The determination of the validity of a Special Meeting Request shall be made in good faith by the Board of Directors, whose determination shall be conclusive and binding on the Corporation and the stockholders.

(c) If none of the stockholder(s) who submitted the Special Meeting Request(s) (or their qualified representatives) appears at the Stockholder Requested Special Meeting to present the matter or matters to be brought before the special meeting as specified in the Special Meeting Request(s), the Corporation need not present the matter or matters for a vote at the meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(d) The stockholder seeking to call the special meeting may revoke a Special Meeting Request by written revocation delivered to, or mailed and received by, the Secretary at any time prior to the special meeting, and any stockholder signing a Special Meeting Request may revoke such request as to the shares that such person Owns (or as to the shares that are Owned by the person on whose behalf the stockholder is acting, as applicable), and their Special Meeting Request shall thereupon be deemed revoked; provided that if as a result of such revocation(s) there are no longer any valid unrevoked Special Meeting Request(s) from stockholders who Own at least a Requisite Percent with respect to the proposed special meeting, then there shall be no requirement for the Secretary to call, or for the Corporation to hold, a special meeting regardless of whether notice of such special meeting has been sent and/or proxies solicited for such special meeting. Further, in the event that the stockholder requesting the Stockholder Requested Special Meeting withdraws such Special Meeting Request, there shall be no requirement for the Secretary to call, or for the Corporation to hold, such special meeting.

Section 3. Notice. Except as otherwise provided by law, notice of the time, place and, in the case of a special meeting, the purpose or purposes of the meeting of stockholders shall be delivered personally or mailed not earlier than sixty, nor less than ten, days previous thereto, to each stockholder of record entitled to vote at the meeting at such address as appears on the records of the Corporation.

Section 4. Quorum. The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Corporation’s Amended and Restated Certificate of

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Incorporation as may be amended from time to time (the “Certificate of Incorporation”); but if at any regularly called meeting of stockholders there shall be less than a quorum present, the stockholders present may adjourn the meeting from time to time without further notice other than announcement at the meeting until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 5. Conduct of Meetings. The Chair of the Board of Directors, or in the Chair’s absence or at the Board Chair’s direction, the Chief Executive Officer, or in the Chief Executive Officer’s absence or at the Chief Executive Officer’s direction, any officer of the Corporation shall call all meetings of the stockholders to order and shall act as chair of such meeting. The Secretary of the Corporation or, in such officer’s absence, an Assistant Secretary shall act as secretary of the meeting. If neither the Secretary nor an Assistant Secretary of the Corporation is present, the chair of the meeting shall appoint a secretary of the meeting. Unless otherwise determined by the Board of Directors prior to the meeting, the chair of the meeting shall determine the order of business and shall have the authority in his or her discretion to regulate the conduct of any such meeting, including, without limitation, by imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxies) who may attend any such meeting, whether any stockholder or stockholders’ proxy may be excluded from any meeting of stockholders based upon any determination by the chair of the meeting, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and the circumstances in which any person may make a statement or ask questions at any meeting of stockholders.

Section 6. Proxies. At all meetings of stockholders, any stockholder entitled to vote at such meeting shall be entitled to vote in person or by proxy, but no proxy shall be voted after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for the stockholder as proxy pursuant to the General Corporation Law of the State of Delaware, the following shall constitute a valid means by which a stockholder may grant such authority: (a) a stockholder may execute a writing authorizing another person or persons to act for the stockholder as proxy, and execution of the writing may be accomplished by the stockholder or the stockholder’s authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature; or (b) a stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the judge or judges of stockholder votes or, if there are no such judges, such other persons making that determination shall specify the information upon which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to the preceding paragraph of this Section 6 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Proxies shall be filed with the Secretary of the meeting prior to or at the commencement of the meeting to which they relate.

Section 7. Voting. When a quorum is present at any meeting, the vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on the matter shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation or these By-Laws a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 8. Record Dates. In order that the Corporation may determine the stockholders (a) entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or (b) entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date (i) in the case of clause (a) above, shall not be more than sixty nor less than ten days before the date of such meeting and (ii) in the case of clause (b) above, shall not be more than sixty days prior to such action. If for any reason the Board of Directors shall not have fixed a record date for any such purpose, the record date for such purpose shall be determined as provided by law. Only those stockholders of record on the date so fixed or determined shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date so fixed or determined.

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Section 9. Inspection of Stockholders List. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced at the time and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 10. Judges of Stockholder Votes. The Board of Directors, in advance of all meetings of the stockholders, shall appoint one or more judges of stockholder votes, who may be stockholders or their proxies, but not directors of the Corporation or candidates for office. In the event that the Board of Directors fails to so appoint judges of stockholder votes or, in the event that one or more judges of stockholder votes previously designated by the Board of Directors fails to appear or act at the meeting of stockholders, the chair of the meeting may appoint one or more judges of stockholder votes to fill such vacancy or vacancies. Judges of stockholder votes appointed to act at any meeting of the stockholders, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of judge of stockholder votes with strict impartiality and according to the best of their ability and the oath so taken shall be subscribed by them. Judges of stockholder votes shall, subject to the power of the chair of the meeting to open and close the polls, take charge of the polls, and, after the voting, shall make a certificate of the result of the vote taken.

Section 11. Notice and Information Requirements. (A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation (other than directors to be nominated by any series of Preferred Stock, voting separately as a class, or pursuant to the Securityholders’ Agreement (as defined below)) and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Chair of the Board of Directors or the Board of Directors or (c) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in paragraphs (A)(2) and (A)(3) of this Article I, Section 11 and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Article I, Section 11, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and any such proposed business other than nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before, or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books and records, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination; (d) a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates and/or any others acting in concert with any of the foregoing (collectively, “proponent persons”); and (e) a description of any agreement, arrangement or understanding (including without limitation any contract to purchase or sell, acquisition or grant of

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any option, right or warrant to purchase or sell, swap or other instrument) the intent or effect of which may be (i) to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (ii) to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation and/or (iii) to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation. A stockholder providing notice of a proposed nomination for election to the Board of Directors or other business proposed to be brought before a meeting (whether given pursuant to this paragraph (A)(2) or paragraph (B) of this Article I, Section 11) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof; such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than 5 days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date), and not later than 10 days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of 15 days prior to the meeting or any adjournment or postponement thereof). The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Article I, Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased, and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Article I, Section 11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting (1) in the case of a meeting called by the Chair of the Board of Directors ~~of the Corporation~~, the Chief Executive Officer or the Board of Directors pursuant to a resolution approved by the Board of Directors ~~or the Chief Executive Officer~~, pursuant to the Corporation’s notice of meeting pursuant to Article I, Section 3 of these By-Laws, or (2) in the case of a ~~meeting called upon a request of at least at least a majority in voting power of all shares of the Corporation entitled to vote at such meeting~~Stockholder Requested Special Meeting upon the written request of holder(s) Owning the Requisite Percent, as shall have been proposed by such holder(s) ~~of at least at least a majority in voting power of all shares,~~ pursuant to a notice setting forth the information required pursuant to paragraph (A)(2) of this Article I, Section 11, and such other purposes as shall be directed by the Board of Directors, in each case as set forth in the Corporation’s notice of meeting pursuant to ~~this~~ Article I, Section 3 of these By-Laws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors (or stockholder(s) pursuant to Article Eighth of the Certificate of Incorporation) or (ii) provided that the Board of Directors (or stockholder(s) pursuant to Article Eighth of the Certificate of Incorporation) has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Article I, Section 11 and who is a stockholder of record at the time such notice is delivered to the Secretary. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice as required by paragraph (A)(2) of this Article I, Section 11 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(C) General. (1) Unless otherwise provided by the terms of any series of Preferred Stock, the Securityholders’ Agreement dated as of July 20, 2001, as amended from time to time (the “Securityholders’ Agreement”), among the Corporation, CBRE Services, Inc. (formerly known as CB Richard Ellis Services, Inc.) and the Corporation’s stockholders from time to time party thereto or any other agreement approved by the Corporation’s Board of Directors, only persons who are nominated in accordance with the procedures set forth in this Article I, Section 11 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article I, Section 11. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the chair of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Article I, Section 11 and, if any proposed nomination or business is not in compliance with this Article I, Section 11, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing

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provisions of this Article I, Section 11, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Article I, Section 11, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2) For purposes of this Article I, Section 11, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) For purposes of these By-Laws, no adjournment or postponement nor notice of adjournment or postponement of any meeting shall be deemed to constitute a new notice of such meeting for purposes of this Section 11, and in order for any notification required to be delivered by a stockholder pursuant to this Section 11 to be timely, such notification must be delivered within the periods set forth above with respect to the originally scheduled meeting.

(4) Notwithstanding the foregoing provisions of this Article I, Section 11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these By-Laws; provided, however, that any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to these By-Laws (including paragraphs (A)(1)(c) and (B) of this Article I, Section 11), and compliance with paragraphs (A)(1)(c) and (B) of this Article I, Section 11 shall be the exclusive means for a stockholder to make nominations or submit other business. Nothing in these By-Laws shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock).

ARTICLE II.

BOARD OF DIRECTORS

Section 1. Number, Election, Quorum. The Board of Directors of the Corporation shall consist of such number of directors, not less than three, as shall from time to time be fixed exclusively by resolution of the Board of Directors. A nominee for director shall (except as hereinafter provided for the filling of vacancies and newly created directorships) be elected to the Board of Directors if the votes cast “for” such nominee’s election exceed the votes cast as “withheld” or “against” such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary receives a notice (which purports to be in compliance with the notice procedures set forth in Article I, Section 11 of these By-Laws, irrespective of whether the Board of Directors thereafter determines that such notice is not in compliance with such procedures) that a stockholder has nominated a person for election to the Board of Directors and (ii) such nomination has not been withdrawn by such stockholder on or before the 14th day before the Corporation first mails to the stockholders its notice of meeting for such meeting. A majority of the total number of directors then in office (but not less than one-third of the number of directors constituting the entire Board of Directors) shall constitute a quorum for the transaction of business and, except as otherwise provided by law or by the Certificate of Incorporation, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. Directors need not be stockholders.

Section 2. Term Limits. The Board of Directors will not nominate for re-election any non-management director if that director has completed 12 years of service as an Independent Member (as defined below) of the Board of Directors on or prior to the date of election to which such nomination relates. The restriction in the immediately preceding sentence shall not apply until December 17, 2020 for any person who is a director as of December 17, 2015. For purposes of this Section 2 and the immediately following Section 3, “Independent Member” means a member of the Board of Directors that meets the criteria for independence required by the New York Stock Exchange or such other exchange upon which the Corporation’s securities are publicly traded from time to time.

Section 3. Chair of the Board of Directors. The Board of Directors, after each annual meeting of the stockholders, shall elect a Chair of the Board of Directors who shall be an Independent Member (as defined above) of the Board of Directors. The Chair of the Board of Directors shall hold office until his or her successor is elected by the Board of Directors, or until his or her earlier resignation or removal. The Chair of the Board of Directors may be removed as Chair at any time with or without cause by the majority vote of the Board of Directors. The Board of Directors shall fill any vacancy in the position of Chair of the Board of Directors at such time and in such manner as the Board of Directors shall determine.

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Section 4. Newly-Created Directorships and Vacancies. Unless otherwise required by law and subject to Section 6 of this Article II, newly created directorships in the Board of Directors that result from an increase in the number of directors and any vacancy occurring in the Board of Directors may be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; and the directors so chosen shall hold office for a term as set forth in the Certificate of Incorporation. If any applicable provision of the General Corporation Law of the State of Delaware expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such a meeting.

Section 5. Meetings. Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the Board of Directors or as may be specified in the notice of any meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors and special meetings may be held at any time upon the call of the Chair of the Board of Directors or the Chief Executive Officer, by oral, or written notice including, telegraph, telex or transmission of a telecopy, e-mail or other means of transmission, duly served on or sent or mailed to each director to such director’s address or telecopy number as shown on the books of the Corporation not less than one day before the meeting. The notice of any meeting need not specify the purposes thereof. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of stockholders at the same place at which such meeting is held. Notice need not be given of regular meetings of the Board of Directors held at times fixed by resolution of the Board of Directors. Notice of any meeting need not be given to any director who shall attend such meeting in person (except when the director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened), or who shall waive notice thereof, before or after such meeting, in writing.

Section 6. Election of Directors by Holders of Preferred Stock. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, and other features of such directorships shall be governed by the terms of the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) applicable thereto. The number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed by or pursuant to these By-Laws. Except as otherwise expressly provided in the terms of such series, the number of directors that may be so elected by the holders of any such series of stock shall be elected for terms expiring at the next annual meeting of stockholders, and vacancies among directors so elected by the separate vote of the holders of any such series of Preferred Stock shall be filled by the affirmative vote of a majority of the remaining directors elected by such series, or, if there are no such remaining directors, by the holders of such series in the same manner in which such series initially elected a director.

Section 7. Election of Directors by Multiples Classes or Series of Stock. If at any meeting for the election of directors, the Corporation has outstanding more than one class of stock, and one or more such classes or series thereof are entitled to vote separately as a class, and there shall be a quorum of only one such class or series of stock, that class or series of stock shall be entitled to elect its quota of directors notwithstanding absence of a quorum of the other class or series of stock.

Section 8. Executive Committee. The Board of Directors may designate three or more directors to constitute an executive committee to serve at the pleasure of the Board of Directors, one of whom shall be designated chair of such committee. The members of such committee shall by comprised of such members of the Board of Directors as the Board of Directors shall from time to time establish. Any vacancy occurring in the committee shall be filled by the Board of Directors. Regular meetings of the committee shall be held at such times and on such notice and at such places as it may from time to time determine. The committee shall act, advise with and aid the officers of the Corporation in all matters concerning its interest and the management of its business, and shall generally perform such duties and exercise such powers as may from time to time be delegated to it by the Board of Directors. The committee shall have power to authorize the seal of the Corporation to be affixed to all papers which are required by the General Corporation Law of the State of Delaware to have the seal affixed thereto.

The executive committee shall keep regular minutes of its transactions and shall cause them to be recorded in a book kept in the office of the Corporation designated for that purpose, and shall report the same to the Board of Directors at their regular meeting. The committee shall make and adopt its own rules for the government thereof and shall elect its own officers.

Section 9. Other Committees. The Board of Directors may from time to time establish such other committees to serve at the pleasure of the Board of Directors (including, without limitation, an audit committee (or audit and finance committee), a compensation committee and a corporate governance and nominating committee) which shall be comprised of such members of the Board of Directors and have such duties as the Board of Directors shall from time to time establish. Any director may belong to any number of committees of the Board of Directors. The Board of Directors may also establish such other committees with such members (whether or not directors) and such duties as the Board of Directors may from time to time determine.

Section 10. Action by Unanimous Written Consent in Lieu of a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of

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Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

Section 11. Remote Participation. The members of the Board of Directors or any committee thereof may participate in a meeting of such Board of Directors or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such a meeting.

Section 12. Compensation. The Board of Directors may establish policies for the compensation of directors and for the reimbursement of the expenses of directors, in each case, in connection with services provided by directors to the Corporation.

ARTICLE III.

OFFICERS

Section 1. Election. The Board of Directors, after each annual meeting of the stockholders, shall elect officers of the Corporation, including a Chief Executive Officer, a President and a Secretary. The Board of Directors may also from time to time elect such other officers (including one or more Vice Presidents, a Treasurer, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers or one or more Vice Chairs of the Board) as it may deem proper or may delegate to any elected officer of the Corporation the power to appoint and remove any such other officers and to prescribe their respective terms of office, authorities and duties. Any Vice President may be designated Executive, Senior or Corporate, or may be given such other designation or combination of designations as the Board of Directors may determine. Any two or more offices may be held by the same person.

Section 2. Terms. All officers of the Corporation elected by the Board of Directors shall hold office for such term as may be determined by the Board of Directors or until their respective successors are chosen and qualified. Any officer may be removed from office at any time either with or without cause by the affirmative vote of a majority of the members of the Board of Directors then in office, or, in the case of appointed officers, by any elected officer upon whom such power of removal shall have been conferred by the Board of Directors.

Section 3. Powers and Duties. Each of the officers of the Corporation elected by the Board of Directors or appointed by an officer in accordance with these By-laws shall have the powers and duties prescribed by law, by these By-Laws or by the Board of Directors and, in the case of appointed officers, the powers and duties prescribed by the appointing officer, and, unless otherwise prescribed by these By-Laws or by the Board of Directors or such appointing officer, shall have such further powers and duties as ordinarily pertain to that office.

Section 4. Delegation. Unless otherwise provided in these By-Laws, in the absence or disability of any officer of the Corporation, the Board of Directors may, during such period, delegate such officer’s powers and duties to any other officer or to any director and the person to whom such powers and duties are delegated shall, for the time being, hold such office.

ARTICLE IV.

CERTIFICATES OF STOCK

Section 1. Form. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chair of the Board of Directors, or the President or a Vice President, and by the Treasurer or the Secretary of the Corporation, or as otherwise permitted by law, representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile.

Section 2. Transfers. Transfers of stock shall be made on the books of the Corporation by the holder of the shares in person or by such holder’s attorney upon surrender and cancellation of certificates for a like number of shares, or as otherwise provided by law with respect to uncertificated shares.

Section 3. Loss, Stolen or Destroyed Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of such loss, theft or destruction and upon delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors in its discretion may require.

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ARTICLE V.

CORPORATE BOOKS

The books of the Corporation may be kept outside of the State of Delaware at such place or places as the Board of Directors may from time to time determine.

ARTICLE VI.

CHECKS, NOTES, PROXIES, ETC.

All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be authorized from time to time by the Board of Directors. Proxies to vote and consents with respect to securities of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chair of the Board of Directors, the Chief Executive Officer or President, or by such officers as the Board of Directors may from time to time determine.

ARTICLE VII.

FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December following.

ARTICLE VIII.

CORPORATE SEAL

The corporate seal shall have inscribed thereon the name of the Corporation. In lieu of the corporate seal, when so authorized by the Board of Directors or a duly empowered committee thereof, a facsimile thereof may be impressed or affixed or reproduced.

ARTICLE IX.

EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action arising pursuant to any provision of the General Corporation Law of the State of Delaware or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX.

ARTICLE X.

AMENDMENTS

These By-Laws may be amended, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting of the stockholders or, in the case of a meeting of the Board of Directors, in a notice given not less than two days prior to the meeting.

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C-9	CBRE - 2016 Proxy Statement

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 8:59 p.m. (Pacific Time) on May 12, 2016, unless you are voting shares held in CBRE Group, Inc.’s 401(k) plan, in which case the deadline is 8:59 p.m. (Pacific Time) on May 10, 2016 (the “401(k) cut-off time”). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 8:59 p.m. (Pacific Time) on May 12, 2016 or the 401(k) cut-off time, as applicable. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxies submitted by mail must be received prior to the meeting date. CBRE GROUP, INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 E04379-P75200 CBRE GROUP, INC. The Board of Directors recommends you vote FOR the following proposals: 1. Elect Directors Abstain Against For Nominees: Abstain Against For ! ! ! 1a. Brandon B. Boze ! ! ! ! ! ! 2. Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2016. 1b. Curtis F. Feeny ! ! ! ! ! ! 3. Advisory vote to approve named executive officer compensation for 2015. 1c. Bradford M. Freeman ! ! ! ! ! ! 4. Approve an amendment to our certificate of incorporation to reduce (to 30%) the stock-ownership threshold required for our stockholders to request a special stockholder meeting. 1d. Christopher T. Jenny ! ! ! 1e. Gerardo I. Lopez ! ! ! The Board of Directors recommends you vote AGAINST the following proposal: 1f. Frederic V. Malek ! ! ! ! ! ! 1g. Paula R. Reynolds 5. Stockholder proposal regarding our stockholders’ ability to call special stockholder meetings. ! ! ! 1h. Robert E. Sulentic NOTE: To transact any other business properly introduced at the Annual Meeting. ! ! ! 1i. Laura D. Tyson ! ! ! 1j. Ray Wirta ! For Address Changes and/or Comments, mark here (see reverse for instructions). Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com E04380-P75200 CBRE GROUP, INC. Annual Meeting of Stockholders May 13, 2016 8:30 a.m. (Pacific Time) This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoints Robert E. Sulentic and James R. Groch, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CBRE GROUP, INC. that the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m. (Pacific Time) on May 13, 2016 at 4350 La Jolla Village Drive, Suite 250, San Diego, California, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side